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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

RURAL/METRO CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock of Rural/Metro Corporation, par value $0.01 per share
(2)	Aggregate number of securities to which transaction applies:
26,194,938 shares of common stock (which includes the number of shares of common stock issuable pursuant to the exercise or vesting of outstanding stock options, restricted share units (RSUs) and stock appreciation rights (SARs)).
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Solely for purpose of calculating the filing fee, the underlying value of the transaction was calculated to be equal to the sum of (A) 25,380,542 shares of common stock outstanding multiplied by $17.25 per share, (B) outstanding options to purchase 126,000 shares of common stock multiplied by $15.86 (which is equal to the difference between $17.25 and the weighted average exercise price of such options), (C) 315,754 shares of common stock subject to RSUs multiplied by $17.25 per share, and (D) 372,642 shares of common stock subject to SARs multiplied by $11.74 (which is equal to the difference between $17.25 and the weighted average price of such SARs). In accordance with Exchange Act Rule 0-11(c)(1), the payment of the filing fee was calculated by multiplying the aggregate value of the transaction by 0.00011610.
	(4)	Proposed maximum aggregate value of transaction: $449,634,283.08
	(5)	Total fee paid: $52,202.54
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED APRIL 18, 2011

RURAL/METRO CORPORATION
9221 East Via de Ventura
Scottsdale, Arizona 85258

To Our Stockholders:

        We cordially invite you to attend a special meeting of stockholders of Rural/Metro Corporation, which we refer to as we or the Company, on                                    , 2011, at                                    , local time, at the Company's corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258.

        As previously announced, the Company, WP Rocket Holdings LLC, a Delaware limited liability company, and WP Rocket Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of WP Rocket Holdings LLC, entered into an Agreement and Plan of Merger, dated March 28, 2011, which we refer to as the merger agreement.

        At the special meeting, we will ask you to adopt the merger agreement, pursuant to which WP Rocket Merger Sub, Inc. will merge with and into the Company with the Company surviving as a wholly-owned subsidiary of WP Rocket Holdings LLC and approve the adjournment of the meeting, if necessary or appropriate, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        If the merger is consummated, you will be entitled to receive $17.25 in cash, without interest and less any applicable withholding taxes, for each share of common stock of the Company, par value $0.01 per share, which we refer to as company common stock, that you own immediately prior to the merger, and you will have no ongoing ownership interest in the continuing business of the Company.

        The adoption of the merger agreement requires the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of company common stock. As described in the accompanying proxy statement, certain stockholders of the Company have entered into a voting agreement with WP Rocket Holdings LLC under which, subject to limited exceptions, they have agreed to, among other things, vote shares, representing approximately        % of the outstanding shares of company common stock as of the record date for the special meeting, in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement and the proposal to adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies.

        The Board of Directors of the Company, acting upon the recommendation of a special committee composed entirely of independent directors, has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of, the Company and our stockholders, adopted and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommends that you vote "FOR" the adoption of the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        In considering the recommendation of the Board of Directors of the Company, you should be aware that some of the Company's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally.

        The accompanying proxy statement provides you with detailed information about the proposed merger and the special meeting. We encourage you to read the entire proxy statement and the merger agreement carefully. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. You may also obtain more information about the Company from documents we have filed with the U.S. Securities and Exchange Commission.

        Whether or not you plan to attend the special meeting, we urge you to submit a proxy for your shares by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the postage-paid envelope or submitting your proxy by telephone or the Internet prior to the special meeting.

        If your shares of company common stock are held in "street name" by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of company common stock using the instructions provided by your broker, bank or other nominee.

        If you attend the special meeting, you may vote in person by ballot even if you have already submitted a proxy by proxy card, telephone or the Internet. Such vote by ballot will revoke any proxy you previously submitted. However, if you hold your shares through a broker, bank or other nominee, you must provide a legal proxy issued by such nominee in order to vote your shares in person at the special meeting.

Sincerely,

Michael P. DiMino
Chief Executive Officer

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

        The proxy statement is dated                                    , 2011 and is first being mailed to stockholders on or about                        , 2011.

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED APRIL 18, 2011

RURAL/METRO CORPORATION
9221 East Via de Ventura
Scottsdale, Arizona 85258

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                        , 2011

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Rural/Metro Corporation, a Delaware corporation, which we refer to as we or the Company, will be held on                        , 2011 at                , local time, at the Company's corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258, for the following purposes:

          (1)   To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of March 28, 2011, as it may be amended from time to time, which we refer to as the merger agreement, by and among the Company, WP Rocket Holdings LLC, a Delaware limited liability company, and WP Rocket Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of WP Rocket Holdings LLC, pursuant to which WP Rocket Merger Sub, Inc. will be merged with and into the Company with the Company continuing as the surviving corporation. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement; and

          (2)   To consider and vote upon a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        Only stockholders of record of shares of common stock of the Company, par value $0.01 per share, which we refer to as company common stock, at the close of business on                        , 2011 are entitled to notice of and to vote at the special meeting and at any and all adjournments or postponements thereof. Stockholders are entitled to one vote for each share of company common stock held of record by such stockholders as of the record date. Only stockholders of record and their proxies are invited to attend the special meeting in person.

        The Company's Board of Directors unanimously recommends that you vote "FOR" the adoption of the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        The adoption of the merger agreement requires the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of company common stock. As described in the accompanying proxy statement, certain stockholders of the Company have entered into a voting agreement with WP Rocket Holdings LLC under which, subject to limited exceptions, they have agreed to, among other things, vote shares, representing approximately        % of the outstanding shares of company common stock as of the record date for the special meeting, in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement and the proposal to adjourn the meeting, if necessary or appropriate, to permit further solicitation of proxies.

        Whether or not you plan to attend the special meeting, we urge you to submit a proxy for your shares by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the postage-paid envelope or submitting your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting.

        If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted "FOR" the adoption of the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        If you fail to return your proxy card or fail to submit your proxy by telephone or the Internet and do not vote in person at the special meeting, it will have the same effect as a vote "AGAINST" the adoption of the merger agreement for purposes of the stockholder approval, but will have no effect for purposes of any vote regarding adjournment of the special meeting.

        If your shares of company common stock are held in "street name" by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of company common stock using the instructions provided by your broker, bank or other nominee.

        Any stockholder attending the special meeting may vote in person by ballot even if he or she has already submitted a proxy by proxy card, telephone or the Internet. Such vote by ballot will revoke any proxy previously submitted. However, if you hold your shares of company common stock through a bank or broker or other nominee, you must provide a legal proxy issued from such custodian in order to vote your shares in person at the special meeting.

        Any stockholders of the Company who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of company common stock in lieu of the merger consideration if the merger contemplated by the merger agreement is completed, but only if they submit a written demand for appraisal of their shares before the taking of the vote on the merger agreement at the special meeting and they comply with all requirements of the Delaware General Corporation Law for exercising appraisal rights, which are summarized in the accompanying proxy statement in the section entitled "Appraisal Rights" beginning on page 88.

By Order of the Board of Directors
Kristine B. Ponczak, Secretary

Scottsdale, Arizona
                , 2011

        PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

i

ii

SUMMARY

        This summary, together with the "Questions and Answers about the Merger and the Special Meeting", highlights selected information in this proxy statement and may not contain all of the information about the merger that is important to you. We encourage you to read carefully this entire proxy statement, its annexes and the documents we refer to or incorporate by reference in this proxy statement. See "Where You Can Find More Information" beginning on page 98. Each item in this summary includes a page reference directing you to a more complete description of that topic. In this proxy statement, the terms "Rural/Metro", the "Company", "we", "our" and "us" refer to Rural/Metro Corporation and, as relevant, its predecessors, operating divisions and direct and indirect subsidiaries. When we refer to the merger agreement, we mean the Agreement and Plan of Merger, dated as of March 28, 2011, by and among WP Rocket Holdings LLC, WP Rocket Merger Sub, Inc. and the Company, as it may be amended from time to time, a copy of which is attached as Annex A to this proxy statement. When we refer to the merger, we mean the merger of WP Rocket Merger Sub, Inc. with and into the Company that is contemplated by the merger agreement. When we refer to the merger consideration, we mean an amount in cash equal to $17.25 per share, without interest and less any applicable withholding taxes.

 The Parties to the Merger (page 22)

        Rural/Metro Corporation is a Delaware corporation headquartered in Scottsdale, Arizona. We are a leading provider of medical transportation services, which consist primarily of emergency and non-emergency ambulance services. We provide services to approximately 440 communities in 20 states, including 911 emergency ambulance services and non-emergency medical and wheelchair transportation services. We also provide non-emergency medical transportation services to a broad customer base, including hospitals, nursing homes and specialized healthcare facilities, on a non-contractual basis.

        WP Rocket Holdings LLC, which we refer to as Parent, is a Delaware limited liability company controlled by private investment funds affiliated with Warburg Pincus LLC, which we refer to as Warburg Pincus, that was formed for the sole purpose of entering into the merger agreement and completing the merger. Parent has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement, including the merger and the financing of the merger consideration. Warburg Pincus has informed us that it may convert Parent into a Delaware corporation prior to the merger.

        WP Rocket Merger Sub, Inc., which we refer to as Merger Sub, was formed by Parent solely for the purpose of completing the merger with the Company. Merger Sub is a wholly-owned subsidiary of Parent and has not carried on any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the merger agreement, including the merger and the financing of the merger consideration.

The Special Meeting (page 23)

  Time, Place and Purpose of the Special Meeting (page 23)

        The special meeting will be held at the Company's corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258 on                         , 2011, starting at                , local time. At the special meeting, you will be asked to consider and vote on the proposals to:

  •
  adopt the merger agreement, pursuant to which Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation; and

  •
  adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        Only holders of record of shares of common stock of the Company, par value $0.01 per share, which we refer to as company common stock at the close of business on                        , 2011, which we refer to as the record date, are entitled to notice of and to vote at the special meeting.

  Special Committee and Board Recommendation (page 23)

        The Board of Directors of the Company, which we refer to as the Board of Directors, formed a committee of three independent directors on October 27, 2010, which we refer to as the special committee, for the purpose of, among other things, overseeing a review of the Company's strategic alternatives. The directors on the special committee were Messrs. Shackelton, Davis and Walker and Mr. Shackelton served as chair of the special committee. The special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of, the Company and our stockholders and recommended to the Board of Directors that it approve, adopt and declare advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        The Board of Directors, acting upon the recommendation of the special committee, has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of, the Company and our stockholders, adopted and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommends that you vote "FOR" the adoption of the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        Vote Required for Approval; Abstentions and Broker Non-Votes (page 24)

        The adoption of the merger agreement requires the affirmative vote in person or by proxy of the holders of a majority of the outstanding shares of company common stock as of the record date, which we refer to as the company stockholder approval. Abstentions, "broker non-votes" and the failure to vote will have the same effect as voting "AGAINST" the adoption of the merger agreement for purposes of the company stockholder approval. A "broker non-vote" occurs when a broker does not have discretion to vote on the matter and has not received instructions from the beneficial holder as to how such holder's shares are to be voted on the matter.

        The proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, requires the affirmative vote of the holders of at least a majority of the shares of company common stock that are present, in person or by proxy, and entitled to vote at the special meeting, whether or not a quorum is present. A failure to vote your shares of company common stock or a "broker non-vote" will have no effect on the outcome of any vote to adjourn the special meeting. An abstention will have the same effect as voting "AGAINST" any proposal to adjourn the special meeting.

        As more fully described under "Voting Agreement" beginning on page 86, Coliseum Capital Partners, L.P. and Blackwell Partners, LLC, two investment funds, have entered into a voting agreement with Parent under which, subject to limited exceptions, they have agreed to, among other things, vote shares of company common stock, representing approximately        % of the outstanding shares of company common stock as of the record date, in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies. Christopher Shackelton, chairman of the Board of Directors and chair of the special committee, and Adam Gray are the managers of the investment funds that signed the voting agreement.

        As of the record date, the directors and executive officers of the Company beneficially owned in the aggregate approximately        % of the shares of company common stock entitled to vote at the special meeting, exclusive of the shares of company common stock subject to the voting agreement. In the aggregate, together with the shares of company common stock subject to the voting agreement, these shares of company common stock represent approximately        % of the votes necessary to adopt the merger agreement at the special meeting. All of our directors and executive officers have advised us that they plan to vote all of their shares of company common stock in favor of the adoption of the merger agreement.

        For further explanation, see "Questions and Answers about the Merger and the Special Meeting" beginning on page 14 and "The Special Meeting" beginning on page 23.

The Merger (page 27)

        Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger under Delaware law, which we refer to as the effective time, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent. As a result of the merger, the Company will become a privately owned company, controlled by Warburg Pincus. We are working toward completing the merger as quickly as possible, and we anticipate that it will be completed by the middle of 2011.

        If the merger is completed, each share of company common stock will be converted into the right to receive the merger consideration. Holders of company common stock will be entitled to seek appraisal rights in lieu of receiving the merger consideration. Please refer to "Appraisal Rights" beginning on page 88.

        Upon completion of the merger, shares of company common stock will no longer be listed on The NASDAQ Capital Market, which we refer to as NASDAQ, the registration of shares of company common stock under the Securities Exchange Act of 1934, as amended, or the Exchange Act, will be terminated, price quotations with respect to shares of company common stock will no longer be available and the Company will no longer file periodic reports with the U.S. Securities and Exchange Commission, which we refer to as the SEC.

        Following and as a result of the merger, the stockholders of the Company will no longer have any interest or rights in, and will no longer be stockholders of, the Company, and will not participate in any of the Company's future earnings or growth.

Merger Consideration (page 66)

        At the effective time, each issued and outstanding share of company common stock immediately prior to the effective time (other than shares held by the Company or any of its subsidiaries, Parent, Merger Sub or any of Parent's other direct or indirect subsidiaries or shares held by stockholders who have properly exercised and perfected appraisal rights in accordance with the Delaware General Corporation Law, which we refer to as the DGCL) will be converted automatically into and will thereafter represent the right to receive the merger consideration. At the effective time, all such shares of company common stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any such shares of company common stock will cease to have any rights with respect thereto, except the right to receive the merger consideration to be paid in consideration therefor upon surrender of such certificate.

 Opinions of the Company's Financial Advisors (page 36):

  Opinion of RBC Capital Markets, LLC (page 36).

        On March 27, 2011, representatives of RBC Capital Markets, LLC, which we refer to as RBC, delivered RBC's oral opinion, subsequently confirmed in writing by delivery of its written opinion, to the Board of Directors to the effect that, as of such date and based upon and subject to the factors and assumptions made, procedures followed, matters considered and limits of the review undertaken by RBC set forth therein, the $17.25 per share of company common stock to be paid to the holders of outstanding shares of company common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders, other than Coliseum Capital Partners, L.P., Blackwell Partners, LLC, and their respective affiliates.

        The full text of RBC's written opinion, dated March 27, 2011, sets forth, among other things, the factors and assumptions made, procedures followed, matters considered and limits of the review undertaken by RBC in connection with its opinion, a copy of which is attached as Annex C to this proxy statement. The summary of RBC's opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the opinion. RBC provided its opinion for the information and assistance of the Board of Directors in connection with its consideration of the merger. All advice and opinions (written and oral) rendered by RBC were intended for the use and benefit of the Board of Directors. RBC's opinion was not a recommendation to any stockholder as to how such stockholder should vote with respect to the merger or any other proposal to be voted upon by the stockholders of the Company in connection with the merger, and RBC's opinion did not address the merits of the underlying decision by the Company to engage in the merger or the relative merits of the merger compared to any alternative business strategy or transaction in which the Company might engage.

        We encourage our stockholders to read RBC's opinion carefully and in its entirety. For further discussion of RBC's opinion, see "The Merger—Opinions of the Company's Financial Advisors—Opinion of RBC Capital Markets, LLC" beginning on page 36.

  Opinion of Moelis & Company LLC (page 42)

        On March 27, 2011, representatives of Moelis & Company LLC, which we refer to as Moelis, delivered Moelis' oral opinion, subsequently confirmed in writing by delivery of its written opinion, to the Board of Directors that, as of such date and based upon and subject to the conditions and limitations set forth therein, the $17.25 per share of company common stock to be paid to the holders of outstanding shares of company common stock pursuant to the merger agreement is fair from a financial point of view to such holders other than Coliseum Capital Partners, L.P., Blackwell Partners, LLC, Parent, Merger Sub, and their respective affiliates.

        The full text of Moelis' written opinion, dated March 27, 2011, sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with its opinion, a copy of which is attached as Annex D to this proxy statement. The summary of Moelis' opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Moelis provided its opinion for the information and assistance of the Board of Directors in connection with its consideration of the merger. Moelis' opinion does not constitute a recommendation to any holder of company common stock as to how such stockholder should vote with respect to the merger or any other matter. Moelis' opinion is limited solely to the fairness of the merger consideration from a financial point of view as of the date of the opinion and does not address the Company's underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to the Company.

        We encourage our stockholders to read Moelis' opinion carefully and in its entirety. For further discussion of Moelis' opinion, see "The Merger—Opinions of the Company's Financial Advisors—Opinion of Moelis & Company LLC" beginning on page 42.

Financing of the Merger (page 50)

        We estimate that the total amount of funds necessary to complete the merger and the related transactions and financings, including the payment of related fees and expenses, will be approximately $733 million. We expect this amount to be funded through a combination of the following:

  •
  equity financing of up to $218 million to be provided or secured by Warburg Pincus Private Equity X, L.P., who we refer to as the Guarantor, or other parties to whom the Guarantor assigns a portion of its commitment;

  •
  a $415 million senior secured term loan facility and revolving credit facility;

  •
  the issuance of $200 million in aggregate principal amount of senior unsecured notes (supplemented or replaced, if some or all of those notes cannot be sold at closing, by borrowings under a senior unsecured bridge loan facility); and

  •
  to the extent available, unrestricted cash on hand of the Company.

        Parent has obtained the equity and debt financing commitments described below. The funding under those commitments is subject to conditions, including conditions that do not relate directly to the merger agreement. Parent has represented to us that, if the financing is funded in accordance with the equity and debt funding letters described herein, it has sufficient committed equity and debt financing to complete the transaction. Although obtaining the equity or debt financing is not a condition to the completion of the merger, the failure of Parent and Merger Sub to obtain sufficient financing would likely result in the failure of the merger to be completed. In that case, Parent may be obligated to pay the Company a fee of $33.84 million, which we refer to as the parent termination fee, as described under "The Merger Agreement—Termination Fees" beginning on page 83. Payment of such fee is guaranteed by the Guarantor.

  Equity Financing

        Parent has entered into a letter agreement, which we refer to as the equity financing letter, with the Guarantor dated as of March 28, 2011, pursuant to which the Guarantor has committed, upon the terms and subject to the conditions set forth in the equity financing letter, to make or secure capital contributions to Parent for an aggregate of up to $218 million. The Guarantor may assign a portion of its equity commitment to other investors, although no assignment of the equity commitment to other investors will affect the Guarantor's commitment to make or secure capital contributions pursuant to the equity financing letter.

        The Guarantor's equity commitment is generally subject to the satisfaction of the conditions to Parent and Merger Sub's obligations to effect the consummation of the merger as set forth in the merger agreement, the satisfaction of the conditions to the initial funding under the debt financing, and the substantially concurrent receipt of the proceeds of the debt financing described below. The Company is a third-party beneficiary of the equity financing letter solely in the limited circumstances set forth in the merger agreement in which the Company is entitled to seek specific performance of Parent's obligation to cause the equity financing contemplated by the equity financing letter to be funded, as described under "The Merger Agreement—Specific Performance" beginning on page 85.

  Debt Financing

        In connection with the execution and delivery of the merger agreement, Merger Sub has obtained a debt commitment letter, dated as of March 28, 2011, from Credit Suisse AG, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and Jefferies Finance LLC, which we refer to collectively as the lenders, to provide, severally and not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, up to $615 million in debt financing (not all of which is expected to be drawn at the closing of the merger), consisting of (i) up to $415 million pursuant to senior secured facilities (consisting of a $315 million term loan facility with a term of seven years (which must be drawn in full concurrently with the consummation of the merger) and a $100 million revolving facility with a term of five years (which will include sublimits for the issuance of letters of credit and swingline loans)) and (ii) up to $200 million pursuant to a senior unsecured bridge loan facility (which would be utilized in the event that Merger Sub cannot issue and sell the full amount of the senior unsecured notes referred to in the next sentence on or prior to the closing of the merger). It is expected that at the closing of the merger, $200 million in aggregate principal amount of senior unsecured notes will be issued pursuant to Rule 144A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, or another private placement exemption in lieu of the senior unsecured term loans under the bridge loan facility.

  Financing Cooperation

        The Company has agreed to, and has agreed to cause its subsidiaries to, use reasonable best efforts to cause its and their representatives to, provide to Parent such cooperation reasonably requested by Parent in connection with the financing or any permitted replacement, amended, modified or alternative financing, as more fully described in "The Merger—Financing of the Merger" beginning on page 50. Parent has agreed to (i) reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its subsidiaries in connection with their cooperation with Parent's arrangement of financing and (ii) indemnify the Company, its subsidiaries, and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, which we refer to as representatives, subject to certain exceptions, from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with Parent's arrangement of financing and any information (other than information furnished by or on behalf of the Company or its subsidiaries) used in connection therewith.

  Limited Guaranty (page 53)

        Concurrently with the execution of the merger agreement, pursuant to a limited guaranty delivered by the Guarantor, the Guarantor has unconditionally and irrevocably guaranteed to the Company the due and punctual payment, observance, performance and discharge of the obligations of Parent with respect to the $33.84 million termination fee payable under certain circumstances by Parent, subject to the limitations set forth in the limited guaranty and the merger agreement. The limited guaranty is the Company's sole recourse against the Guarantor, its affiliates and related parties, including Warburg Pincus, for any loss suffered as a result of the failure of the merger to be consummated or for a breach or failure to perform under the merger agreement.

        The limited guaranty will terminate, among other circumstances, on the earliest of (i) the effective time, (ii) receipt in full by the Company or its affiliates of the $33.84 million termination fee, (iii) termination of the merger agreement in accordance with its terms, in any circumstances other than pursuant to which Parent would be obligated to make a payment of the $33.84 million termination fee, (iv) the 12-month anniversary of any termination of the merger agreement in accordance with its terms in any circumstances pursuant to which Parent would be obligated to make a payment of the

$33.84 million termination fee and (v) the initiation of certain legal actions against the Guarantor, its affiliates or related parties.

Accounting Treatment (page 53)

        The merger will be accounted for as a purchase transaction for financial accounting purposes.

Certain Material U.S. Federal Income Tax Consequences (page 54)

        The exchange of company common stock for cash pursuant to the merger agreement will be a taxable transaction for U.S. federal income tax purposes. Stockholders who exchange their shares of company common stock in the merger generally will recognize gain or loss in an amount equal to the difference, if any, between the cash received in the merger and their adjusted tax basis in their shares of company common stock. You should consult your tax advisor for a complete analysis of the effect of the merger on your federal, state, local and/or foreign taxes.

 Interests of the Company's Directors and Executive Officers in the Merger (page 56)

        In considering the recommendation of the Board of Directors, you should be aware that some of our directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a stockholder. These interests include, among others:

  •
  accelerated vesting of stock options, stock appreciation rights and restricted share units upon completion of the merger;

  •
  the anticipated establishment of an equity-based compensation plan and grants of equity awards to our executive officers and other key employees after completion of the merger (although, as of the date of this proxy statement, no discussions have been held and no agreement, arrangement or understanding has been reached between Parent, Warburg Pincus or their affiliates and management on the terms of any such new equity plan);

  •
  continued indemnification and directors' and officers' liability insurance applicable to the period prior to completion of the merger;

  •
  severance payments and benefits if a qualifying termination of employment were to occur following the completion of the merger; and

  •
  the assumption by the surviving corporation of the employment agreements of certain of our executive officers upon completion of the merger.

        As of the date of this proxy statement, no members of our management have entered into any agreement, arrangement or understanding with the Company, Parent, Merger Sub or their affiliates regarding the right to convert into or reinvest or participate in the equity of, the surviving corporation or Parent or any of its subsidiaries. Other than those employment agreements between our current management and the Company existing prior to the execution of the merger agreement, as of the date of this proxy statement, no members of our current management have entered into any agreement, arrangement or understanding with the Company, Parent, Merger Sub or their affiliates regarding employment with the surviving corporation. Parent has informed us that it may establish equity-based compensation plans for management of the surviving corporation. In the event any new arrangements or agreements are entered into at or prior to completion of the merger, such arrangements would not become effective until after the merger is completed.

        The Board of Directors was aware of these interests and considered them, among other matters, prior to making their determination to recommend the adoption of the merger agreement to our stockholders.

 Treatment of Company Equity Awards (page 58)

  Restricted Share Units

        Under the merger agreement, we have agreed to adopt such resolutions and take such other actions as may be required so each restricted share unit awarded pursuant to the Company stock plans, which we refer to as a RSU, that is outstanding immediately prior to the effective time shall, at the effective time, be vested and canceled and shall cease to exist and the holder thereof shall cease to have any rights with respect thereto except the right to receive, on the date on which the effective time occurs, an amount in cash, without interest, equal to (i) the merger consideration multiplied by (ii) the number of shares of company common stock subject to such RSU held by such holder immediately prior to the effective time.

  Stock Options and SARs

        Under the merger agreement, we have agreed to adopt such resolutions and take such other actions as may be required so that each unexercised stock option or stock appreciation right, which we refer to as a SAR, whether vested or unvested, that is outstanding immediately prior to the effective time shall be canceled, and shall cease to exist and the holder thereof shall cease to have any rights with respect thereto, except the right, on the date on which the effective time occurs, to receive an amount in cash, without interest, equal to (i) the excess, if any, of (a) the merger consideration over (b) the exercise price per share of company common stock subject to such stock option or SAR multiplied by (ii) the number of shares of company common stock subject to such stock option or SAR.

Governmental and Regulatory Approvals (page 63)

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, the merger may not be completed until the Company and Parent each file a notification and report form under the HSR Act with the Federal Trade Commission, or the FTC, and the Antitrust Division of the Department of Justice, or the DOJ, and the applicable waiting period has expired or been terminated. The notification and report forms under the HSR Act were filed with the FTC and DOJ on April 11, 2011.

        In addition, the merger will require certain notifications to or approvals by regulatory authorities, such as state departments of health, in connection with the Company's licenses, permits, registrations and certificates of need.

Litigation Related to the Merger (page 64)

        The Company and each member of the Board of Directors are named as defendants in purported class action lawsuits, which we refer to as the stockholder actions, brought by alleged stockholders of the Company challenging the Company's proposed merger with Parent. The stockholder actions were filed in the Court of Chancery of the State of Delaware (Llorens v. Rural/Metro Corporation, et al., filed April 6, 2011) and in the Superior Court of the State of Arizona, County of Maricopa (Joanna Jervis v. Rural/Metro Corporation, et al., filed April 6, 2011). Warburg Pincus, Parent, Merger Sub and Robert E. Wilson, a former member of the Board of Directors, are also named as defendants in the Llorens stockholder action. The stockholder actions allege, among other things, that the members of the board of directors breached their fiduciary duties owed to the Company's public stockholders and were aided and abetted by certain of the defendants, and seek, among other things, to enjoin the defendants from completing the merger on the agreed-upon terms.

        The Company believes the allegations in these actions are without merit and intends to vigorously defend these matters. For more information, see "The Merger—Litigation Relating to the Merger" beginning on page 64.

        One of the conditions to the closing of the merger is that no injunction, judgment or ruling by a court or other governmental entity shall be in effect that enjoins, restrains, prevents or prohibits consummation of the merger or that makes the consummation of the merger illegal. As such, if the purported class is successful in obtaining an injunction prohibiting the defendants from completing the merger on the agreed upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

The Merger Agreement (page 65)

  Conditions to the Completion of the Merger (page 80)

        The completion of the merger is subject to, among other things, the following conditions:

  •
  obtaining the company stockholder approval;

  •
  the waiting period under the HSR Act having expired or been terminated, and any related required approvals having been obtained; and

  •
  the absence of any law, injunction, judgment, or ruling by any governmental authority that has the effect of enjoining, restraining, preventing, or prohibiting consummation of the merger or making the consummation of the merger illegal.

        The obligations of Parent and Merger Sub to effect the merger are subject to, among other things, the following conditions:

  •
  the representations and warranties of the Company must be true and correct, subject, in certain cases, to certain materiality thresholds, at and as of March 28, 2011 and the effective time (except to the extent expressly made as of an earlier date, in which case such earlier date);

  •
  the Company must have performed in all material respects all obligations required under the merger agreement by the closing date of the merger; and

  •
  since March 28, 2011, there shall not have been any development, change, event, state of facts or occurrence that has had or would reasonably be expected to have a material adverse effect (see "The Merger Agreement—Material Adverse Effect Definition" beginning on page 70).

        The obligations of the Company to effect the merger are subject to, among other things, the following conditions:

  •
  the representations and warranties of Parent and the Merger Sub must be true and correct, subject, in certain cases, to certain materiality thresholds, at and as of March 28, 2011 and the effective time (except to the extent expressly made as of an earlier date, in which case such earlier date); and

  •
  Parent and Merger Sub must have performed in all material respects all obligations required under the merger agreement by the closing date of the merger.

        None of the parties may terminate the agreement based on the failure of a condition to be satisfied if that failure was caused by the same party's failure to use the standard of efforts required of it under the merger agreement.

        Notwithstanding the satisfaction of the above conditions, Parent is not obligated to complete the merger until the expiration of a 40 consecutive day marketing period that Parent may use to complete its debt financing for the merger. The 40 consecutive day marketing period begins to run after the conditions to Parent's obligation to consummate the merger have been satisfied, including the delivery of certain financial information required by Parent to complete its contemplated debt financing for the merger. Once commenced, the marketing period may terminate before its completion and will re-commence at a later time under certain circumstances. See "The Merger Agreement—Effective Time; Marketing Period" beginning on page 65.

  Restrictions on Solicitations of Other Offers and Change in Board Recommendation (page 73)

        In the merger agreement, we have agreed not to solicit any inquiry or the making of any alternative acquisition proposals or engage in any negotiations or discussions with any person relating to an alternative acquisition proposal. The merger agreement contains detailed provisions that prohibit the Company from soliciting an alternative acquisition proposal (as discussed in the section titled "The Merger Agreement—Restrictions on Solicitations of Other Offers" beginning on page 73). The merger agreement does not, however, prohibit the Board of Directors from considering and recommending to the stockholders of the Company an unsolicited acquisition proposal from a third party if specified conditions are met. If the Board of Directors determines in good faith that a written unsolicited bona fide acquisition proposal constitutes, or would reasonably be expected to result in, a superior proposal and that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law, after giving written notice to Parent of such determinations, we may respond to such acquisition proposal or participate in discussions or negotiations with the person making such acquisition proposal, and under certain circumstances, withdraw or modify our recommendation of the adoption of the merger agreement. After any such withdrawal or modification, which we refer to as a change of recommendation, Parent will have the ability to require that we hold a meeting of our stockholders to vote on the adoption of the merger agreement, unless the merger agreement has been terminated in accordance with its terms.

  Termination of the Merger Agreement (page 81)

        The merger agreement may be terminated and the merger abandoned at any time prior to the effective time by mutual written consent of the Company, Parent and Merger Sub.

        Subject to certain limitations, the merger agreement may be terminated by either Parent or the Company, if:

  •
  the merger has not been consummated on or before 5:00 p.m., New York City time, September 28, 2011, which we refer to as the walk-away date;

  •
  the company stockholder approval has not been obtained at the special meeting or at any adjournment or postponement thereof; or

  •
  any law, injunction, judgment, or ruling by any governmental authority that has the effect of enjoining, restraining, preventing, or prohibiting consummation of the merger or making the consummation of the merger illegal is in effect and has become final and nonappealable.

        Subject to certain limitations, the merger agreement may be terminated by Parent if:

  •
  (i) the Board of Directors has made a change of recommendation, approved or recommended an alternative acquisition proposal to the stockholders of the Company, failed to reaffirm its recommendation in favor of the merger in certain circumstances, (ii) the Company or the Board of Directors has approved or recommended, or entered into or authorized the Company to enter into, a letter of intent or agreement with respect to an alternative acquisition proposal, (iii) the Company has failed to include the Board of Directors' recommendation of the merger agreement and the merger in this proxy statement, or (iv) the Company or the Board of Directors has authorized or publicly proposed to do any of the foregoing;

  •
  the Company has breached its covenants regarding non-solicitation or holding a stockholders meeting in any material respect; or

  •
  the representations and warranties of the Company are not true and correct or the Company has breached or failed to perform any of its covenants or agreements set forth in the merger agreement, such that certain conditions to the closing of the merger would not be satisfied and such breach cannot be cured by the Company by the walk-away date, or, if capable of being cured, is not cured within 30 days following receipt of written notice thereof.

        Subject to certain limitations, the merger agreement may be terminated by the Company if:

  •
  the Board of Directors authorizes entry into a definitive agreement with respect to a superior proposal, subject to certain conditions including negotiating in good faith with Parent to make revisions to the merger agreement, immediately prior to or substantially concurrent with the termination of the merger agreement, the Company enters into a definitive agreement with respect to a superior proposal and the Company pays Parent the termination fee described below;

  •
  the representations and warranties of Parent or Merger Sub are not true and correct or Parent or Merger Sub has breached or failed to perform any of its covenants or agreements set forth in the merger agreement, such that certain conditions to the closing of the merger would not be satisfied and such failure cannot be cured by Parent by the walk-away date, or, if capable of being cured, is not cured within 30 days following receipt by Parent or Merger Sub of written notice thereof; or

  •
  the conditions to the closing of the merger have been satisfied on the date the closing should have been completed, including after the expiration of the marketing period, the Company sent an irrevocable written confirmation of willingness to close, and the Company stood ready, willing and able to consummate on that date but Parent and Merger Sub failed to consummate the transactions contemplated by the merger agreement, including the merger, within three business days following such date.

  Termination Fees (page 83)

        If the merger agreement is terminated, under certain circumstances, including, among other things, because of the failure of the merger to be consummated on or before the walk-away date or the company stockholder approval has not been obtained in accordance with the terms of the merger agreement and an alternative acquisition proposal has been made public, or because the Board of Directors has made a change of recommendation or taken certain other actions with respect to an alternative acquisition proposal or because the Company breached its covenant to hold the special meeting or not to solicit alternative acquisition proposals, the Company will be required to pay to Parent a termination fee of $16.92 million.

        If the merger agreement is terminated by the Company, under certain circumstances, including Parent's uncured breach of representations or warranties that would result in the failure of certain conditions to the closing of the merger to be satisfied or Parent's failure to close when the conditions to the closing of the merger have been satisfied and the marketing period has expired, Parent will be required to pay to the Company a termination fee of $33.84 million. See "The Merger Agreement—Termination Fees" beginning on page 83.

  Specific Performance and Limitation on Company Remedies (page 85)

        Parent and Merger Sub are, and subject to certain exceptions the Company is, entitled to seek an injunction, specific performance and other equitable relief to prevent breaches under the merger agreement, and to enforce specifically its terms and provisions. However, only upon the satisfaction of certain conditions, including the availability of the debt financing, will we be entitled to seek specific performance to cause the equity financing to be funded to fund the merger consideration and to cause Merger Sub and Parent to consummate the merger. In addition, while we may pursue both a grant of specific performance or other equitable remedy and the payment of the termination fee by Parent, we may not receive both a grant of specific performance of the obligation to consummate the merger and monetary damages in connection with the merger agreement or any termination of the merger agreement (including any portion of the termination fee).

Voting Agreement (page 86)

        Concurrently with the execution and delivery of the merger agreement, on March 28, 2011, Coliseum Capital Partners, L.P. and Blackwell Partners, LLC, two investment funds, entered into a voting agreement with Parent, a copy of which is attached as Annex B to this proxy statement. On the date of this proxy statement,        shares, or approximately        %, of company common stock outstanding on the record date are subject to the voting agreement, which we refer to as the voting agreement shares. The stockholders party to the voting agreement have agreed to vote the voting agreement shares, and granted to Parent an irrevocable proxy to vote such shares at every meeting of the stockholders of the Company (and any adjournment or postponement thereof), (i) in favor of adoption of the merger agreement and any other action related thereto, (ii) against the approval of any acquisition proposal or the adoption of any other transaction, proposal, agreement or action made in opposition to adoption of the merger agreement or in competition or inconsistent with the merger and (iii) against any other action that is intended or could prevent, impede, or in any material respect, interfere with, or delay the transactions contemplated by the merger agreement, including the merger. The stockholders party to the voting agreement also agreed to certain restrictions on their ability to solicit inquiries or initiate discussions with respect to, or to respond to, alternative proposals to acquire the Company. The voting agreement will terminate upon, among other things, the termination of the merger agreement in accordance with its terms. Christopher Shackelton, chairman of the Board of Directors and chair of the special committee, and Adam Gray are the managers of the investment funds that signed the voting agreement.

Appraisal Rights (page 88)

        Under Delaware law, holders of company common stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal rights will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, their shares of company common stock if the merger is completed, in lieu of receiving the merger consideration. This value could be more than, the same as, or less than the value of the merger consideration. Generally, in order to exercise appraisal rights, among other things, you must (i) not vote in favor of adoption of the merger agreement, and (ii) make a written demand for appraisal in compliance with the DGCL prior to the vote of our stockholders in favor of the adoption of the merger agreement. The relevant provisions of the DGCL are included as Annex E to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, the stockholders of the Company who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in loss of the right of appraisal. Please refer to "Appraisal Rights" beginning on page 88.

Market Price of Company Common Stock (page 95)

        The merger consideration represented a premium of approximately 37.5% over the closing price of company common stock on NASDAQ of $12.55 on March 25, 2011, the last trading day prior to our public announcement that we had entered into the merger agreement, a premium of approximately

22.1% over the volume weighted average price per share of company common stock for the three-month period ended March 25, 2011 of $14.13 and a premium of approximately 9.9% over the highest closing price per share of company common stock during the 52-week period ended March 25, 2011 of $15.69, as described further in "—Opinions of the Company's Financial Advisors" beginning on page 36. On                        , 2011, the most recent practicable trading date prior to the date of this proxy statement, the closing price of company common stock on NASDAQ was $            per share. You are urged to obtain current market quotations for company common stock when considering whether to adopt the merger agreement.

Where You Can Find More Information (page 98)

        You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC's public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see "Where You Can Find More Information" beginning on page 98.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

        The following questions and answers address briefly some questions you may have regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a stockholder of Rural/Metro. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to or incorporate by reference in this proxy statement.

Q:
Why am I receiving these materials?

A:
You are receiving this proxy statement and proxy card because you owned shares of company common stock on                        , 2011, the record date for the special meeting. The Board of Directors is providing these proxy materials to give you information for use in determining how to vote in connection with the special meeting.

The Merger

Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of the Company by Parent pursuant to the merger agreement. Under the terms of the merger agreement, if the merger agreement is adopted by the stockholders of the Company and the other closing conditions under the merger agreement have been satisfied or waived (other than those which, by their nature, are satisfied upon the closing of the merger or are non-waivable), and Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation as a wholly-owned subsidiary of Parent. After the merger, shares of company common stock will cease to be traded on NASDAQ.

Q:
What will I receive for my shares of company common stock in the merger?

A:
Upon completion of the merger, you will receive $17.25 per share in cash, without interest and less any applicable withholding taxes, for each share of company common stock that you own. You will not receive the merger consideration if you have properly exercised and not withdrawn appraisal rights under the DGCL with respect to such shares. Upon the effective time, you will not own shares in Rural/Metro or Parent.

  The exchange of company common stock for cash pursuant to the merger agreement will be a taxable transaction for U.S. federal income tax purposes. See "The Merger—Certain Material U.S. Federal Income Tax Consequences" beginning on page 54 for a more detailed description of the U.S. tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or foreign taxes.

Q:
How will the Company's stock options and SARs be treated in the merger?

A:
We have agreed to adopt such resolutions and take such other actions as may be required so that each unexercised stock option or SAR, whether vested or unvested, that is outstanding immediately prior to the effective time will be canceled, and the holder thereof shall cease to have any rights with respect thereto except the right, on the date which the effective time occurs, to receive an amount in cash, without interest, equal to (i) the excess, if any, of (a) the merger consideration over (b) the exercise price per share of company common stock subject to such stock option or SAR multiplied by (ii) the number of shares of company common stock subject to such stock option or SAR.

Q:
How will the RSUs be treated in the merger?

A:
We have agreed to adopt such resolutions and take such other actions as may be required so each RSU that is outstanding immediately prior to the effective time will, at the effective time, be vested and canceled and the holder thereof shall cease to have any rights with respect thereto except the right to receive, on the date on which the effective time occurs an amount in cash equal to (i) the merger consideration multiplied by (ii) the number of shares of company common stock subject to such RSU held by such holder immediately prior to the effective time.

Q:
What vote is required to adopt the merger agreement?

A:
The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of company common stock. A failure to vote your shares of company common stock, abstaining from the vote or a "broker non-vote" will have the same effect as voting "AGAINST" the adoption of the merger agreement for purposes of the stockholder approval of the merger agreement. A "broker non-vote" occurs when a broker does not have discretion to vote on the matter and has not received instructions from the beneficial holder as to how such holder's shares are to be voted on the matter.

  As more fully described under "Voting Agreement" beginning on page 86, Coliseum Capital Partners, L.P. and Blackwell Partners, LLC, two investment funds, have entered into a voting agreement with Parent under which, subject to limited exceptions, they have agreed to, among other things, vote shares of company common stock, representing approximately        % of the outstanding shares of company common stock as of the record date, in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies. Christopher Shackelton, chairman of the Board of Directors and chair of the special committee, and Adam Gray are the managers of the investment funds that signed the voting agreement.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible, and we anticipate that it will be completed by the middle of 2011. In order to complete the merger, we must obtain the company stockholder approval and the other closing conditions under the merger agreement must be satisfied or waived (other than those which, by their nature, are satisfied upon the closing of the merger or are non-waivable). These conditions are described in "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 80.

  In addition, Parent is not obligated to complete the merger until the expiration of a 40 consecutive day marketing period that Parent may use to complete its debt financing for the merger. The 40 consecutive day marketing period begins to run after the conditions to Parent's obligation to consummate the merger have been satisfied, including the delivery of certain financial information required by Parent to complete its contemplated debt financing for the merger. Once commenced, the marketing period may terminate before its completion and will re-commence at a later time under certain circumstances. See "The Merger—Financing of the Merger" beginning on page 50, "The Merger Agreement—Financing Covenant; Company Cooperation" beginning on page 76 and "The Merger Agreement—Effective Time; Marketing Period" on page 65.

Q:
Is the merger expressly conditioned upon Parent and Merger Sub obtaining financing?

A:
The consummation of the merger is not expressly conditioned on Parent and Merger Sub obtaining financing. However, the failure of Parent and Merger Sub to obtain sufficient financing would likely result in the failure of the merger to be completed. It is estimated that the total amount of funds necessary to consummate the merger and related transactions will be approximately $733 million. Parent's and Merger Sub's funding will come from debt and equity financing for which Parent has obtained commitment letters and, to the extent available, the unrestricted cash on hand of the Company. Funding of the debt and equity financing is subject to the satisfaction of the conditions set forth in these commitment letters, as more fully described in "The Merger—Financing of the Merger" beginning on page 50.

Q:
What effects will the proposed merger have on the Company?

A:
Upon completion of the proposed merger, the Company will cease to be a publicly traded company and will be a wholly-owned subsidiary of Parent. As a result, you will no longer have any interest in our future earnings or growth, if any. Following completion of the merger, the registration of shares of company common stock and our reporting obligations with respect to company common stock under the Exchange Act are expected to be terminated. In addition, upon completion of the proposed merger, shares of company common stock will no longer be listed on NASDAQ or any other stock exchange or quotation system.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares pursuant to the merger agreement. Instead, the Company will remain a public company and company common stock will continue to be registered under the Exchange Act and listed for trading on NASDAQ. Under specified circumstances, we may be required to pay Parent a termination fee, or Parent may be required to pay us a termination fee, in each case as described in "The Merger Agreement—Termination Fees" beginning on page 83.

Q:
Is the merger expected to be taxable to me?

A:
Yes, if you are a U.S. holder. The exchange of company common stock for cash pursuant to the merger is a taxable transaction to U.S. holders for U.S. federal income tax purposes. If you are a U.S. holder and your shares of company common stock are converted into the right to receive cash in the merger, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before deduction of any applicable withholding taxes) and your adjusted tax basis in such shares of company common stock. A non-U.S. holder is generally not subject to U.S. federal income tax with respect to the exchange of company common stock for cash in the merger unless such non-U.S. holder has certain connections to the U.S. Backup withholding may also apply to the cash payments made pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct, or otherwise complies with the Internal Revenue Service backup withholding rules. You should read "The Merger—Certain Material U.S. Federal Income Tax Consequences" beginning on page 54 for a definition of "U.S. holder" and "non-U.S. holder" and a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state, local and/or foreign taxes.

The Special Meeting

Q:
Where and when is the Special Meeting?

A:
The special meeting will be held on                        , 2011 at                        local time at the Company's corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258.

Q:
What proposals will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
adoption of the merger agreement, pursuant to which Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation; and

•
approval the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:
Does the Board of Directors recommend that our stockholders vote "FOR" the adoption of the merger agreement?

A:
Yes. After careful consideration, the Board of Directors, upon recommendation of the special committee, by a unanimous vote, recommends that you vote:

•
"FOR" the adoption of the merger agreement, pursuant to which Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation; and

•
"FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

  You should read "The Merger—Reasons for the Merger; Recommendation of the Board of Directors" beginning on page 33 for a discussion of the factors that the Board of Directors considered in deciding to recommend the adoption of the merger agreement. In addition, in considering the recommendation of the Board of Directors with respect to the merger agreement, you should be aware that some of the Company's directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. See "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 56.

Q:
Are all stockholders of the Company as of the record date entitled to vote at the special meeting?

A:
Yes. All stockholders who own company common stock at the close of business on                        , 2011, the record date for the special meeting, will be entitled to vote, in person or by proxy, the shares of company common stock they hold on that date at the special meeting, or any adjournments of the special meeting. If you did not own shares of company common stock on the record date you will not be entitled to vote at the special meeting.

Q:
What constitutes a quorum for the special meeting?

A:
The presence at the special meeting, in person or by proxy, of the holders of a majority of the outstanding company common stock entitled to vote at the special meeting as of the close of business on the record date for the special meeting will constitute a quorum for purposes of the special meeting. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present.

Q:
What vote of the Company's stockholders is required to adjourn the special meeting for the purpose of soliciting additional proxies to adopt the merger agreement?

A:
Adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of company common stock that are present, in person or by proxy, and entitled to vote at the special meeting, whether or not a quorum is present.

  A failure to vote your shares of company common stock or a broker non-vote will have no effect on the outcome of the vote to approve the proposal to adjourn the special meeting. An abstention will have the same effect as voting "AGAINST" any proposal to adjourn the special meeting.

Q:
How do I vote my shares without attending the special meeting?

A:
If you hold shares in your name as a stockholder of record on the record date, then you received this proxy statement and a proxy card from us. You may submit a proxy for your shares by the Internet, telephone or mail without attending the special meeting. To submit a proxy by the Internet or telephone 24 hours a day, 7 days a week, follow the instructions on the proxy card. Please be aware that if you submit a proxy over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. To submit a proxy by mail, complete, sign and date the proxy card and return it in the accompanying postage-paid envelope. The Internet and telephone proxy facilities for stockholders of record will close at                        , on                        , 2011, the day prior to the special meeting.

  If you hold shares in "street name" through a broker, bank or other nominee, then you received this proxy statement from the nominee, along with the nominee's voting instructions. You should instruct your broker, bank or other nominee on how to vote your shares of company common stock using the voting instructions.

  With respect to stockholders submitting a proxy card, if you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:
How do I vote my shares in person at the special meeting?

A:
If you hold shares in your name as a stockholder of record on the record date, you may vote those shares in person at the special meeting by giving us a signed proxy card or ballot before voting is closed. If you would like to do that, please bring proof of identification with you to the special meeting. Even if you plan to attend the special meeting, we strongly encourage you to submit a proxy for your shares in advance as described above, so your vote will be counted if you later decide not to attend.

  If you hold shares in "street name" through a broker, bank or other nominee, you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the necessary nominee giving you the right to vote the shares and proof of identification. To obtain a signed proxy prior to the special meeting, you should contact your nominee.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will not vote your shares on your behalf unless you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct it to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting "AGAINST" the adoption of the merger agreement for purposes of the company stockholder approval, but will have no effect for purposes of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:
Can I revoke or change my vote?

A:
Yes. If you hold your shares through a broker, bank, or other nominee, you have the right to change or revoke your proxy at any time before the vote is taken at the special meeting by following the directions received from your broker, bank or other nominee to change or revoke those instructions.

  If you hold your shares in your name as a stockholder of record, you have the right to change or revoke your proxy at any time before the vote is taken at the special meeting by (i) delivering to our Corporate Secretary, a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) attending the special meeting and voting in person (your attendance at the meeting will not, by itself, change or revoke your proxy—you must vote in person at the meeting to change or revoke a prior proxy), (iii) submitting a later-dated proxy card or (iv) submitting a proxy again at a later time by telephone or Internet prior to the time at which the telephone and Internet proxy facilities close by following the procedures applicable to those methods of submitting a proxy.

Q:
What does it mean if I get more than one proxy card or voting instruction form?

A:
If your shares are registered differently and are in more than one account, you may receive more than one proxy card or voting instruction form. Please complete, sign, date and return separately all of the proxy cards and voting instruction forms you receive regarding this special meeting (or submit your proxy for all shares by telephone or Internet) to ensure that all of your shares are voted.

Q:
What happens if I sell my shares of company common stock before the special meeting?

A:
The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of company common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q:
Are appraisal rights available?

A:
Yes. As a holder of company common stock, you are entitled to appraisal rights under Section 262 of the DGCL. To exercise your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the merger agreement and you must NOT vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See "Appraisal Rights" beginning on page 88 and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex E to this proxy statement.

Q:
Will any proxy solicitors be used in connection with the special meeting?

A.
Yes. To assist in the solicitation of proxies, the Company has engaged Georgeson Inc. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to beneficial owners. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional compensation for their efforts.

Q:
Who will count the votes cast at the special meeting?

A:
A representative of our proxy solicitor, Georgeson Inc., will count the votes and act as the inspector of election at the special meeting. Questions regarding stock certificates or other matters pertaining to your shares may be directed to our Corporate Secretary at Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, Arizona 85258, or by telephone at (480) 606-3886.

Q:
Do the directors and executive officers have interests in the merger that I do not have?

A:
Some of our directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a stockholder of the Company, including accelerated vesting of stock options, SARs and RSUs upon completion of the merger. The Board of Directors was aware of these interests and considered them, among other matters, prior to making their determination to recommend the adoption of the merger agreement to stockholders of the Company. See "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 56.

Q:
Should I send in my stock certificates now?

A:
No. You will be sent a letter of transmittal as soon as reasonably practicable after the completion of the merger, describing how you may exchange your shares of company common stock for the merger consideration. If your shares of company common stock are held in "street name" by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to exchange your "street name" shares of company common stock for the merger consideration.

PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY.

Q:
When will I receive the merger consideration for my shares?

A:
If you hold shares of company common stock in your name as a stockholder of record, then shortly after the merger is completed you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent in order to receive the merger consideration in respect of your shares of company common stock. You should use the letter of transmittal to exchange your stock certificates for the merger consideration which you are entitled to receive as a result of the merger.

  If you hold your shares in "street name" through a broker, bank or other nominee, then you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your "street name" shares in exchange for the merger consideration.

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger, need assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, you should contact our Corporate Secretary at Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, Arizona 85258, or by telephone at (480) 606-3886. You may also contact our proxy solicitor:

Georgeson Inc
199 Water Street, 26th Floor
New York, NY 10038
Toll-Free: (866) 219-9786

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement and the documents to which we refer you in this proxy statement include statements based on estimates and assumptions that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. There are forward-looking statements throughout this proxy statement, including, under the headings "Summary", "Questions and Answers about the Merger and the Special Meeting", "The Merger", "The Merger—Opinions of the Company's Financial Advisors", "The Merger—Delisting and Deregistration of Company Common Stock", "The Merger—Projected Financial Information", "The Merger—Governmental and Regulatory Approvals", and in statements containing words such as "believes", "plans", "estimates", "anticipates", "intends", "continues", "contemplates", "expects", "may", "will", "could", "should" or "would" or other similar words or phrases. These statements reflect management's current views with respect to future events and are not guarantees of the underlying expected actions or our future performance and may involve risks and uncertainties that could cause our actual growth, results of operations, performance and prospects to materially differ from those expressed in, or implied by, these statements. These and other factors are discussed in our annual report on Form 10-K for the fiscal year ended June 30, 2010, filed with the SEC on September 8, 2010, and our quarterly reports on Form 10-Q which are incorporated by reference to this proxy statement. In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties, and other factors, including, among others:

  •
  the failure to obtain stockholder approval of the merger agreement or the failure to satisfy other closing conditions, including regulatory approvals, with respect to the merger;

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee;

  •
  the failure to obtain the necessary equity or debt financing arrangements set forth in the financing commitment letters received in connection with the merger;

  •
  the failure of the merger to close for any other reason;

  •
  risks that the proposed transaction disrupts current plans and operations;

  •
  potential challenges for employee retention as a result of the merger;

  •
  adverse outcomes of pending or threatened litigation or government investigations;

  •
  business uncertainty and contractual restrictions during the pendency of the merger;

  •
  the diversion of management's attention from ongoing business concerns;

  •
  the possible effect of the announcement of the merger on our business relationships, operating results and business generally;

  •
  the amount of the costs, fees, expenses and charges related to the merger; and

  •
  other risks detailed in our current filings with the SEC, including our most recent filing on Form 10-K and our quarterly reports on Form 10-Q which are incorporated by reference to this proxy statement. See "Where You Can Find More Information" beginning on page 98.

        Many of the factors that will determine our future results are beyond our ability to control or predict. We cannot guarantee any future results, levels of activity, performance or achievements. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

        You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent forward-looking statements that may be issued by us or persons acting on our behalf.

THE PARTIES TO THE MERGER

The Company

Rural/Metro Corporation
9221 East Via de Ventura
Scottsdale, Arizona 85258
(480) 606-3886

        Rural/Metro Corporation is a Delaware corporation headquartered in Scottsdale, Arizona. The Company was founded in 1948 as an Arizona private fire protection services business providing services to residential and commercial property owners on a subscription fee basis. In 1983 the Company began its expansion into the ambulance services industry, which involved the acquisition of various ambulance service providers throughout the U.S. We are now a leading provider of medical transportation services, which consist primarily of emergency and non-emergency ambulance services. We provide services to approximately 440 communities in 20 states, including 911 emergency ambulance services and non-emergency medical and wheelchair transportation services. We also provide non-emergency medical transportation services to a broad customer base, including hospitals, nursing homes and specialized healthcare facilities, on a non-contractual basis. For the fiscal year ended June 30, 2010, we provided ambulance services and other services to more than one million individuals in approximately 440 communities nationwide and generated net revenue of $530.8 million, of which ambulance services and other services represented 86.3% and 13.7%, respectively.

        For more information about us, please visit our website at www.ruralmetro.com. The information provided on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file or furnished to the SEC. Detailed descriptions about our business and financial results are contained in our annual report on Form 10-K for the fiscal year ended June 30, 2010, filed with the SEC on September 8, 2010, and our quarterly reports on Form 10-Q which are incorporated by reference to this proxy statement. See "Where You Can Find More Information" beginning on page 98.

        The company common stock is publicly traded on NASDAQ under the symbol "RURL".

Parent and Merger Sub

WP Rocket Holdings LLC and WP Rocket Merger Sub, Inc.
c/o Warburg Pincus
450 Lexington Avenue
New York, NY 10017
(212) 878-0600

        WP Rocket Holdings LLC, which we refer to as Parent, is a Delaware limited liability company controlled by private investment funds affiliated with Warburg Pincus LLC, which we refer to as Warburg Pincus, that was formed for the sole purpose of entering into the merger agreement and completing the merger. Parent has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement, including the merger and the financing of the merger consideration. Warburg Pincus has informed us that it may convert Parent into a Delaware corporation prior to the merger.

        WP Rocket Merger Sub, Inc., which we refer to as Merger Sub, was formed by Parent solely for the purpose of completing the merger with the Company. Merger Sub is a wholly-owned subsidiary of Parent and has not carried on any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the merger agreement, including the merger and the financing of the merger consideration. Upon consummation of the proposed merger, Merger Sub will merge with and into the Company, Merger Sub will cease to exist and the Company will continue as the surviving corporation and a wholly-owned subsidiary of Parent.

 THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our stockholders, in connection with the solicitation of proxies by the Board of Directors for use at the special meeting to be held on                        , 2011 starting at                        , local time, at the Company's corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258, and any adjournment or postponement thereof. The purpose of the special meeting is for our stockholders to consider and vote upon the following proposals:

1.
To adopt the merger agreement, pursuant to which Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation; and

2.
To approve of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

        A copy of the merger agreement is attached as Annex A to this proxy statement. These proxy solicitation materials were first mailed on or about                         , 2011, to all stockholders entitled to vote at the special meeting.

Special Committee and Board Recommendation

        The Board of Directors formed the special committee of three independent directors, for the purpose of, among other things, overseeing a review of the Company's strategic alternatives. The directors on the special committee were Messrs. Shackelton, Davis and Walker and Mr. Shackelton served as chair of the special committee. The special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of, the Company and our stockholders and recommended to the Board of Directors that it approve, adopt and declare advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        The Board of Directors, acting upon the recommendation of the special committee, unanimously determined that the merger agreement and the other transactions contemplated thereby, including the merger, are fair to and in the best interests of the Company and our stockholders, adopted, approved and declared advisable the merger agreement and the other transactions contemplated thereby, including the merger and recommends that the stockholders of the Company adopt the merger agreement. For a discussion of the material factors considered by the Board of Directors in reaching its conclusions, see "The Merger—Reasons for the Merger; Recommendation of the Board of Directors" beginning on page 33.

        The Board of Directors recommends that you vote "FOR" the proposal to adopt the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

 Record Date and Quorum

        Stockholders of record at the close of business on the record date,                         , 2011, are entitled to notice of and to vote at the special meeting. As of the record date, there were                        issued and outstanding shares of company common stock, each of which is entitled to one vote upon each proposal submitted for a vote at the special meeting.

        The presence, in person or by proxy, of a majority of the outstanding shares of company common stock entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals at the special meeting. Shares that are present and entitled to vote but are not voted at the direction of the beneficial owner (called "abstentions") and votes withheld by brokers or other nominees in the absence of instructions from beneficial owners (called "broker non-votes") will be counted for purposes of determining whether there is a quorum for the transaction of all business. Once a share of company common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. In the event that a quorum is not present, or if there are insufficient votes at the time of the special meeting to adopt the merger agreement, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Vote Required for Approval; Abstentions and Broker Non-Votes

        With respect to Proposal 1, the proposal to adopt the merger agreement, the affirmative vote of the holders of a majority of the outstanding shares of company common stock entitled to vote at the special meeting is required for approval. You may vote "FOR" or "AGAINST", or "ABSTAIN" from the proposal to adopt the merger agreement. Abstentions will not be counted as votes cast or shares voting on the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present. Accordingly, failures to vote and abstentions will have the same effect as a vote "AGAINST" the adoption of the merger agreement for purposes of the company stockholder approval. Any signed proxies received by us for which no voting instructions are provided will be voted "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

        If your shares of company common stock are held in "street name", you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Under rules applicable to NYSE member brokerage firms, brokers who hold shares in "street name" for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approving "non-routine" matters such as the adoption of the merger agreement, and, as a result, absent specific instructions from the beneficial owner of the shares, brokers are not empowered to vote those shares, referred to generally as "broker non-votes". Because the proposal to adopt the merger agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of company common stock entitled to vote, the beneficial owner's failure to provide voting instructions will have the same effect as a vote "AGAINST" the adoption of the merger agreement for purposes of the company stockholder approval.

        With respect to Proposal 2, the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, requires the affirmative vote of the holders of at least a majority of the shares of company common stock that are present, in person or by proxy, and entitled to vote at the special meeting, whether or not a quorum is present.

        A failure to vote your shares of company common stock or a broker non-vote will have no effect on the outcome of any vote to adjourn the special meeting. An abstention will have the same effect as voting "AGAINST" any proposal to adjourn the special meeting.

Proxies

        The shares represented by the proxies received, properly marked, dated, and signed, or submitted via the Internet or by telephone by following the instructions on the proxy card will be voted at the special meeting.

        When a proxy card is properly executed and returned, the shares it represents will be voted at the special meeting as directed. If you do not provide voting instructions, your shares will be voted "FOR" the adoption of the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

 Revocability of Proxies

        Proxies received at any time before the special meeting, and not changed or revoked before being voted, will be voted at the special meeting. Any person giving a proxy may revoke the proxy at any time before its use by delivering to the attention of the Corporate Secretary prior to the vote at the special meeting, written notice of revocation or a duly executed proxy bearing a later date (including a proxy by telephone or via the Internet), or by attending the special meeting and voting in person.

        If you hold your shares through a broker, bank or other nominee, you may change or revoke your proxy at any time before the vote is taken at the special meeting by following the directions received from your broker, bank or other nominee to change or revoke those instructions.

        PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. IF THE MERGER IS COMPLETED, A SEPARATE LETTER OF TRANSMITTAL WILL BE MAILED TO YOU IF YOU ARE A STOCKHOLDER OF RECORD THAT WILL ENABLE YOU TO RECEIVE THE MERGER CONSIDERATION IN EXCHANGE FOR YOUR RURAL/METRO CORPORATION STOCK CERTIFICATES.

 Adjournments and Postponements

        Although it is not expected to occur, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting of the time, date and place of the adjourned meeting. Adjournment of the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of company common stock that are present, in person or by proxy, and entitled to vote at the special meeting, whether or not a quorum is present.

        Any signed proxies received by us for which no voting instructions are provided on this matter will be voted "FOR" an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. In addition, when any meeting is convened, the presiding officer, if directed by the Board of Directors, may adjourn the meeting if (i) no quorum is present for the transaction of business or (ii) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders or otherwise to exercise effectively their voting rights. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Rights of Stockholders Who Object to the Merger

        Stockholders are entitled to statutory appraisal rights under the DGCL in connection with the merger. This means that you are entitled to have the value of your shares of company common stock determined by the Court of Chancery of the State of Delaware, and to receive payment based on that valuation in lieu of receiving the merger consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

        To exercise your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the merger agreement and you must NOT vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See "Appraisal Rights" beginning on page 88 and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex E to this proxy statement. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, the stockholders of the Company who are considering exercising such rights are encouraged to seek the advice of legal counsel.

Solicitation of Proxies

        This proxy solicitation is being made by us on behalf of the Board of Directors and will be paid for by the Company. In addition, we have engaged Georgeson Inc. to assist in the solicitation of proxies for the special meeting and we estimate that we will pay Georgeson Inc. a fee of $12,500 plus certain costs associated with additional services, if required. We also have agreed to reimburse Georgeson Inc. for out of pocket expenses and to indemnify them against certain losses arising out of its proxy solicitation services. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional compensation for their efforts. We will also request brokers, banks and other nominees to forward proxy solicitation material to the beneficial owners of company common stock that the brokers, banks and other nominees hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses related to forwarding the material.

Other Matters

        We do not know of any other business that will be presented at the special meeting. Should any business other than that set forth in the notice of special meeting of stockholders properly come before the special meeting, the enclosed proxy confers discretionary authority to vote with respect to only such matters that the Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented at the special meeting. If any of these matters are presented at the special meeting, then the proxy holders named in the enclosed proxy card will vote in accordance with their judgment.

Questions and Additional Information

        If you have more questions about the matters described in this proxy statement, need assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, you should contact us in writing at Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, Arizona 85258, Attn: Corporate Secretary or by telephone at (480) 606-3886. You may also contact the Company's proxy solicitor:

Georgeson Inc
199 Water Street, 26th Floor
New York, NY 10038
Toll-Free: (866) 219-9786

THE MERGER

Background of the Merger

        As part of our normal strategic review process, the Board of Directors and management have periodically evaluated our business and operations, long-term strategic goals and alternatives to enhance stockholder value including, among other things, possible strategic combinations and acquisitions.

        On September 24, 2010, a representative of a private equity firm notified Mr. Shackelton, the Chairman of the Board of Directors, that his firm intended to join with another private equity firm to express an interest in acquiring the Company. These two firms, which we refer to as the Consortium, delivered a non-binding indication of interest to the Board of Directors on September 27, 2010 to acquire the Company for cash consideration in the range of $10.50 to $11.50 per share and suggested that the parties enter into a confidentiality agreement which would permit the Consortium to conduct due diligence and meet with management of the Company.

        On October 1, 2010, the Board of Directors met telephonically and, among other agenda items, discussed the indication of interest received from the Consortium. Members of the Company's management, representatives of RBC, with which the Company has had an ongoing financial advisory and financing relationship (as discussed in "—Opinions of the Company's Financial Advisors—Opinion of RBC Capital Markets, LLC" beginning on page 36, and representatives of Paul, Hastings, Janofsky & Walker LLP, outside legal counsel to the Company, which we refer to as Paul Hastings, participated in this discussion. The Board of Directors discussed the proposed price range and preliminarily noted that the indication of interest was subject to numerous significant conditions, and preliminarily concluded that the price range set forth in the indication of interest was insufficient in relation to the Company's stand-alone prospects. However, the Board of Directors determined to reconvene at a later time to discuss the indication of interest further and consider the Company's options in reacting to the indication of interest. The Board of Directors requested that RBC discuss its analysis of the indication of interest at the next meeting of the Board of Directors.

        The Board of Directors met telephonically on October 7, 2010 to further discuss the indication of interest received from the Consortium. Representatives of RBC reviewed the indication of interest and provided background information on the two private equity firms constituting the Consortium, including their participation in recent transactions. Representatives of RBC and the Board of Directors discussed, among other things, the performance of the company common stock, potential future trading values of the company common stock and key risks associated with achieving projected financial results using management and Wall Street estimates. The Board of Directors concluded that the price range set out in the indication of interest from the Consortium was inadequate. On October 9, 2010, at the request of the Board of Directors, Mr. Shackelton notified the Consortium that the Company did not intend to engage in further discussions with the Consortium.

        On October 22, 2010, a representative of the Consortium notified Mr. Shackelton that the Consortium would consider a purchase of the Company in a transaction which would result in cash consideration to the stockholders of the Company of $15.00 per share.

        The Board of Directors met telephonically on October 23, 2010 to discuss the Consortium's continued interest in purchasing the Company, and on October 26, 2010, Mr. Shackelton, Mr. DiMino and representatives of RBC met in New York with representatives of the Consortium. At that meeting, each member of the Consortium entered into a confidentiality agreement with the Company, and Mr. Shackelton, Mr. DiMino and representatives of RBC shared with the Consortium non-public confidential information about the Company, including management's estimates of the results for the then current quarter and future periods.

        During a telephonic meeting of the Board of Directors held on October 27, 2010, which was also attended by representatives of RBC and Paul Hastings, Mr. DiMino and Mr. Shackelton reported on the October 26 meeting and informed the Board of Directors that the Consortium had indicated its interest in performing additional due diligence and its intention to submit a revised indication of interest contemplating increased consideration to the stockholders of the Company. The Board of Directors determined that it was advisable and in the best interests of the Company and the stockholders of the Company to provide further information to the Consortium, to form a special committee for the purpose of facilitating any potential transaction process, and to authorize the special committee to direct and oversee the process relating to the Consortium's interest in the Company. The Board of Directors appointed Messrs. Shackelton (chair), Davis and Walker, each an independent director, as the members of the special committee. The Board of Directors concluded that the members of the special committee had appropriate experience for directing any transaction process and could meet frequently with limited advance notice. The special committee was not appointed because of any conflict.

        Following the October 27, 2010 meeting of the Board of Directors, the Company provided the Consortium with certain additional non-public confidential information regarding the Company's business and financial results and prospects, and a series of in-person meetings with management, representatives of RBC and the Consortium took place during the week of November 8, 2010.

        Although discussions with the Consortium continued periodically through November 2010, the Consortium never submitted a revised indication of interest in writing, and discussions with the Consortium were terminated.

        On December 8, 2010, the Board of Directors met telephonically. Mr. Shackelton summarized the circumstances surrounding the recent termination of discussions between the Company and the Consortium. Mr. Shackelton then discussed the Company's long-term strategic alternatives and noted that there had been indications of a potential sale of the Company's principal national competitor that would likely generate a substantial interest in the Company's segment of the healthcare industry. It was noted that such process may create an opportunity for the Company to enter into a transaction with the successful bidder in that process and thereby combine the Company's operations with the operations of such competitor or create a favorable environment for other strategic alternatives.

        Following a discussion regarding various strategic alternatives in light of the potential sale of the Company's principal national competitor and positive recent developments in the financial and capital markets, the Board of Directors expanded the mandate of the special committee to include managing the exploration of strategic alternatives, including any sale process should the Board of Directors determine to undertake such a process, interacting with the Board of Directors' financial advisors and reporting to the Board of Directors as appropriate. The Board of Directors determined that the Board of Directors should select an investment banking firm to provide certain financial advisory services in connection with the Board of Directors' evaluation of various strategic alternatives, including a sale of the Company and authorized the special committee to retain such a financial advisor.

        On December 23, 2010, the special committee telephonically interviewed three investment banking firms seeking to act as financial advisor to the Board of Directors. Mr. DiMino and representatives of Paul Hastings also participated in these interviews. Representatives of Paul Hastings reviewed with the special committee its fiduciary duties in selecting a financial advisor, particularly in respect of RBC, which had expressed a willingness to offer buy-side financing for any sale transaction that may be pursued, and the potential conflict of interest resulting from the offer of such financing to potential buyers of the Company. The special committee concluded, however, that based on RBC's recent experience in working with the Company in obtaining significant debt financing, as well as its overall familiarity with the Company and its industry, RBC's willingness to offer buy-side financing could significantly enhance a potential sale process because such financing could be offered efficiently and could provide a source for financing on terms that might not otherwise be available to potential buyers of the Company. The special committee further determined that if RBC were selected as a financial advisor for the sale process and agreed to make such financing available, the special committee would appoint a second investment banking firm as a financial advisor, which second investment banking firm would participate equally with RBC in the conduct of the sale process but would not provide any such financing. The special committee determined to retain RBC and Moelis as financial advisors and determined that such firms would be asked to conduct and present separate financial analyses and deliver separate "fairness opinions" in the event the Company determined to enter into a negotiated transaction with a bidder.

        From the middle to late December 2010, Mr. Shackelton spoke telephonically with representatives of approximately eight private equity firms which, in his view or the view of RBC or Moelis, may have had an interest in acquiring the Company, in some cases as a stand-alone entity and in other cases as an additional investment in the same sector or similar sector to that in which the Company operates. Mr. DiMino, and representatives of RBC and Moelis participated in certain of these telephonic conversations. One of these private equity firms sent a letter on December 22, 2010 to Mr. Shackelton indicating its interest in purchasing the Company for cash consideration in the range of $15.50 to $16.50 per share. During the last week of December 2010, the Company separately entered into confidentiality agreements with two private equity firms, including the private equity firm that had sent the December 22, 2010 letter, and Mr. Shackelton, Mr. DiMino, and representatives of RBC and Moelis engaged in a telephone conference with each of these private equity firms during which non-public confidential information relating to the Company was shared.

        From late December 2010 to January 2011, representatives of RBC and Moelis contacted approximately 28 well capitalized potential buyers, approved by the special committee, regarding their interest in acquiring the Company. The invitations to submit indications of interest from potential buyers were intended to assist the special committee in determining whether to proceed with a formal sale process. All the potential buyers contacted were financial sponsors, and certain of these financial sponsors had current portfolio companies that were participants in the Company's industry or closely related industries. The special committee discussed with representatives of RBC and Moelis the potential interest and ability of those potential strategic buyers that were not affiliated with financial sponsors to enter into a transaction with the Company. Following this discussion and after considering the potential competitive implications of sharing material non-public information with potential strategic buyers that may be the Company's competitors, the special committee determined not to invite such potential strategic buyers at that stage after concluding that it was unlikely such potential buyers would have an interest or the ability to enter into a transaction on terms acceptable to the Company. Additionally, the special committee determined not to permit potential buyers to share non-public confidential information regarding the Company with potential equity or debt financing sources in the initial stage of the sale process in order to enhance the confidentiality of the process by reducing the number of financial institutions involved before the special committee determined whether to proceed with a formal sale process. Rather, the special committee instructed RBC and Moelis to provide potential buyers with their preliminary views as to the possible financing for an acquisition, and gave permission to RBC to indicate that it would be willing to offer buy-side financing.

        From late December 2010 through January 2011, 21 interested potential buyers entered into non-disclosure agreements with the Company and were provided with a confidential information memorandum. Warburg Pincus and the Company entered into a non-disclosure agreement dated January 12, 2011.

        Commencing January 21, 2011, representatives of RBC and Moelis distributed a first round process letter to the 21 potential buyers setting forth the timing and procedures for the submission of non-binding proposals in regard to a potential purchase of the Company. The letter requested that any proposals be submitted no later than February 1, 2011. Representatives of RBC separately distributed a brief outline of the terms of buy-side financing RBC was willing to make available in connection with a proposed acquisition of the Company to potential buyers that had expressed an interest in seeking financing from RBC. Potential buyers were informed that they were not required to use RBC buy-side financing for an acquisition of the Company and would have the opportunity to work with other financing sources in preparing final bids in the second round of the sale process.

        On February 1, 2011, the Company received proposals from six potential buyers, including Warburg Pincus and another private equity firm which we refer to as Party A. Warburg Pincus's proposal indicated a purchase price of $17.00 per share for all outstanding company common stock, and that the purchase would be financed with a combination of equity to be provided by Warburg Pincus and debt financing from third party institutions.

        On February 2, 2011, Mr. Shackelton communicated a summary of the proposals to the entire Board of Directors via an email message.

        On February 6, 2011, the special committee, members of management (including Mr. DiMino), and representatives of Paul Hastings, RBC and Moelis met telephonically to review the progress of the sale process. During that meeting, representatives of RBC and Moelis described the proposals that had been received from the six interested potential buyers and provided their views of the relative merits of the proposals and the reasons offered by certain previously interested potential buyers as to why they did not submit proposals. A discussion of the progress of the potential sale of the Company's principal national competitor, as well as the proposed timing for the balance of the process relating to the Company then ensued. The special committee determined to continue exploring a potential sale of the Company with all six potential buyers that had submitted proposals, and authorized RBC and Moelis to schedule management meetings with the six potential buyers in the following weeks and provide such potential buyers with access to an electronic data room containing additional information about the Company. The special committee also instructed Paul Hastings to assist the Company in amending the non-disclosure agreement with each of the six potential buyers to permit each of them to share non-public confidential information with potential debt financing sources, subject to appropriate confidentiality arrangements, in preparing final bids as part of the next part of the potential sale process.

        On February 9, 2011, the Company announced its results for the quarter and six months ended December 31, 2010.

        Between February 9, 2011 and March 22, 2011, management made presentations to the six private equity firms, and one of these firms notified the Company's financial advisors following its meeting with management that it no longer intended to pursue a potential acquisition of the Company. Also during this period, the remaining five potential buyers were invited to the Company's electronic data room to conduct due diligence. Through March 22, 2011, management presentations, diligence meetings, telephone calls and, in some cases, on-site visits, were held between management and all of the remaining five potential buyers, in some cases, together with their respective financial, business and legal advisors and financing sources.

        On March 17, 2011, a second round process letter dated March 16, 2011 with invitations for submission of final bids was sent to the remaining five potential buyers, including Party A and Warburg Pincus, and a draft merger agreement was posted in the Company's electronic data room. The draft merger agreement proposed a "go-shop" period that, subject to certain restrictions, would have allowed the Company to solicit alternative acquisition proposals for a period of 41 days following the execution of a definitive agreement and a tiered termination fee of 1.5% of the transaction value for bidders that made proposals during the "go-shop" period and 2.5% of the transaction value for bidders that made proposals thereafter, to be paid by the Company in the event the Company terminated the merger agreement to accept an alternative acquisition proposal. The Company proposed a termination fee of 7.5% of the transaction value payable by the acquiror if the acquiror failed to close the transaction as a result of an inability to obtain financing or the agreement was otherwise terminated as a result of the acquiror's material breach. Among other things, the process letter requested that "best and final" offers be submitted no later than the close of business on March 22, 2011, and that such offers be submitted with required revisions to the draft merger agreement and related confidential disclosure schedules of the Company, and evidence that the offeror had obtained as of that date commitments for any financing that it would need to complete a proposed acquisition of the Company.

        On March 22, 2011, the Company received offers from two potential buyers, Warburg Pincus and Party A. Warburg Pincus's offer constituted a proposal to acquire all of the outstanding company common stock for $17.00 per share. The Warburg Pincus bid stated that no further due diligence was required, and was accompanied by fully committed equity and debt commitment letters, which did not include the financing which had been offered by RBC. The Warburg Pincus bid included revisions to the draft merger agreement and related confidential disclosure schedules of the Company and a proposed limited guaranty of the obligation of Parent to pay a termination fee. Warburg Pincus's proposed changes to the merger agreement eliminated the "go-shop" period, instead proposing that the Company could respond to unsolicited alternative acquisition proposals under certain specified circumstances but could not actively solicit proposals. Warburg Pincus proposed a single termination fee payable by the Company of 3.5% of the transaction value and a termination fee payable by Parent of 5% of the transaction value. Warburg Pincus also proposed that Coliseum Capital Management and its manager Mr. Shackelton enter an agreement with Warburg Pincus to vote in favor of the merger. Warburg Pincus's offer stated that it would expire at 9 a.m. EDT on March 28, 2011.

        Party A's offer constituted a proposal to acquire all of the outstanding company common stock for $17.00 per share, subject to completion of confirmatory due diligence. Party A further indicated that due to its involvement with a closing of another transaction, it was unable to fully commit to a definitive transaction to acquire the Company until the closing of such other transaction. Party A did not submit revisions to the merger agreement or the Company disclosure schedules, nor did it submit any financing commitment letters.

        On March 23, 2011, the special committee met telephonically to discuss the proposals received from Warburg Pincus and Party A. Representatives of RBC and Moelis provided summaries of the two proposals and a representative of Paul Hastings reviewed with the special committee the material provisions and issues in the revised draft merger agreement included in Warburg Pincus's offer.

        The special committee determined that the purported offer from Party A did not provide the Company with sufficient certainty of a successful transaction or sufficient indication regarding the terms that would be required by Party A to enter into a definitive transaction agreement. In this regard, the special committee noted Party A's indication that it could not commit to a transaction with the Company until it closed another transaction, that Party A required further due diligence, that Party A did not have committed financing and that Party A did not provide any indication of the merger agreement terms it would require. The special committee directed representatives of RBC and Moelis to contact Warburg Pincus to engage in further negotiations to improve its offer, including, among other matters, in terms of the price, termination fees and certainty of closing.

        Following the March 23, 2011 special committee meeting, representatives of RBC and Moelis and Mr. Shackelton engaged in discussions with Warburg Pincus to seek improvements to the terms and conditions of its offer including with respect to the consideration to be paid to the Company's stockholders and in respect of certainty of closing and termination fees. During such discussions, Warburg Pincus reiterated to the Company's financial advisors that its offer would expire on March 28, 2011.

        On March 24, 2011, representatives of Paul Hastings contacted representatives of Cleary Gottlieb Steen & Hamilton LLP, legal advisor to Warburg Pincus, which we refer to as Cleary Gottlieb, and engaged in negotiations on various provisions in the draft merger agreement.

        On March 25, 2011, Warburg Pincus delivered a revised offer letter to the Company in which Warburg Pincus increased its offer to purchase all outstanding shares of the company common stock to $17.25 per share, subject to the execution of definitive documentation. The letter stated that this revised offer was Warburg Pincus's best and final offer and reiterated that Warburg Pincus's offer would expire at 9:00 a.m. EDT on Monday, March 28, 2011. Warburg Pincus also reiterated that it would not agree to a "go-shop" period.

        On March 26, 2011, the special committee, representatives of RBC, Moelis and Paul Hastings and Mr. DiMino met telephonically to discuss Warburg Pincus's revised offer, including among other things, whether the revised price offered by Warburg Pincus represented an attractive valuation for stockholders of the Company when considered in light of the Company's business and prospects, the sale process and the terms of the proposed merger agreement. Representatives of Paul Hastings then reviewed with the special committee certain issues in the draft merger agreement and other documents, including whether a "go-shop" provision would be included in the merger agreement. In light of various factors discussed, including, among other things, the special committee's view that it was unlikely that any of the potential strategic buyers not affiliated with a private equity firm would have an interest in or the ability to enter into a transaction on terms acceptable to the Company, the fact that the Company had completed an auction process and that the merger agreement would permit the Board of Directors to consider a superior proposal and accept such proposal subject to a reasonable termination fee, the special committee concluded that a "go-shop" provision and any further solicitation of bidders were not necessary. The special committee provided additional guidance to Paul Hastings and requested that it undertake to finalize the merger agreement prior to Warburg Pincus's stated deadline.

        Later on March 26, 2011, representatives of Paul Hastings sent a revised draft of the merger agreement to representatives of Cleary Gottlieb. The draft merger agreement did not include a "go-shop" period and it proposed termination fees payable by the Company and Parent of 2.5% and 6% of the transaction value, respectively.

        Throughout the day on March 27, 2011, representatives of Paul Hastings worked with representatives of Cleary Gottlieb to resolve the open issues in the merger agreement and related documents. Representatives of Paul Hastings and Cleary Gottlieb also continued to discuss certain stockholders of the Company entering into an agreement with Warburg Pincus to vote for the merger. The Company and Warburg Pincus agreed to termination fees payable by the Company and Parent of 2.5% and 5% of the transaction value, respectively. Coliseum Capital Partners, L.P. and Blackwell Partners, LLC, two investment funds that hold shares of company common stock agreed to enter into the voting agreement. Warburg Pincus agreed that the funds' managers, Mr. Shackelton and Mr. Adam Gray, would not sign the agreement in their personal capacities.

        On the evening of March 27, 2011, the special committee and the Board of Directors held a joint telephonic meeting. Representatives of RBC, Moelis and Paul Hastings were also in attendance. Representatives of Paul Hastings reviewed with the Board of Directors its fiduciary duties in connection with the proposed transaction. Representatives of Paul Hastings also described the terms of the merger agreement and related documents and the special committee and the Board of Directors asked questions regarding various matters relating to the documentation and related matters. Mr. Shackelton then asked each of RBC and Moelis to deliver its financial analyses and an oral fairness opinion to the Board of Directors. Representatives of RBC presented RBC's financial analyses of the proposed transaction and delivered RBC's oral opinion, subsequently confirmed in writing, to the Board of Directors to the effect that, as of such date and based upon and subject to the factors and assumptions made, procedures followed, matters considered and limits of the review undertaken by RBC set forth therein, the merger consideration to be received by the holders of company common stock in the merger was fair, from a financial point of view, to such holders, other than Coliseum Capital Partners, L.P., Blackwell Partners, LLC and their respective affiliates. Representatives of Moelis presented Moelis' financial analyses of the proposed transaction and delivered Moelis' oral opinion, subsequently confirmed in writing by delivery of its written opinion, that, as of March 27, 2011 and based upon and subject to the conditions and limitations set forth in Moelis' opinion, the merger consideration to be paid to the holders of outstanding shares of company common stock pursuant to the merger agreement is fair from a financial point of view to such holders, other than Coliseum Capital Partners, L.P., Blackwell Partners, LLC, Parent, Merger Sub, and their respective affiliates. The financial analyses and opinions of each of RBC and Moelis are discussed in more detail in the section entitled "—Opinions of the Company's Financial Advisors" beginning on page 36. A copy of RBC's opinion is attached as Annex C to this proxy statement and a copy of Moelis' opinion is attached as Annex D to this proxy statement.

        Thereafter, the special committee and the Board of Directors asked questions regarding the financial advisors' respective opinions and analyses. Following further discussion, the special committee unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of, the Company and its stockholders and recommended to the Board of Directors that it approve, adopt and declare advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        Following such recommendation, and after considering the proposed terms of the merger agreement and the other transaction documents and the presentations of RBC and Moelis, including RBC's and Moelis' opinions provided to the Board of Directors, the Board of Directors unanimously determined that the merger agreement and the other transactions contemplated thereby, including the merger, are fair to and in the best interests of the Company and its stockholders, adopted, approved and declared advisable the merger agreement and the other transactions contemplated thereby, including the merger and resolved to recommend that the stockholders of the Company adopt the merger agreement.

        On the morning of March 28, 2011, Parent, Merger Sub and the Company executed the merger agreement, and the Company and Warburg Pincus issued a joint press release announcing the execution of such documents. A copy of the press release was furnished as Exhibit 99.1 to the Form 8-K filed by the Company with the SEC on March 29, 2011.

Reasons for the Merger; Recommendation of the Board of Directors

        At the recommendation of the special committee, the Board of Directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of the Company and its stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, upon the terms and conditions contained in the merger agreement and has resolved to recommend that the stockholders of the Company vote to adopt the merger agreement.

        In the course of reaching its determination and recommendation, the Board of Directors consulted with management, as well as its outside legal counsel and financial advisors. The Board of Directors considered the following factors as being generally positive or favorable, each of which the Board of Directors believed supported its determinations and recommendations, but which are not listed in any relative order of importance:

  •
  the all-cash merger consideration to be received by the stockholders of the Company pursuant to the merger agreement will provide the stockholders with immediate fair value, in cash, for their shares of company common stock, while avoiding long-term business risk, and will provide such stockholders with certainty of value of their shares of company common stock;

  •
  the merger consideration represented a significant premium over the market prices at which company common stock had previously recently traded, including a premium of approximately

    37.5% over the closing price of company common stock of $12.55 on March 25, 2011, the last trading day prior to the meeting of the Board of Directors at which the merger was approved, a premium of approximately 22.1% over the volume weighted average price per share of company common stock for the three-month period ended March 25, 2011 of $14.13 and a premium of approximately 9.9% over the highest closing price per share of company common stock during the 52-week period ended March 25, 2011 of $15.69, as described in "—Opinions of the Company's Financial Advisors" beginning on page 36;

  •
  the fact that RBC and Moelis, each a qualified financial advisor, assisted the Board of Directors in its process of exploring strategic alternatives;

  •
  the fact that the negotiations of the merger were conducted under the oversight of the special committee, which is comprised of independent directors who are not employees of the Company and that the special committee unanimously recommended, among other things, that the Board of Directors approve and adopt the merger agreement.

  •
  the fact that the consideration for the merger and the other terms of the merger agreement resulted from extensive negotiations directed by the special committee and carried out by representatives of the special committee and the Company's legal and financial advisors, on the one hand, and Parent and Warburg Pincus and their legal advisors, on the other hand, after a process that included active solicitation of interest from 28 potential acquirors and recent prior conversations with five additional potential acquirors who had expressed interest in the Company;

  •
  the fact that certain stockholders representing 12.4% of the shares of company common stock outstanding as of the date of the merger agreement expressed support for the merger, as evidenced by their willingness to enter into the voting agreement;

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  the other terms and conditions of the merger agreement, as described in "The Merger Agreement" beginning on page 65 of this proxy statement, which the Board of Directors, after consulting with its outside legal counsel, considered to be reasonable and consistent with precedents it deemed relevant, including the Company's ability to consider alternative acquisition proposals, modify its recommendation of the adoption of the merger agreement, or terminate the merger agreement, in each case under certain circumstances;

  •
  possible strategic alternatives to a sale, including maintaining the status quo and pursuing acquisitions by the Company, which alternatives the Board of Directors determined were less favorable to our stockholders than the merger given the potential risks, rewards and uncertainties associated with those alternatives;

  •
  the separate presentations to the Board of Directors on March 27, 2011 and financial analyses reviewed therewith, of each of RBC and Moelis, which analyses are summarized below under "—Opinions of the Company's Financial Advisors" and RBC's and Moelis' separate opinions to the Board of Directors, dated March 27, 2011, to the effect that, as of such date and based upon and subject to the factors and assumptions made, procedures followed, matters considered and limits of the review undertaken by the respective financial advisors set forth in their opinions, the merger consideration to be paid to the holders of company common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders, other than certain parties specifically indicated in the respective opinions of RBC and Moelis, as more fully described below in "—Opinions of the Company's Financial Advisors" beginning on page 36;

  •
  the likelihood that the merger would be completed based on, among other things:

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  the reputation of the Guarantor and its ability to complete large acquisition transactions;

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  the fact that there is no financing condition to the completion of the merger in the merger agreement;

    •
    the fact that the merger agreement provides that, in the event of a failure of the merger to be consummated under certain circumstances, Parent will pay us a $33.84 million termination fee, without our having to establish any damages, and the Guarantor's guarantee of such payment obligation pursuant to the limited guaranty;

    •
    the receipt of executed commitment letters from Parent's sources of debt and equity financing for the merger, and the terms of the commitments and the reputation of the financing sources which, in the reasonable judgment of the special committee, increases the likelihood of such financings being completed; and

    •
    the belief that the debt commitment letter represents a strong commitment on the part of the lenders party thereto with few conditions that would permit the lenders to terminate their commitments;

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  the fact that the termination date under the merger agreement should provide for sufficient time to complete the merger;

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  management's and the special committee's views of and opinions on the emergency transportation and fire protection industries;

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  the possibility that it could take a considerable period of time before the trading price of shares of company common stock would sustain at least the merger consideration of $17.25 per share, and the possibility that such value might never be obtained; and

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  the availability of appraisal rights to the stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares of company common stock as determined by the Court of Chancery of the State of Delaware in lieu of receiving the merger consideration.

        In the course of reaching its determinations and recommendations, the Board of Directors also considered the following risks and other factors concerning the merger agreement and the merger as being generally negative or unfavorable, which are not listed in any relative order of importance:

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  the stockholders of the Company will not participate in any future earnings or growth of our business and will not benefit from any appreciation in our value, including any appreciation in value that could be realized as a result of improvements to our operations and possible acquisitions, which the Company considers from time to time and at any given time may be in active discussions regarding, however, there can be no assurances that any particular acquisition will be completed;

  •
  the possibility that Parent will be unable to obtain all or a portion of the financing for the merger and related transactions;

  •
  the risk that various provisions of the merger agreement, including the requirement that the Company pay to Parent a termination fee of $16.92 million if the merger agreement is terminated in connection with a superior proposal, may discourage other third parties potentially interested in an acquisition of, or combination with, the Company from pursuing that opportunity, as described in "The Merger Agreement—Restrictions on Solicitations of Other Offers" beginning on page 73;

  •
  the risks and costs to us if the merger does not close, including the diversion of management and employee attention and the potential effect on our business and our business relationships;

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  the restrictions on the conduct of our business prior to the completion of the merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

  •
  the risk that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by our stockholders; and

  •
  the fact that the receipt of the merger consideration by certain stockholders of the Company will generally be a taxable transaction for U.S. federal income tax purposes and such stockholders generally will recognize capital gain or loss equal to the difference, if any, between the cash that the stockholder receives in the merger and the stockholder's adjusted tax basis in company common stock surrendered, as described in "—Certain Material U.S. Federal Income Tax Consequences" beginning on page 54.

        In addition, the Board of Directors was aware of and considered the interests that certain of our directors and executive officers have with respect to the merger that differ from, or are in addition to, their interests as stockholders of the Company, generally, as described in "—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page 56.

        The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Board of Directors. In view of the wide variety of factors considered by the Board of Directors in evaluating the merger agreement and the merger, the Board of Directors did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, individual members of the Board of Directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. Based upon the totality of the information considered, the Board of Directors concluded that the potential benefits of the merger outweighed the potential negative factors and that, overall, the proposed merger had greater potential benefits for the stockholders of the Company than other strategic alternatives or maintaining the status quo. After taking into account all of the factors set forth above, the Board of Directors, upon the recommendation of the special committee, unanimously agreed that the merger agreement and the transactions contemplated thereby, including the merger, were advisable, fair to and in the best interests of the Company and its stockholders and that the Company should enter into the merger agreement.

        The Board of Directors of the Company has unanimously approved the merger agreement and the merger, has determined that the merger agreement is advisable, fair to and in the best interests of, the Company and our stockholders, and recommends that you vote "FOR" the adoption of the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

 Opinions of the Company's Financial Advisors

  Opinion of RBC Capital Markets, LLC

        On January 10, 2011, the Company retained RBC to serve as a financial advisor to the Board of Directors in connection with the merger and, if requested by the Board of Directors, to evaluate the fairness, from a financial point of view, of the merger consideration to be received in the merger by the holders of company common stock. On March 27, 2011, representatives of RBC delivered RBC's oral opinion, subsequently confirmed in writing, to the Board of Directors to the effect that, as of such date and based upon and subject to the factors and assumptions made, procedures followed, matters considered and limits of the review undertaken by RBC set forth therein, the merger consideration to be received by the holders of company common stock in the merger was fair, from a financial point of view, to such holders, other than Coliseum Capital Partners, L.P., Blackwell Partners, LLC, and their respective affiliates.

        The full text of RBC's written opinion, dated March 27, 2011, sets forth, among other things, the factors and assumptions made, procedures followed, matters considered, and limits of the review undertaken by RBC in connection with the opinion, a copy of which is attached as Annex C to this proxy statement. RBC provided its opinion for the information and assistance of the Board of Directors in connection with its consideration of the merger. All advice and opinions (written and oral) rendered by RBC were intended for the use and benefit of the Board of Directors. RBC's opinion was not a recommendation to any stockholder as to how such stockholder should vote with respect to the merger or any other proposal to be voted upon by the stockholders in connection with the merger. Company stockholders are urged to read RBC's opinion in its entirety.

        For the purposes of rendering its opinion, RBC undertook such review and inquiries as it deemed necessary or appropriate under the circumstances, including the following:

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  reviewed the financial terms of a draft of the merger agreement dated March 27, 2011;

  •
  reviewed and analyzed certain publicly available financial and other data with respect to the Company and certain other relevant historical operating data relating to the Company made available to RBC from published sources and from the internal records of the Company;

  •
  reviewed certain information furnished to RBC by the Company's management, including certain financial forecasts and analyses, relating to the business, operations and prospects of the Company;

  •
  conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook of the Company as a standalone entity;

  •
  reviewed the reported prices and trading activity for company common stock; and

  •
  performed other studies and analyses as it deemed appropriate.

        In arriving at its opinion, RBC performed the following analyses in addition to the review, inquiries and analyses referred to in the preceding paragraph:

  •
  compared the financial metrics of selected precedent transactions with the financial metrics implied by the merger consideration; and

  •
  performed a discounted cash flow analysis with respect to the Company.

        RBC employed different analytical methodologies in rendering its opinion, and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. RBC's overall conclusions were based on all the analyses and factors presented, taken as a whole, and also on application of RBC's own experience and judgment. Such conclusions may have involved significant elements of subjective judgment and qualitative analysis. RBC therefore gave no opinion as to the value or merit standing alone of any one or more parts of the analyses.

        In rendering its opinion, RBC assumed and relied upon the accuracy and completeness of all the information that was publicly available to it and all of the financial, legal, tax, operating and other information provided to or discussed with it by the Company (including, without limitation, the financial statements and related notes thereto of the Company), and did not assume responsibility for independently verifying and did not independently verify such information. RBC assumed that all projections and forecasts provided to it by the Company were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Company as a standalone entity. RBC expressed no opinion as to such projections and forecasts or the assumptions upon which they were based.

        In rendering its opinion, RBC did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of the assets or liabilities of the Company, and RBC was not furnished with any such valuations or appraisals. RBC did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of the Company. RBC did not investigate, and made no assumption regarding, any litigation or other claims affecting the Company.

        RBC assumed, in all respects material to its analysis, that all conditions to the consummation of the merger would be satisfied without waiver thereof. RBC further assumed that the executed version of the merger agreement would not differ, in any respect material to RBC's opinion, from the latest draft reviewed by RBC.

        RBC's opinion speaks only as of the date thereof, is based on the conditions as they existed and information which RBC was supplied as of the date thereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. RBC did not undertake to reaffirm or revise its opinion or otherwise comment upon events occurring after the date thereof and does not have an obligation to update, revise or reaffirm its opinion.

        RBC's opinion was provided for the information and assistance of the Board of Directors in connection with the merger. RBC expressed no opinion and made no recommendation to any Company stockholder as to how such stockholder should vote with respect to the merger or any other proposal to be voted upon by stockholders in connection with the merger. All advice and opinions (written and oral) rendered by RBC were intended for the use and benefit of the Board of Directors.

        RBC's opinion did not address the merits of the underlying decision by the Company to engage in the merger or the relative merits of the merger compared to any alternative business strategy or transaction in which the Company might engage.

        RBC's opinion addressed solely the fairness of the merger consideration, from a financial point of view, to the holders of company common stock, other than Coliseum Capital Partners, L.P., Blackwell Partners, LLC, and their respective affiliates. RBC's opinion did not in any way address other terms or arrangements of the merger or the merger agreement, including, without limitation, the financial or other terms of any other agreement contemplated by, or entered into in connection with, the merger or the merger agreement. Further, in rendering its opinion, RBC expressed no opinion about the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of company common stock.

        Set forth below is a summary of the material financial analyses performed by RBC in connection with its opinion and reviewed with the Board of Directors at its meeting on March 27, 2011. The following summary, however, does not purport to be a complete description of the financial analyses performed by RBC. The order of analyses described does not represent relative importance or weight given to those analyses by RBC. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of RBC's financial analyses.

  Transaction Summary

        Based upon the approximately 26.1 million shares of company common stock that were outstanding as of March 25, 2011 on a fully diluted basis (calculated using the treasury stock method), RBC noted that the merger consideration of $17.25 per share implied an equity value of approximately $449.6 million. Taking into account approximately $263.2 million of indebtedness and $36.1 million of cash and cash equivalents (as of February 28, 2011), RBC noted that the merger consideration implied an enterprise value of approximately $676.8 million. RBC also noted that the merger consideration of $17.25 per share of company common stock represented a premium of:

  •
  37.5% over the closing price per share of company common stock on March 25, 2011 of $12.55;

  •
  38.0% over the volume weighted average price per share of company common stock, or VWAP, for the 1-week period ending March 25, 2011 of $12.50;

  •
  27.8% over the VWAP for the 1-month period ending March 25, 2011 of $13.50;

  •
  22.1% over the VWAP for the 3-month period ending March 25, 2011 of $14.13;

  •
  38.7% over the VWAP for the 6-month period ending March 25, 2011 of $12.44;

  •
  76.5% over the VWAP for the 1-year period ending March 25, 2011 of $9.77;

  •
  123.7% over the VWAP for the 2-year period ending March 25, 2011 of $7.71;

  •
  165.9% over the VWAP for the 5-year period ending March 25, 2011 of $6.49;

  •
  202.8% over the VWAP for the 10-year period ending March 25, 2011 of $5.70; and

  •
  9.9% over the highest closing price per share of company common stock during the 52-week period ending March 25, 2011 of $15.69.

  Company Precedent Transactions Analysis

        RBC reviewed selected financial information for the following selected transactions involving target companies in the emergency medical transportation services sector:

Date Announced	Acquiror	Target
February 14, 2011	Clayton, Dubilier & Rice	Emergency Medical Services Corp.
August 25, 2010	Bain Capital	Air Medical Group Holdings
December 6, 2004	Onex Partners	American Medical Response Inc.

        RBC reviewed the implied enterprise values in the selected transactions, calculated as the equity value implied for the target company based on the consideration payable in the selected transaction, plus total debt, less cash and cash equivalents, as multiples of the target company's earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted to account for stock-based compensation, certain one-time expenses, management fees and other expenses, referred to as Adjusted EBITDA, for the latest twelve months preceding announcement of the transaction, referred to as Enterprise Value/LTM Adjusted EBITDA, to the extent such financial information had been made public as of the date of announcement of the applicable transaction.

        The following table sets forth the high, low, mean and median multiples of the comparable transactions derived by RBC, based on available historical financial information:

	High	Low	Mean	Median
Enterprise Value/LTM Adjusted EBITDA	9.5x	6.3x	8.4x	9.4x

        RBC then applied the following multiple ranges to the Company's Adjusted EBITDA for calendar year 2010, or CY 2010, based on Wall Street research analyst consensus projections, referred to as CY 2010 Adjusted EBITDA (Consensus), and to the Company's CY 2010 Adjusted EBITDA based on Company management projections adjusted to account for one-time expenses and other pro forma adjustments, referred to as CY 2010 Adjusted EBITDA (Management). This analysis yielded the following implied per share equity value reference ranges for company common stock, in each case, compared to the merger consideration:

	Selected Multiple Range	Implied Per Share Equity Value Reference Range
CY 2010 Adjusted EBITDA (Consensus)	6.3x – 9.5x	$8.19 – $16.71
CY 2010 Adjusted EBITDA (Management)	6.3x – 9.5x	$11.54 – $21.76

        Unless the context indicates otherwise, transaction values for the target companies derived from the precedent transactions analysis described above were calculated as of the announcement date of the relevant transactions based on the estimated enterprise value as of such date, using the purchase prices to be paid for the target companies in the selected transactions, instead of closing stock prices. Accordingly, this information may not reflect current or future market conditions.

        None of the companies used in the precedent transactions analyses are identical to the Company. Accordingly, RBC believes the analyses are not simply mathematical. Rather, they involve complex considerations and qualitative judgments, reflected in RBC's opinion, concerning differences in financial and operating characteristics of such companies and other factors that could affect the acquisition prices of the subject companies in the precedent transactions analysis.

  Company Discounted Cash Flow Analysis

        RBC performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate through the fiscal year ending June 30, 2016, based on estimates provided by the Company's management.

        RBC performed its discounted cash flow analysis of the Company using discount rates reflecting a weighted-average cost of capital ranging from 11.5% to 12.5% (discounted to March 31, 2011) and, for purposes of calculating the terminal value for the Company at the end of the forecast period, terminal EBITDA multiples ranging from 7.0x to 8.0x. This analysis yielded an implied per share equity value reference range for company common stock of $16.28 to $21.07, compared to the merger consideration of $17.25 per share.

  General

        The foregoing summary describes all the analyses and factors that RBC deemed material in its presentation to the Board of Directors, but is not a comprehensive description of all analyses performed or factors considered by RBC in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. RBC believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all of such analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, RBC did not assign specific weights to any particular analyses.

        In conducting its analyses and arriving at its opinion, RBC used a variety of generally accepted valuation methods. The analyses were prepared for the purpose of enabling RBC to provide its opinion to the Board of Directors as to the fairness, from a financial point of view, of the merger consideration to the holders of company common stock, other than Coliseum Capital Partners, L.P., Blackwell Partners, LLC, and their respective affiliates, and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, RBC made, and was provided by the Company's management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of RBC or the Company. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the Company or its advisors, neither the Company nor RBC nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

        The terms of the merger agreement were determined through arm's length negotiations between Parent and the Company and were approved by the Board of Directors. The decision to enter into the merger agreement was solely that of the Board of Directors. As described above, the opinion and presentation of RBC to the Board of Directors were only one of a number of factors taken into consideration by the Board of Directors in making its determination to approve the merger agreement. RBC did not recommend any specific amount of consideration to the Company or the Board of

Directors, or that any specific amount or type of consideration constituted the only appropriate consideration for the merger.

        The Company selected RBC to provide the opinion based on RBC's qualifications, expertise, reputation and experience in mergers and acquisitions. RBC is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes. The Company retained RBC pursuant to a letter agreement, dated January 10, 2011, which we refer to as the engagement letter. RBC has earned a fee of $500,000 for rendering its opinion, payable upon delivery of its opinion, regardless of whether the merger is consummated, and will be entitled to receive a fee that is based on a percentage of the aggregate consideration to be paid in the merger, which fee is estimated as of April 15, 2011 to be approximately $4.5 million, payable contingent on the consummation of the merger, against which the fee earned for rendering its opinion will be credited. Regardless of whether the merger is completed, the Company has agreed to indemnify RBC and certain related persons against certain liabilities related to or arising out of any matter contemplated by RBC's engagement, RBC's opinion or otherwise in connection with services provided with respect to a proposed acquisition of the Company by Parent. The Company has further agreed to reimburse RBC for expenses incurred in connection with services provided with respect to a proposed acquisition of the Company by Parent.

        In the ordinary course of business, RBC may act as a market maker and broker in the publicly traded securities of the Company and/or affiliates of Parent and receive customary compensation, and may also actively trade securities of the Company and/or affiliates of Parent for its own account and the accounts of its customers. Accordingly, RBC and its affiliates may hold a long or short position in such securities. RBC has provided investment banking and financial advisory services to the Company in the past, for which it received customary fees, including, in the past two years, (i) RBC acted as lead arranger, sole bookrunner and administrative agent on the Company's $220 million senior secured credit facilities and dealer manager and solicitation agent on the Company's $121 million tender offer and consent solicitation in 2009, (ii) RBC acted as sole lead arranger and bookrunner on the Company's $355 million senior secured credit facilities and as sole dealer manager and solicitation agent on the Company's $25 million tender offer and consent solicitation in 2010 and (iii) RBC's parent, Royal Bank of Canada, is currently a lender under the Company's 2010 senior secured credit facilities. RBC has also provided investment banking and other financial services to Warburg Pincus and its affiliates and portfolio companies from time to time for which its investment banking division has received, and may receive, compensation, including, but not limited to, having acted as co-manager with respect to a high-yield debt offering by MEG Energy Corp., a portfolio company of Warburg Pincus (aggregate principal amount of $750 million), in March 2011; as a co-manager with respect to a term loan refinancing in February 2011 (aggregate principal amount of $1.345 billion), a high-yield debt offering in July 2010 (aggregate principal amount of $700 million), and a revolver and term loan financing in July 2010 (aggregate principal amount of $1.490 billion), each by or provided to Interactive Data Company, a portfolio company of Warburg Pincus; as co-manager with respect to three separate high-yield debt offerings in, respectively January 2011 (aggregate principal amount of $325 million), August 2010 (aggregate principal amount of $250 million), and June 2009 (aggregate principal amount of $250 million), and public offerings of shares in the approximate amount of $310 million in January 2011, of shares in the approximate amount of $185 million in August 2010, of shares in the approximate amount of $234 million in April 2010, of shares in the approximate amount of $146 million in January 2010 and of shares in the approximate amount of $108 million in August 2009, each of Targa Resources Partner LLP, a portfolio company of Warburg Pincus; as a co-manager with respect to the initial public offering of shares in the amount of $414 million of Targa Resources Corp., a portfolio company of Warburg Pincus, in December 2010; and as a co-manager with respect to a public offering of shares in the amount of $99 million of Allos Therapeutics, Inc., a portfolio company of Warburg Pincus, in October 2009. RBC also may provide investment banking and other financial services to the Company, Warburg Pincus, and their respective affiliates or portfolio companies in the future. In connection with the above-described services RBC has received, and may receive in the future, compensation.

  Opinion of Moelis & Company LLC

        At the meeting of the Board of Directors on March 27, 2011, representatives of Moelis delivered Moelis' oral opinion, which was later confirmed in writing, that based upon and subject to the conditions and limitations set forth in its written opinion, as of March 27, 2011, the merger consideration to be received by the stockholders of the Company in the merger is fair, from a financial point of view, to such stockholders, other than Coliseum Capital Partners, L.P., Blackwell Partners, LLC, Parent, Merger Sub and their respective affiliates.

        The full text of Moelis' written opinion dated March 27, 2011, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, a copy of which is attached as Annex D to this proxy statement and is incorporated herein by reference. Stockholders are urged to read Moelis' written opinion carefully and in its entirety. The following summary describes the material analyses underlying Moelis' opinion, but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion. Moelis' opinion is limited solely to the fairness of the merger consideration from a financial point of view as of the date of the opinion and does not address the Company's underlying business decision to effect the merger or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to the Company. Moelis' opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any other matter. Moelis' opinion was approved by a Moelis fairness opinion committee.

        In arriving at its opinion, Moelis, among other things:

  •
  reviewed certain publicly available business and financial information relating to the Company that Moelis deemed relevant;

  •
  reviewed certain internal information relating to the business, including financial forecasts (with and without future acquisitions by the Company), earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

  •
  conducted discussions with members of senior management and representatives of the Company concerning the matters described in the foregoing, as well as the business and prospects of the Company generally;

  •
  reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared them with those of certain other companies in lines of business that Moelis deemed relevant;

  •
  compared the proposed financial terms of the merger with the financial terms of certain other transactions that Moelis deemed relevant;

  •
  reviewed a draft of the merger agreement, dated March 27, 2011;

  •
  participated in certain discussions and negotiations among representatives of the Company and Warburg Pincus and the Company's financial and legal advisors; and

  •
  conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

        In connection with its review, Moelis did not assume any responsibility for independent verification of any of the information supplied to, discussed with, or reviewed by Moelis for the purpose of its opinion and has, with the consent of the Board of Directors, relied on such information being complete and accurate in all material respects. In addition, at the direction of the Board of Directors, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor was Moelis furnished with any such evaluation or appraisal. Moelis did not evaluate the solvency or fair value of the Company, Parent or the surviving corporation under any state or federal laws relating to bankruptcy, insolvency or similar matters. With respect to the forecasted financial information referred to above, Moelis assumed, at the direction of the Board of Directors, that such financial information was reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company. Moelis assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they are based.

        Moelis' opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date thereof. Subsequent developments may affect Moelis' opinion but Moelis does not have any obligation to update, revise or reaffirm its opinion. Moelis' opinion does not constitute legal, tax or accounting advice.

        The following is a summary of the material financial analyses presented by representatives of Moelis to the Board of Directors at its meeting held on March 27, 2011, in connection with the delivery of the oral opinion at that meeting and its subsequent written opinion.

        Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis' analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis' analyses.

        The analyses performed by Moelis include analyses based upon forecasts of future results, which results might be significantly more or less favorable than those upon which Moelis' analyses were based. The analyses do not purport to be appraisals or to reflect the prices at which company common stock might trade at any time following the announcement of the merger. Because the analyses are inherently subject to uncertainty, being based upon numerous factors and events, including, without limitation, factors relating to general economic and competitive conditions beyond the control of the parties or their respective advisors, neither Moelis nor any other person assumes responsibility if future results or actual values are materially different from those contemplated below.

  Selected Public Companies Analysis

        Moelis performed a selected public companies analysis, which is intended to provide an implied value of the Company by comparing certain financial information of the Company with corresponding financial information of selected public companies. Although none of the selected companies is directly comparable to the Company, the companies were selected because they have operations that, for purposes of analysis, are comparable in certain respects to the Company:

  •
  Emergency Transport/Logistics Providers

  •
  Air Methods Corporation

  •
  The Providence Service Corporation

  •
  Acute Care Providers

  •
  HCA Holdings, Inc.

  •
  Universal Health Services, Inc.

  •
  Community Health Systems, Inc.

  •
  Health Management Associates, Inc.

  •
  LifePoint Hospitals, Inc.

        As part of its selected public companies analysis, Moelis calculated and analyzed each selected company's ratio of its total enterprise value, or TEV, (calculated as fully diluted equity value based on closing stock prices as of March 25, 2011, including the dilutive effect based on the treasury stock method of both in-the-money stock options and in-the-money convertible preferred stock or debt, plus debt, minority interest, preferred stock and out-of-the money convertibles, less cash as of each company's most recently reported quarter end) to EBITDA for the most recently reported latest twelve months, or LTM, and estimated calendar year 2011, which is referred to in this section as CY2011 based on consensus analyst estimates compiled by Thomson Reuters. In addition, Moelis calculated and analyzed each selected company's Price/Earnings Per Share for CY2011 (P/E), also based on such analyst estimates. The following summarizes the results of these calculations:

Emergency Transport/Logistics Providers

	Mean	Median
TEV/EBITDA
LTM	6.4x	6.4x
CY2011	6.4x	6.4x
P/E
CY2011	12.5x	12.5x

Acute Care Providers

	Mean	Median
TEV/EBITDA
LTM	7.3x	7.3x
CY2011	6.8x	6.7x
P/E
CY2011	12.9x	12.7x

Overall – All Selected Public Companies

	Mean	Median
TEV/EBITDA
LTM	7.0x	7.3x
CY2011	6.7x	6.7x
P/E
CY2011	12.8x	12.7x

        Based on its analysis of the foregoing selected public companies, Moelis selected the following valuation multiple ranges: 7.0x to 8.0x for enterprise value as a multiple of LTM EBITDA and 6.5x to 7.5x for enterprise value as a multiple of CY2011 estimated EBITDA. Moelis applied the selected ranges to the relevant statistics for the Company using LTM Pro Forma Adjusted EBITDA and projections for CY2011 estimated Pro Forma Adjusted EBITDA prepared by the Company's management and calculated an implied range of company common stock prices on a fully-diluted basis. This resulted in a valuation range for the Company of $13.60 to $16.74 per share of common stock based on LTM Pro Forma Adjusted EBITDA and $13.60 to $16.97 per share of common stock based on CY2011 estimated Pro Forma Adjusted EBITDA. As used in this section, Pro Forma Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization with the following adjustments: less minority interest expense, plus stock-based compensation expense, plus gain on sale of assets, plus one-time/extraordinary expenses and gives full-year effect to the Company's acquisition of Pridemark and the Santa Clara contract.

  Selected Transactions Analysis

        Moelis compared selected financial and transaction metrics of the Company and the merger with similar data (where available) of selected transactions in the Emergency Transport Services and Acute

Care and Healthcare Provider Services sectors. For each of the selected transactions, Moelis calculated valuation multiples based on information that was publicly available, focusing on the ratio of total enterprise value to EBITDA for the identified target company for the most recent reported last twelve months period as of the announcement date of the transaction. While none of the companies involved in the selected transactions are directly comparable to the Company, the transactions were selected because the companies involved have operations that, for purposes of analysis, are comparable in certain respect to the Company in terms of financial results, market size and product profile.

Emergency Transport Services

Date Announced	Target	Acquiror
February 2011	Emergency Medical Services Corporation	Clayton, Dubilier & Rice, LLC
December 2010	Falck A/S(1)	Lundbeckfond Invest A/S
August 2010	Air Medical Group Holdings, Inc	Bain Capital Partners, LLC
December 2004	American Medical Response, Inc.	Onex Corporation
November 2004	Falck A/S	Nordic Capital

Acute Care and Healthcare Provider Services

Date Announced	Target	Acquiror
February 2011	RehabCare Group, Inc.	Kindred Healthcare, Inc.
November 2010	Tenet Healthcare Corporation(2)	Community Health Systems, Inc.
September 2010	Res-Care, Inc.	Onex Corporation
August 2010	Prospect Medical Holdings, Inc.	Leonard Green & Partners, L.P.
May 2010	Psychiatric Solutions, Inc.	Universal Health Services, Inc.
March 2007	Triad Hospitals, Inc.	Community Health Systems, Inc.
July 2006	HCA Inc.	Kohlberg Kravis Roberts & Co. L.P.; Bain Capital Partners, LLC; Merrill Lynch Global Partners, Inc.
August 2004	Province Healthcare Company	LifePoint Hospitals, Inc.
July 2004	Vanguard Health Systems, Inc.	The Blackstone Group
May 2004	IASIS Healthcare Corporation	Texas Pacific Group

Selected Transactions:

TEV/ LTM EBITDA
Emergency Transport Services
Mean	8.2x
Median	8.4x
Acute Care and Healthcare Provider Services
Mean	8.1x
Median	8.1x
All Selected Precedent Transactions
Mean	8.1x
Median	8.1x

(1)
Lundbeckfond Invest A/S acquired 36% of Falck A/S.

(2)
Represents the multiple implied by the price per share of the unsolicited offer made by Community Health Systems, Inc. for Tenet Healthcare Corporation, which has not been approved by the board of directors of Tenet Healthcare Corporation or its shareholders.

        Based on its analysis of the foregoing selected transactions, Moelis selected a valuation multiple range of 7.5x to 8.5x for total enterprise value as a multiple of LTM Pro Forma Adjusted EBITDA and derived a valuation range for the Company of $15.17 to $18.31 per share.

  Discounted Cash Flow Analysis

        Moelis conducted a discounted cash flow, or DCF, analysis of the Company to calculate a range of implied equity values per share for the Company. A DCF analysis is a method of evaluating a business using estimates of the future unlevered free cash flows generated by the business and taking into consideration the time value of money with respect to those future cash flows by calculating their "present value." "Present value" refers to the current value of one or more future cash payments for the business, which Moelis refers to as that business' unlevered free cash flows, and in this case was obtained by discounting those free cash flows back to March 31, 2011 using a mid-year convention and, at the instruction of the Company's management, a 39% tax rate.

        Using projections provided by the Company's management (with and without possible future acquisitions that the Company may consider), Moelis performed a DCF analysis utilizing the after-tax unlevered free cash flows for the fourth quarter of the 2011 fiscal year and the fiscal years 2012 to 2016, using discount rates ranging from 10.5% to 11.5%, reflecting estimates of the Company's weighted average cost of capital. The DCF analysis was performed including and excluding future acquisitions as well as including and excluding the equity value per share of the Company's net operating losses, which we refer to as NOLs. The terminal value was then calculated using an EBITDA terminal multiple range of 7.0x to 8.0x, which implied perpetuity growth rate ranges of 3.7% to 5.5% (excluding acquisitions) and 3.9% to 5.6% (including acquisitions).

        Based on the foregoing, Moelis derived a valuation range of $15.67 (excluding acquisitions and NOLs) to $21.19 (including acquisitions and NOLs) per share of company common stock.

  Certain Matters Reviewed

        Purchase Price Premium.    Moelis reviewed the purchase price premium paid in all announced acquisitions for cash consideration and going private transactions, in each case involving U.S. public companies with implied transaction values between $500 million and $1.5 billion from January 1, 2006 through March 25, 2011. For each transaction and the merger, Moelis calculated the premium per share paid by the acquiror by comparing the announced transaction value per share to the target company's closing share price: (i) one trading day prior to announcement, (ii) one week prior to announcement and (iii) one month prior to announcement.

        The results are summarized below:

	One Trading Day Prior	One Week Prior	One Month Prior
All-Cash Transactions	25.6%	26.3%	30.1%
Going Private Transactions	17.7%	19.2%	22.6%
Merger	37.5%	34.0%	15.0%

        52-Week Trading Range.    Moelis reviewed the trading range of company common stock for the 52 week period ending March 25, 2011, which ranged from $5.93 to $15.85 per share of company common stock.

        The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis' opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.

        No company or transaction used in the analyses described above for purposes of comparison is directly comparable to the Company, Parent or the merger. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither the Company, nor Moelis or any other person assumes responsibility if future results are materially different from those forecast.

        The merger consideration was determined through arms' length negotiations between the Company and Warburg Pincus and was approved by the Board of Directors upon recommendation of the special committee. The decision by the Board of Directors and the special committee to approve, adopt and authorize the merger was solely that of each of the Board of Directors and the special committee. Representatives of Moelis provided advice to the Company during these negotiations. Moelis did not, however, recommend any specific amount of consideration to the Company or the Board of Directors, or that any specific amount or type of consideration constituted the only appropriate consideration for the merger.

        The Moelis opinion and financial analyses, taken together, represented only one of many factors considered by each of the Board of Directors and the special committee in its evaluation of the merger and was not determinative of the views of the Board of Directors and the special committee or the Company's management with respect to the merger, the merger consideration or whether the Board of Directors and the special committee would have been willing to agree to different consideration.

        Moelis' opinion was prepared for the use and benefit of the Board of Directors in its evaluation of the merger. Moelis was not asked to address, and its opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of company common stock. In addition, Moelis' opinion does not express any opinion as to the fairness of the amount or nature of any compensation to be received by any of the Company's officers, directors or employees, or any class of such persons, relative to the merger consideration. At the direction of the Board of Directors, Moelis was not asked to, nor did it, offer any opinion as to the material terms of the Agreement or the form of the merger. In rendering its opinion, Moelis assumed, with the consent of the Board of Directors, that the final executed form of the merger agreement would not differ in any material respect from the draft that Moelis examined, and that Parent, Merger Sub and the Company would comply with all the material terms of the merger agreement.

        Pursuant to the terms of Moelis' engagement as financial advisor to the Board of Directors, Moelis has earned a fee of $500,000 for rendering its opinion, payable upon delivery of its opinion, regardless of whether the merger is consummated, and will be entitled to receive a fee that is based on a percentage of the aggregate consideration to be paid in the merger, which fee is estimated as of April 15, 2011 to be approximately $3 million, payable contingent on the consummation of the merger, against which the fee earned for rendering its opinion will be credited. In addition, the Company has agreed to indemnify Moelis for certain liabilities arising out of its engagement. Moelis has not rendered services to or received compensation from the Company prior to this transaction.

        In June 2010, Moelis provided financial advisory services to MACH S.à.r.l., a portfolio company of an affiliate of Warburg Pincus and received compensation for the rendering of such services. Moelis may provide investment banking services to the Company, Parent and Parent's affiliates in the future for which it would expect to receive compensation. In the ordinary course of business, Moelis, its successors and affiliates may trade securities of the Company or Parent for its own accounts and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

        The Board of Directors selected Moelis as its financial advisor in connection with the merger because Moelis has substantial experience in similar transactions. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Projected Financial Information

        Other than the annual guidance that we historically have made publicly available on a quarterly basis, we do not, as a matter of course, publicly disclose forecasts of future revenues, earnings, financial condition or other results. However, in connection with the discussions concerning the merger, we made available to Warburg Pincus, Parent, Merger Sub, other potential buyers and the financing sources of Parent and Merger Sub certain non-public unaudited prospective financial information, which we refer to as the projections, on a confidential basis solely for use in connection with their due diligence review of the Company. This information was also made available to RBC and Moelis for use in connection with their financial analyses summarized above. See "—Opinions of the Company's Financial Advisors" beginning on page 36. We have included below certain summary prospective financial information to provide our stockholders access to certain non-public information that was furnished to the third parties described above in connection with the merger.

        The projections were prepared by our management in January 2011. The projections included financial forecasts of our operating performance for fiscal years 2011 through 2016. The projections were prepared by our management for internal use only, on a basis consistent with the accounting principles used in our historical financial statements, and not with a view toward public disclosure. In addition, the projections were not prepared with a view toward compliance with the rules and regulations of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the Company's auditor has not examined, reviewed, compiled or otherwise applied procedures to the projections and, accordingly, assumes no responsibility for, and expresses no opinion regarding them.

        The development of the projections was subjective in nature. In compiling the projections, our management took into account historical performance, combined with estimates regarding revenues, operating income, EBITDA, capital spending, acquisitions and other matters. Although the projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by our management that they believed were reasonable at the time they prepared such projections, given the information they had at the time.

        We do not intend to, and expressly disclaim any responsibility to, update or otherwise revise the projections to reflect circumstances existing after the date when the projections were prepared or to reflect the occurrence of future events even in the event that one or more of the assumptions underlying the projections are no longer appropriate. The inclusion of the projections in this proxy statement should not be regarded as an indication that these projections will be predictive of actual future results, and the projections should not be relied upon for such purpose. The projections also involve estimates and predictions of our management relating to other factors such as industry performance, the market for our existing and potential new services, the competitive environment, the broader healthcare reimbursement environment, expectations regarding future acquisitions and general business, economic, regulatory, market and financial conditions and other factors described or referenced under "Cautionary Statement Concerning Forward-Looking Information" beginning on page 21, all of which are difficult to predict and beyond the control of our management, and may cause the projections or the underlying assumptions not to be reflective of actual future results or conditions. In addition, the projections do not take into account any circumstances or events occurring after the date they were prepared and, accordingly, do not give effect to the merger or any changes to our operations or strategy that may be implemented after the completion of the merger or any other event or occurrence after January 2011. Further, the projections do not take into account the effect of any failure of the merger to occur and should not be viewed as accurate in that context. Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially better or worse than those contained in the projections. You should review the Company's most recent SEC filings for the actual results for the Company's fiscal year 2010, as reported in the our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, as well as our Quarterly Reports on Form 10-Q for the subsequent interim periods. See "Where You Can Find More Information" beginning on page 98.

        In preparing the projections, our management made the following material assumptions for the period from fiscal year 2011 through fiscal year 2016:

  •
  Fiscal 2011 revenue and Adjusted EBITDA were forecast based on the Company's regular internal annual budget process.

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  Fiscal 2012 revenue and Adjusted EBITDA were forecast based on an anticipated combined revenue growth rate of 17%, resulting from the Company's proposed organic and strategic growth initiatives including (i) projected expansion of existing services areas and winning new emergency contracts and (ii) projected acquisitions of medical transport service businesses that are at various stages of consideration. Such expansion of services areas, new contracts and acquisitions of businesses may or may not materialize. The fiscal year 2012 period also includes the addition of a significant new emergency contract announced by the Company on December 14, 2010 in Santa Clara County, California which was not reflected in the Company's historical run rate.

  •
  Fiscal years 2013 through 2016 revenue were forecast based on an anticipated annual growth rate of 11% to 13%, resulting from the Company's proposed organic and strategic growth initiatives including (i) projected expansion of existing services areas and winning new emergency contracts and (ii) projected acquisitions of medical transport service businesses. Such expansion of services areas, new contracts and acquisition of businesses may or may not materialize.

  •
  Fiscal 2012 through 2016 Adjusted EBITDA forecasts were based on the assumption that the Company would achieve a slight margin improvement.

  •
  Net income projections were estimated based primarily on assumptions concerning (i) Adjusted and Pro Forma Adjusted EBITDA, (ii) depreciation of our fixed assets and capital expenditures, (iii) amortization of our existing intangible assets and intangible assets recorded as part of our acquisitions, (iv) interest expense on our existing debt structure, and (v) our effective tax rate.

  •
  Management assumed that the Company will spend $50 million per year beginning in fiscal 2012 for the acquisition of new medical transport service businesses. Such acquisitions may or may not materialize.

  •
  Free Cash Flow for 2011 was forecast based primarily on assumptions made for cash to be paid for interest and taxes, changes in working capital, capital expenditures developed from internal budgets and cash paid for acquisitions.

  •
  Free Cash Flow for 2012 through 2016 was forecast based on the assumption that the Company would experience a slight decrease in working capital from the accounts receivable build pursuant to acquisitions, capital expenditure growth consistent with revenue growth and an expectation of potential acquisitions.

Management Projections (dollars in millions except per share amounts)

	LTM 12/31/2010	2011E	2012E	2013E	2014E	2015E	2016E
Revenue	$548.4	$568.7	$667.7	$755.0	$848.2	$947.9	$1,054.8
Adjusted EBITDA(a)	76.8	82.9	94.2	108.6	124.2	141.2	159.5
Pro Forma Adjusted EBITDA(b)	83.7	89.3	—	—	—	—	—
Net Income	12.0	13.4	31.2	36.3	42.4	49.6	58.0
Acquisitions	5.7	4.3	50.0	50.0	50.0	50.0	50.0
Capital Expenditures	15.7	31.4	22.7	25.7	28.8	32.2	35.9
Free Cash Flow	$10.6	$2.3	$(6.9)	$(1.3)	$(5.8)	$(0.4)	$7.8

(a)
Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization with the following adjustments: less minority interest expense, plus stock-based compensation expense, goodwill impairment and loss on debt extinguishment, plus gain on sales of assets and one-time expenses.

(b)
Pro Forma Adjusted EBITDA is Adjusted EBITDA giving full-year effect to the Company for the October 2010 acquisition of Pridemark Paramedic Services and the new contract win in Santa Clara County that was announced on December 14, 2010 and will become effective July 1, 2011. Pro Forma Adjusted EBITDA, as shown in the table above, does not include $2 million in cost savings projected to result from the Company no longer being a publicly traded company. The Company provided such projected cost savings to potential buyers.

Delisting and Deregistration of Company Common Stock

        If the merger is completed, company common stock will be delisted from NASDAQ and deregistered under the Exchange Act, price quotations with respect to shares of company common stock will no longer be available, and the Company will no longer file periodic reports with the SEC.

Financing of the Merger

        We estimate that the total amount of funds necessary to complete the merger and the related transactions and financings, including the payment of related fees and expenses, will be approximately $733 million, including the funds needed to:

  •
  pay our stockholders (and holders of our other equity-based interests) the amounts due to them under the merger agreement;

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  refinance certain existing debt of the Company and its subsidiaries; and

  •
  pay fees and expenses related to the merger and the debt that will finance the merger.

        We expect this amount to be funded through a combination of the following:

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  equity financing of up to $218 million to be provided or secured by the Guarantor or other parties to whom the Guarantor assigns a portion of its commitment;

  •
  a $415 million senior secured term loan facility and revolving credit facility;

  •
  the issuance of $200 million in aggregate principal amount of senior unsecured notes (supplemented or replaced, if some or all of those notes cannot be sold at closing, by borrowings under a senior unsecured bridge loan facility); and

  •
  to the extent available, unrestricted cash on hand of the Company.

        Parent has obtained the equity and debt financing commitments described below. The funding under those commitments is subject to conditions, including conditions that do not relate directly to the merger agreement. Parent has represented to us that, if the financing is funded in accordance with the equity and debt funding letters described herein, it has sufficient committed equity and debt financing to complete the transaction. Although obtaining the equity or debt financing is not an express condition to the completion of the merger, the failure of Parent and Merger Sub to obtain sufficient financing would likely result in the failure of the merger to be completed. In that case, Parent may be obligated to pay the Company a fee of $33.84 million as described under "The Merger Agreement—Termination Fees" beginning on page 83. Payment of such fee is guaranteed by the Guarantor referenced below.

  Equity Financing

        Parent has entered into the equity financing letter, with the Guarantor, dated as of March 28, 2011, pursuant to which the Guarantor has committed, upon the terms and subject to the conditions set forth in the equity financing letter, to make or secure capital contributions to Parent for an aggregate of up to $218 million. The Guarantor may assign a portion of its equity commitment to other investors, although no assignment of the equity commitment to other investors will affect the Guarantor's commitment to make or secure capital contributions pursuant to the equity financing letter. The Guarantor may reduce its equity commitment in the event Parent does not require the full amount of the equity commitment in order to consummate the transactions contemplated by the merger agreement.

        The Guarantor's equity commitment is generally subject to the satisfaction of the conditions to Parent and Merger Sub's obligations to effect the consummation of the merger as set forth in the merger agreement, the satisfaction of the conditions to the initial funding under the debt financing, and the substantially concurrent receipt of the proceeds of the debt financing described below. The equity financing contemplated by the equity financing letter will terminate upon the earliest to occur of (i) the Guarantor's discharge of its obligation pursuant to the equity financing letter in connection with the closing of the merger, (ii) the termination of the merger agreement, (iii) without limiting the Company's rights against Parent or Merger Sub under the merger agreement or against the Guarantor under the limited guaranty, the commencement of any action, suit, claim or proceeding at law or in equity or arbitration by Parent, Merger Sub, the Company or any of their affiliates against the Guarantor or any related party in connection with the equity financing letter, the merger agreement or the transactions contemplated thereby, including the merger, or the limited guaranty referred to below under "The Merger—Limited Guaranty" beginning on page 53 or (iv) payment of the Parent's termination fee.

        The Company is a third-party beneficiary of the equity financing letter solely in the limited circumstances set forth in the merger agreement in which the Company is entitled to seek specific performance of Parent's obligation to cause the equity financing contemplated by the equity financing letter to be funded, as described under "The Merger Agreement—Specific Performance" beginning on page 85.

  Debt Financing

        In connection with the execution and delivery of the merger agreement, Merger Sub has obtained a debt commitment letter, dated as of March 28, 2011, from the lenders, to provide, severally and not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, up to $615 million in debt financing (not all of which is expected to be drawn at the closing of the merger), consisting of (i) up to $415 million pursuant to senior secured facilities (consisting of a $315 million term loan facility with a term of seven years (which must be drawn in full concurrently with the consummation of the merger) and a $100 million revolving facility with a term of five years (which will include sublimits for the issuance of letters of credit and swingline loans)) and (ii) up to $200 million pursuant to a senior unsecured bridge loan facility (which would be utilized in the event that Merger Sub cannot issue and sell the full amount of the senior unsecured notes referred to in the next sentence on or prior to the closing of the merger). It is expected that at the closing of the merger, $200 million in aggregate principal amount of senior unsecured notes will be issued pursuant to Rule 144A of the Securities Act, or another private placement exemption in lieu of the senior unsecured term loans under the bridge loan facility. The notes will not be registered under the Securities Act and may not be offered in the U.S. absent registration or an applicable exemption from registration requirements and nothing herein is or shall be deemed to be an offer or sale of debt securities, which may only be made pursuant to appropriate offering documentation. The proceeds under the term loan facility and the senior unsecured notes (or the bridge loan facility in the event and to the extent that Merger Sub is unable to issue and sell all or any portion of the notes) will be used to fund the transactions contemplated by the merger agreement (including payment of the aggregate merger consideration). The revolving facility generally will be used after the closing of the merger for working capital and other general corporate purposes.

        The facilities contemplated by the debt financing commitments are conditioned on the consummation of the merger as well as other customary conditions, including, but not limited to:

  •
  since March 28, 2011, there shall not have been any development, change, effect, event, state of facts or occurrence that has had or would reasonably be expected to have a material adverse effect (as defined below in "The Merger Agreement—Material Adverse Effect Definition" beginning on page 70);

  •
  the negotiation, execution and delivery of definitive loan documents consistent with the terms set forth in the debt financing commitment from the lenders;

  •
  Parent's receipt of cash equity contributions in an amount, when combined with the fair market value of the equity of management and existing equity holders of the Company rolled over or invested in connection with the merger, if any, equal to at least 28% of the total pro forma debt and equity capitalization of the borrower and its subsidiaries on the closing date after giving effect to the merger and the debt financing;

  •
  the accuracy of certain representations and warranties;

  •
  the delivery of certain unaudited and audited financial statements;

  •
  the payment of applicable fees and expenses;

  •
  the receipt of a customary offering memorandum for use in connection with the offering of the senior unsecured notes;

  •
  the delivery of customary closing documents (including, among others, documents necessary to establish and create security interests in certain items of collateral); and

  •
  the absence of any amendments to or waivers of the merger agreement to the extent material and adverse to the lenders without the prior consent of the lenders.

        If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the debt financing commitment, Parent is required to promptly notify the Company and use its reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the merger on terms and conditions not materially less favorable to Parent and Merger Sub than those set forth in the debt commitment letter described above as promptly as reasonably practicable following the occurrence of such event. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described above is not available as anticipated. The documentation governing the senior secured facilities and the bridge loan facility has not been finalized and, accordingly, their actual terms may differ from those described in this information statement.

        Although the debt financing described in this information statement is not subject to the lenders' satisfaction with their due diligence or to a "market out," such financing may not be considered assured. The failure of Parent and Merger Sub to obtain sufficient financing would likely result in the failure of the merger to be completed. In that case, Parent may be obligated to pay to the Company a termination fee of $33.84 million as described under "The Merger Agreement—Termination Fees" beginning on page 83. That obligation is guaranteed by the Guarantor, as described under "—Limited Guaranty" below. The Company is also entitled, under certain limited circumstances set forth in the merger agreement, to seek specific performance instead of the Parent's termination fee and cause Parent and Merger Sub to file one or more lawsuits to enforce the terms of the debt financing commitment as described under "The Merger Agreement—Specific Performance" beginning on page 85.

        The debt commitment letter terminates upon the earlier to occur of (i) the termination of the merger agreement in accordance with its terms, (ii) the consummation of the merger, (iii) any public announcement by Parent or its affiliates that they do not intend to proceed with the merger or the debt financing and (iv) the walk-away date.

Limited Guaranty

        Concurrently with the execution of the merger agreement, pursuant to a limited guaranty delivered by the Guarantor, the Guarantor has unconditionally and irrevocably guaranteed to the Company the due and punctual payment, observance, performance and discharge of the obligations of Parent with respect to the $33.84 million termination fee payable under certain circumstances by Parent, subject to the limitations set forth in the limited guaranty and the merger agreement, as described under "The Merger Agreement—Termination Fees" beginning on page 83.

        The limited guaranty will terminate on the earliest of (i) the effective time, (ii) receipt in full by the Company or its affiliates of the termination fee, (iii) termination of the merger agreement in accordance with its terms in any circumstance other than pursuant to which Parent would be obligated to make a payment of the termination fee and (iv) the 12-month anniversary of any termination of the merger agreement in accordance with its terms in any circumstances pursuant to which Parent would be obligated to make a payment of the termination fee. In addition, in the event that the Company or any of its affiliates asserts certain claims against the Guarantor or its related parties, including, among other things, that the Guarantor's liability exceeds the limitations set forth in the limited guaranty or that the termination and/or no recourse provisions of the limited guaranty are invalid, then the Guarantor's obligations under the limited guaranty will terminate, the Guarantor will have a claim against the Company for any payments previously made under the limited guaranty and the Guarantor and its related parties will not have any liability to the Company or any of its affiliates under the limited guaranty, the equity financing letter or otherwise.

Accounting Treatment

        The merger will be accounted for as a purchase transaction for financial accounting purposes.

 Certain Material U.S. Federal Income Tax Consequences

        TREASURY DEPARTMENT CIRCULAR 230 DISCLOSURE: THIS DISCUSSION WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE U.S. INTERNAL REVENUE CODE. THIS DISCUSSION WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF TRANSACTIONS DESCRIBED IN THIS STATEMENT. EACH PROSPECTIVE INVESTOR IS URGED TO SEEK ADVICE BASED ON THE INVESTOR'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        The following is a summary of certain material U.S. federal income tax consequences of the merger that are relevant to beneficial holders of company common stock whose shares will be converted to cash in the merger and who will not own (actually or constructively) any shares of company common stock after the merger. The following discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial holders of company common stock. This summary deals only with a share of company common stock held by the beneficial owner as a "capital asset" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (generally, property held for investment), for U.S. federal income tax purposes. This discussion is for general information purposes only, is not exhaustive of all possible tax considerations and is not intended to be and should not be construed as tax advice. In addition, it does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, including, without limitation, tax-exempt organizations, holders subject to the U.S. federal alternative minimum tax, dealers or traders in securities, financial institutions, insurance companies, regulated investment companies, certain former citizens or residents of the U.S., U.S. holders (as defined below) whose functional currency is not the U.S. dollar and persons that hold stock in connection with a straddle, hedging, conversion or other risk-reduction transaction

        The U.S. federal income tax consequences set forth below are based upon the Internal Revenue Code, U.S. Treasury Regulations promulgated thereunder, court decisions, and current rulings and pronouncements of the Internal Revenue Service, or the IRS, all as in effect as of the date hereof and, all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the IRS with respect to statements made and conclusions reached in this summary, and there can be no assurance that such statements and conclusions (which do not bind the IRS or the courts) will not be challenged by the IRS or sustained by a court if so challenged.

        As used herein, the term "U.S. holder" means a beneficial owner of company common stock that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the U.S.;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or of any political subdivision thereof; or

  •
  any other person that is subject to U.S. federal income tax on a net income basis.

        Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens, and thus would constitute "U.S. Holders" for purposes of the discussion below. An individual may be treated as a resident alien of the U.S., as opposed to a non-resident alien, for U.S. federal income tax purposes if the individual is present in the U.S. for at least 31 days in a calendar year and for an aggregate of at least 183 days during a 3-year period ending in such calendar year. For purposes of this calculation, all of the days that the individual was present in the then-current year, one-third of the days that the individual was present in the immediately preceding year and one-sixth of the days that the individual was present in the second preceding year are considered.

        As used herein, the term "non-U.S. holder" means a beneficial owner of company common stock that is neither a U.S. holder nor a partnership or entity treated as a partnership for U.S. federal income tax purposes.

        If a partnership (including any entity taxed as a partnership for U.S. federal income tax purposes) is a beneficial owner of a share of company common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax consequences to them of the merger.

        This summary does not address the tax consequences arising under any state, local or foreign law. Furthermore, this summary does not consider the effect of the U.S. federal estate or gift tax laws.

        Holders of company common stock are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

  U.S. Holders

        The receipt of cash by a U.S. holder in exchange for company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. holder's gain or loss will be equal to the difference, if any, between the amount of cash received (plus the amount, if any, of taxes withheld) and the U.S. holder's adjusted tax basis in the shares surrendered pursuant to the merger. Gain or loss recognized by a U.S. holder will be capital gain or loss and will be long-term capital gain or loss if, at the time of consummation of the merger, the U.S. holder held the shares for more than one year. For non-corporate taxpayers, long-term capital gains are generally taxable at a reduced rate. Deduction of capital losses may be subject to certain limitations.

  Non-U.S. Holders

        A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized pursuant to the merger unless:

  •
  The non-U.S. holder is an individual who was present in the U.S. for 183 days or more during the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder will be subject to tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources.

  •
  The gain is effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder and, if required by a tax treaty, the gain is attributable to a permanent establishment maintained in the U.S. by the non-U.S. holder, in which case the holder will be subject to the same treatment as U.S. holders with respect to such gain.

  •
  We are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes during the shorter of the non-U.S. holder's holding period or the 5-year period preceding the merger, as the case may be. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

        Additionally, non-U.S. holders that are corporations could be subject to a branch profits tax with respect to such gain, which generally is imposed on a foreign corporation on the deemed repatriation from the U.S. of effectively connected earnings and profits, at a rate of 30% (or at a reduced rate under an applicable tax treaty).

  Information Reporting and Backup Withholding

        A stockholder may be subject to backup withholding at the applicable rate (currently 28%) on the cash payments to which such stockholder is entitled pursuant to the merger, unless the stockholder properly establishes an exemption or provides a taxpayer identification number and otherwise complies with the backup withholding rules. Each stockholder should complete and sign the IRS Form W-9 included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption applies and is established in a manner satisfactory to the paying agent. In addition, certain foreign persons, such as certain nonresident aliens, may establish an exemption from, or a reduced rate of, backup withholding by delivering the applicable IRS Form W-8BEN, certifying such person's non-U.S. status. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowable as a refund against a stockholder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

        THE U.S. FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the recommendation of the Board of Directors with respect to the merger agreement, you should be aware that certain of the Company's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below and in "—Treatment of Company Equity Awards" beginning on page 58 and "—Payments Upon Termination Following Change-in-Control" beginning on page 60. The Board of Directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger, and recommend that the stockholders of the Company vote in favor of adopting the merger agreement. See "—Background of the Merger" beginning on page 27 and "—Reasons for the Merger; Recommendation of the Board of Directors" beginning on page 33 for a further discussion of these matters.

  Arrangements with Parent

        As of the date of this proxy statement, none of the Company's executive officers or other key employees has entered into any agreement, arrangement or understanding with the Company or its subsidiaries or with Parent, Merger Sub or its affiliates in connection with the merger or any amendments or modifications to his or her existing employment agreement with the Company in connection with the merger, including employment with, or the right to participate in the equity of, the surviving corporation or Parent on a going-forward basis following the completion of the merger. No member of the Board of Directors has entered into any agreement, arrangement or understanding with Parent or its affiliates regarding the right to participate in the equity of Parent following the completion of the merger.

        Parent has informed us that it may establish equity-based compensation plans for management of the surviving corporation. In the event any new arrangements or agreements were entered into at or prior to completion of the merger such arrangements would not become effective until after the merger is completed.

  Insurance and Indemnification of the Company's Directors and Executive Officers

        After the effective time, the surviving corporation will indemnify and hold harmless the current and former directors and officers of the Company or its subsidiaries for certain acts or omissions occurring at or prior to the effective time to the full extent existing as of the date of the merger agreement in favor of such persons as provided in their respective certificate of incorporation or by-laws (or comparable organizational documents).

        Additionally, the surviving corporation must maintain in effect the Company's current director's and officer's liability insurance for six years after the effective time (whether through purchase of a "tail" policy or otherwise), with respect to those directors and officers of the Company and its subsidiaries who are currently (and any additional persons who prior to the effective time become) covered by the Company's directors' and officers' liability insurance policy, subject to certain limitations.

Treatment of Company Equity Awards

  Treatment of Company Stock Options

        As of March 24, 2011, there were approximately 126,000 shares of company common stock subject to outstanding stock options. Under the merger agreement, we have agreed to adopt such resolutions and take such other actions as may be required so that each unexercised stock option, whether vested or unvested, that is outstanding immediately prior to the effective time will be cancelled, and the holder thereof shall cease to have any rights with respect thereto except the right, on the date on which the effective time occurs, to receive an amount in cash, without interest, equal to (i) the excess, if any, of (a) the merger consideration over (b) the exercise price per share of company common stock subject to such stock option, multiplied by (ii) the number of shares of company common stock subject to such stock option.

        The following table sets forth, as of March 24, 2011, for each of our executive officers and directors (i) the aggregate number of shares of company common stock subject to vested stock options, (ii) the exercise price of each vested stock option, (iii) the value of the vested stock options on a pre-tax basis, calculated by multiplying (a) the excess, if any, of the merger consideration over the respective per share exercise prices of such stock options by (b) the number of shares of company common stock subject to those stock options and (iv) the aggregate amount of consideration we expect to pay for all such options upon consummation of the merger. As of March 24, 2011, no stock options were unvested.

	Vested Stock Options			Aggregate Cash Consideration for All Stock Options
Name	Shares	Exercise Price ($)	Value ($)	Shares	Value ($)
Executive Officers
Michael P. DiMino	—	—	—	—	—
M. Bryan Gibson	10,000	2.00	152,500	20,000	321,100
	10,000	0.39	168,600
Kristine B. Ponczak	20,000	2.00	305,000	35,000	557,900
	15,000	0.39	252,900
Christopher E. Kevane	10,000	1.32	159,300	10,000	159,300
Jeffrey D. Perry	—	—	—	—	—
Donna Berlinski	—	—	—	—	—
Kevin A. Moore	—	—	—	—	—
Maureen Thompson	—	—	—	—	—
Directors
Conrad A. Conrad	—	—	—	—	—
Eugene I. Davis	—	—	—	—	—
Earl P. Holland	—	—	—	—	—
Christopher S. Shackelton	—	—	—	—	—
Henry G. Walker	2,500	0.44	42,025	7,500	117,075
	5,000	2.24	75,050
Robert E. Wilson	—	—	—	—	—
All executive officers and directors as a group (14 persons)				72,500	$1,155,375

  Treatment of Stock Appreciation Rights

        As of March 24, 2011, there were approximately 372,642 shares of company common stock subject to outstanding SARs. Under the merger agreement, we have agreed to adopt such resolutions and take such other actions as may be required so that each SAR, whether vested or unvested, that is outstanding immediately prior to the effective time will be canceled, and the holder thereof shall cease to have any rights with respect thereto except the right, on the date on which the effective time occurs, to receive an amount in cash, without interest, equal to (i) the excess, if any, of (a) the merger consideration over (b) the exercise price per share of company common stock subject to such SAR multiplied by (ii) the number of shares of company common stock subject to such SAR.

        The following table sets forth, as of March 24, 2011, for each of our executive officers, (i) the aggregate number of shares of company common stock subject to vested SARs, (ii) the value of such vested SARs on a pre-tax basis, calculated by multiplying (a) the excess, if any, of the merger consideration over the respective per share exercise prices of those SARs by (b) the number of shares of company common stock subject to those SARs, (iii) the aggregate number of unvested SARs that will vest as of the effective time, assuming the SAR holder remains employed by the Company at that date, (iv) the value of those unvested SARs on a pre-tax basis, calculated in the same manner as with respect to vested SARs, (v) the aggregate number of shares of company common stock subject to vested SARs and unvested SARs and (vi) the aggregate amount of consideration we expect to pay for all such SARs upon consummation of the merger. As of March 24, 2011, no directors held SARs.

	Aggregate Number of Shares Subject to Vested SARs			Aggregate Number of Shares Subject to Unvested SARs			Aggregate Cash Consideration for All SARs
Name	Shares	Ex. Price ($)	Value ($)	Shares	Ex. Price ($)	Value ($)	Shares	Value ($)
Michael P. DiMino	—	—	—	36,928	9.13	299,855	36,928	299,855
M. Bryan Gibson	10,000	1.99	152,600	5,000	1.99	76,300	15,000	228,900
	5,833	3.93	77,696	11,667	3.93	155,404	17,500	233,100
	—	—	—	22,062	8.31	197,234	22,062	197,234
Kristine B. Ponczak	13,333	1.99	203,462	6,667	1.99	101,738	20,000	305,200
	6,666	3.93	88,791	13,334	3.93	177,609	20,000	266,400
	—	—	—	22,331	8.31	199,639	22,331	199,639
Christopher E. Kevane	3,333	1.99	50,862	1,667	1.99	25,438	5,000	76,300
	2,666	3.93	35,511	5,334	3.93	71,049	8,000	106,560
	—	—	—	9,828	8.31	87,862	9,828	87,862
Jeffrey D. Perry	4,333	1.99	66,122	2,167	1.99	33,068	6,500	99,190
	2,666	3.93	35,511	5,334	3.93	71,048	8,000	106,559
	—	—	—	8,845	8.31	79,074	8,845	79,074
Donna Berlinski	2,000	1.99	30,520	1,000	1.99	15,260	3,000	45,780
	3,333	3.93	44,396	6,667	3.93	88,804	10,000	133,200
	—	—	—	8,358	8.31	74,721	8,358	74,721
Kevin A. Moore	2,000	1.99	30,520	1,000	1.99	15,260	3,000	45,780
	1,000	3.93	13,320	2,000	3.93	26,640	3,000	39,960
	—	—	—	7,665	8.31	68,525	7,665	68,525
Maureen E. Thompson	—	—	—	—	—	—	—	—
All executive officers as a group (8 persons)							235,017	$2,693,839

  Treatment of Restricted Share Units

        As of March 24, 2011, there were approximately 315,754 outstanding RSUs subject to vesting criteria. Under the merger agreement, we have agreed to adopt such resolutions and take such other actions as may be required so that each RSU that is outstanding immediately prior to the effective time will, at the effective time, be vested and canceled, and the holder thereof shall cease to have any rights with respect thereto except the right to receive, on the date on which the effective time occurs, an amount in cash, without interest, equal to (i) the merger consideration multiplied by (ii) the number of shares of company common stock subject to the RSUs held by such holder immediately prior to the effective time.

        The following table sets forth, as of March 24, 2011, for each of our executive officers and directors, (i) the aggregate number of shares of company common stock subject to unvested RSUs, (ii) the value of such unvested RSUs on a pre-tax basis, calculated by multiplying the merger consideration by the number of shares of company common stock subject to such RSUs and (iii) the aggregate value of unvested RSUs that will vest as of the effective time, assuming the holder of such RSUs remains employed by the Company at that date.

Name	Aggregate Number of Shares of Unvested RSUs	Aggregate Value of Unvested RSUs ($)(1)
Executive Officers
Michael P. DiMino	27,383	472,357
M. Bryan Gibson	33,213	572,924
Kristine B. Ponczak	36,749	633,920
Christopher E. Kevane	14,372	247,917
Jeffrey D. Perry	14,135	243,829
Donna Berlinski	13,935	240,379
Kevin A. Moore	8,749	150,920
Maureen E. Thompson	—	—
Directors
Conrad A. Conrad	11,766	202,964
Eugene I. Davis	11,766	202,964
Earl P. Holland	11,766	202,964
Christopher S. Shackelton	11,766	202,964
Henry G. Walker	11,766	202,964
Robert E. Wilson	11,766	202,964
All executive officers and directors as a group (14 persons)	219,132	$3,780,030

(1)
Determined by multiplying the aggregate number of shared of unvested RSUs for each executive or director by the merger consideration.

Payments Upon Termination Following Change-in-Control

  Change of Control Agreements

        Each executive officer has entered into a change of control agreement, which provides for certain severance benefits, acceleration of equity awards, and welfare benefit continuation. Under the change of control agreements, benefits are payable to any executive officer if such executive officer terminates his employment for good reason or if the Company terminates the executive officer's employment without cause within two years after a change of control. With the exception of Ms. Ponczak, if benefits payable under the change of control agreements trigger a loss of deduction to the Company or imposition of an excise tax to the executive officer by reason of such benefits constituting "excess parachute payments" under Internal Revenue Code section 280G, such benefits will be reduced so that no loss of deduction or excise tax occurs; provided, however that no such reduction will occur if the net after-tax benefit to the executive officer will be higher absent the reduction. The aggregate benefits payable under Ms. Ponczak's change of control and employment agreement are limited to 2.99 times the amount of annualized includable compensation received by her as determined under the Internal Revenue Code. No change of control agreement provides for tax gross-up payments. The change of control agreements of Mr. Gibson, Mr. Kevane, Mr. Perry, Ms. Berlinski, Mr. Moore, and Ms. Thompson continue in effect as long as he or she is a senior executive officer of the Company. Mr. DiMino's change of control agreement continues in effect as long as he remains Chief Executive Officer of the Company. Ms. Ponczak's change of control agreement continues in effect as long as she is employed by the Company.

        The change of control agreements between the Company and Mr. DiMino, Mr. Gibson, Mr. Kevane, Mr. Perry, Ms. Berlinski, Mr. Moore, and Ms. Thompson provide for the following benefits, subject to the limitations described immediately above and below, in the event of a qualifying termination:

  •
  two times the higher of (i) the executive officer's base salary on the date of termination or (ii) the executive officer's base salary on the date preceding the change of control;

  •
  two times the higher of the executive officer's average annual incentive compensation paid pursuant to the Company's Management Incentive Program, which we refer to as the MIP, for the (i) two years prior to termination or (ii) the two years preceding the year in which the change of control occurs;

  •
  acceleration of any unvested RSUs and SARs; and

  •
  continuation of life, disability, accident and group health insurance benefits for twenty-four (24) months.

        Benefits payable under the above described change of control agreements are not duplicative of the benefits payable under employment agreements or Non-Compete Agreements (as defined below), as the case may be, and will be reduced or eliminated to the extent that severance benefits are paid pursuant to such other agreements.

        The change of control agreement between the Company and Ms. Ponczak provides for the following benefits, subject to the limitations described immediately above and below, in the event of a qualifying termination:

  •
  200% of her base salary as of the day on which the change of control occurs;

  •
  200% of an amount equal to (i) the incentive compensation paid or payable pursuant to the MIP on account of performance during the calendar year immediately preceding the year in which the change of control occurs and (ii) any other bonus or incentive compensation paid or payable for such year; and

  •
  continuation of life, disability, accident and group health insurance benefits for a period of twenty-four (24) months.

        The benefits payable under Ms. Ponczak's change of control agreement are in addition to and distinct from any payments to which Ms. Ponczak may be entitled due to her termination pursuant to the terms of her employment agreement.

        The following table sets forth the termination and/or change of control benefits payable to executive officers, assuming termination of employment on March 28, 2011. Due to the number of factors that will affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the facts surrounding the event, the timing during the year of any such event, the executive officer's compensation and the Company's stock price at the time of such event. This chart does not address the effect of the termination on equity compensation. For information related to equity compensation held by the executive officers, please see the charts contained in "—Treatment of Stock Appreciation Rights" and "—Treatment of Restricted Share Units" above.

Name	Severance (Salary) ($)(1)	Severance (Bonus) ($)(2)		Health and Welfare Benefits ($)(3)	Total ($)
Michael P. DiMino	1,100,000	935,000	(4)	36,000	2,071,000
M. Bryan Gibson	850,000	348,124		31,200	1,229,324
Kristine B. Ponczak(5)	1,357,836	470,996		31,200	1,860,032
Christopher E. Kevane	500,000	210,548		18,000	728,548
Jeffrey D. Perry	450,000	197,658		21,600	669,258
Donna Berlinski	425,220	283,912		12,000	721,132
Kevin A. Moore	390,000	186,935		16,800	593,735
Maureen E. Thompson	430,000	193,500	(6)	12,000	635,500
All executive officers as a group (8) persons	5,503,056	3,216,877		178,800	8,898,733

(1)
Represents two times the executive officer's base salary (except for Ms. Ponczak).

(2)
Represents two times the executive officer's average incentive compensation under the Company's Management Incentive Program for the previous two plan years (except for Ms. Ponczak).

(3)
Represents the estimated total benefit cost for a period of twenty-four (24) months.

(4)
Pursuant to Mr. DiMino's change in control agreement, Mr. DiMino is entitled to receive two times his average annual incentive compensation for the prior two years. Because Mr. DiMino was hired effective June 1, 2010 and has not yet received an annual incentive compensation bonus, his average incentive bonus is based on his target bonus percentage of 85% of base salary, or $467,500.

(5)
The severance payments reflected for Ms. Ponczak represent the aggregate value of benefits payable to her under both her employment and change in control agreements.

(6)
Pursuant to Ms. Thompson's change in control agreement, Ms. Thompson is entitled to receive two times her average annual incentive compensation for the prior two years. Because Ms. Thompson was hired effective August 2, 2010 and has not yet received an annual incentive compensation bonus, her average incentive bonus is based on her target bonus percentage of 45% of base salary, or $96,750.

  Employment Agreements

        Michael P. DiMino.    Mr. DiMino's employment agreement provides that if he terminates his employment for good reason or his employment is terminated by the Company without cause at any time during the term of his employment agreement, Mr. DiMino is entitled to (i) the continuation of salary for (a) twenty-four (24) months if such termination occurs during the initial term of the employment agreement or (b) eighteen (18) months if such termination occurs after the initial term of the employment agreement, (ii) any incentive compensation earned during the immediately prior year pursuant to the MIP that has not yet been paid and (iii) payment for a portion of his COBRA premiums for eighteen (18) months. The initial term of Mr. DiMino's employment agreement expires May 31, 2013. The employment agreement automatically renews for additional one-year periods absent written notice of termination by either party two months prior to the end of the then-current term.

        M. Bryan Gibson.    Mr. Gibson's employment agreement provides that if he terminates his employment for good reason or his employment is terminated by the Company without cause at any time during the term of his employment agreement, Mr. Gibson is entitled to (i) the continuation of salary for twenty-four (24) months, (ii) any incentive compensation earned during the immediately prior year pursuant to the MIP that has not yet been paid and (iii) payment for a portion of his COBRA premiums for twenty-four (24) months. The initial term of Mr. Gibson's employment agreement expires June 30, 2013. The employment agreement automatically renews for additional one-year periods absent written notice of termination by either party two months prior to the end of the then-current term.

        Kristine B. Ponczak.    Ms. Ponczak's employment agreement provides that if her employment is terminated by the Company without cause at any time during the term of her employment agreement, Ms. Ponczak is entitled to the (i) continuation of salary for twenty-four (24) months and (ii) continuation of any health, medical, dental, vision or pharmaceutical coverage for twenty-four (24) months. Ms. Ponczak's employment agreement continues until terminated by either party, by mutual agreement of the parties or on Ms. Ponczak's death or disability.

  Non-Competition Agreements

        Each of Mr. Kevane, Ms. Berlinski, Mr. Moore, Mr. Perry and Ms. Thompson is also party to a severance, confidentiality, nonsolicitation and noncompetition agreement, which we refer to as the Non-Compete Agreements. The Non-Compete Agreements do not provide for a definite term. Pursuant to the terms of the Non-Compete Agreements, if the executive officer's employment is terminated by the Company for cause or by the executive officer without good reason at any time during the term of the Non-Compete Agreement, the executive officer will receive (i) payment of any earned but unpaid salary earned up to and including the date of the termination and (ii) reimbursement of any unreimbursed business expenses incurred up to and including the date of the termination. In addition, if the executive officer's employment is terminated by the Company without cause or by the executive officer for good reason, the executive officer will also receive: (x) the continuation of the executive officer's then current salary for 12 months after the date of termination of employment; (y) payment of any incentive compensation or bonus pursuant to any MIP that was earned in or payable with respect to performance during the plan year immediately prior to the plan year in which the termination occurs and which has not been paid as of the date of termination, subject to certain conditions; and (z) a portion of the executive officer's COBRA coverage premiums for eighteen (18) months (or such shorter time if such coverage terminates under Section 4980B of the Internal Revenue Code), provided that the executive officer will continue to be obligated to pay the same amount toward the cost of such premiums as the executive officer paid immediately prior to the last day of active employment.

Governmental and Regulatory Approvals

        The merger is subject to review by the DOJ and the FTC under the HSR Act. Under the HSR Act, the merger may not be completed until we and Parent each file a notification and report form under the HSR Act with the FTC and the DOJ, and the applicable waiting period has expired or been terminated. The notification and report forms were filed with the FTC and DOJ on April 11, 2011.

        At any time before or after effective time, notwithstanding the early termination of the waiting period under the HSR Act, the DOJ, the FTC or other applicable governmental authorities could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of the Company or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, it will not prevail.

        In addition, the merger will require certain notifications to or approvals by regulatory authorities, such as state departments of health, in connection with the Company's licenses, permits, registrations and certificates of need.

        There can be no assurance that the regulatory approvals described above will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, the ability of Parent or the Company to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals.

Litigation Related to the Merger

        The Company and each member of the Board of Directors are named as defendants in two purported class action lawsuits brought by alleged stockholders of the Company challenging the Company's proposed merger with Parent. Warburg Pincus, Parent and Merger Sub and Robert E. Wilson, a former member of the Board of Directors, are also named as defendants in the Llorens stockholder action (described more fully below).

        Llorens v. Rural/Metro Corporation, et al.    was filed in the Court of Chancery of the State of Delaware on April 6, 2011. The stockholder action alleges, among other things, that (i) each individual defendant breached his fiduciary duties to the stockholders of the Company, including duties of care, loyalty and good faith owed to the stockholders of the Company, by, among other things, authorizing the sale of the Company to Parent, and, in doing so, failing to take steps to maximize the value of the Company to its stockholders, and (ii) Parent aided and abetted the breaches of fiduciary duty allegedly committed by the individual defendants. The stockholder action seeks equitable relief, including an injunction against consummation of the merger and rescission of the merger to the extent implemented, that the individual defendants account for damages allegedly suffered, and attorneys' fees and costs.

        Joanna Jervis v. Rural/Metro Corporation, et al.    was filed in the Superior Court of the State of Arizona, County of Maricopa on April 6, 2011. The stockholder action alleges, among other things, that (i) each individual defendant breached his fiduciary duties to the stockholders of the Company, including duties of care, loyalty, good faith, candor and independence owed to the stockholders of the Company, by, among other things, authorizing the sale of the Company to Parent, and, in doing so, failing to take steps to maximize the value of the Company to its stockholders, and (ii) Parent and the Company aided and abetted the breaches of fiduciary duty allegedly committed by the individual defendants The stockholder action seeks equitable relief, including a judgment enjoining the defendants from consummating the merger on the agreed-upon terms, rescission of the merger to the extent implemented and a direction that the defendants exercise their fiduciary duties to obtain a transaction which is in the best interests of stockholders of the Company until the process for the sale or auction of the Company is completed and the highest possible value is obtained, and attorneys' fees and costs.

        The Company believes the allegations in these actions are without merit and intends to vigorously defend these matters.

        One of the conditions to the closing of the merger is that no law, injunction, judgment, or ruling by any governmental authority has the effect of enjoining, restraining, preventing, or prohibiting consummation of the merger or making the consummation of the merger illegal. As such, if any plaintiff is successful in obtaining an injunction prohibiting the completion of the merger on the agreed-upon terms, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected timeframe.

THE MERGER AGREEMENT

        This section of the proxy statement describes the material provisions of the merger agreement, but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the merger agreement important to you. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger.

        The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue because of a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the Company's confidential disclosure schedule delivered to Parent and Merger Sub in connection with the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

 The Merger

        The merger agreement provides for the merger of Merger Sub, a wholly-owned subsidiary of Parent, with and into the Company upon the terms and subject to the conditions set forth in the merger agreement. Immediately after the effective time, the Company will continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation will be a privately held corporation and our current stockholders will cease to have any ownership interest in the surviving corporation or rights as our stockholders.

        At the effective time, the directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving corporation, and the officers of the Company immediately prior to the effective time will be the initial officers of the surviving corporation. All directors and officers of the surviving corporation will hold their positions until their successors are duly elected or appointed and qualified or their earlier death, resignation or removal.

Effective Time; Marketing Period

        The Company and Parent will complete the merger when all of the conditions to completion of the merger contained in the merger agreement (which are described in the section titled "—Conditions to the Completion of the Merger" beginning on page 80) are satisfied or waived, (other than those which, by their nature, are satisfied upon the closing of the merger or are non-waivable), including adoption of the merger agreement by stockholders of the Company. The merger will be effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware. We expect to complete the merger as promptly as practicable after our stockholders adopt the merger agreement (assuming the prior satisfaction of the other closing conditions to the merger). However, if the marketing period (as described below), has not ended at such time, the closing of the merger will take place on the earlier of a date specified by Parent on no fewer than two business days' notice to the Company and the final day of the marketing period, or such other date agreed to in writing by Parent and the Company.

        As used in the merger agreement and this summary, marketing period means the first period of 40 consecutive days after the date of the merger agreement and after the SEC has confirmed that it has no further comments on this proxy statement and this proxy statement is mailed to the Company's stockholders as of the record date established for the special meeting, throughout which:

  •
  Parent and Merger Sub have received certain financial information required to be provided by the Company under the merger agreement in connection with the debt financing of the merger;

  •
  the closing conditions of Parent and Merger Sub to complete the merger are satisfied (other than those conditions that by their nature can only be satisfied at the closing of the merger, or are non-waivable);

  •
  no law, injunction, judgment, or ruling by any governmental authority shall be in effect enjoining, restraining, preventing, or prohibiting consummation of the merger or making the consummation of the merger illegal; and

  •
  nothing has occurred and no condition exists that would cause any of the closing conditions to fail to be satisfied if the closing of the merger were to be scheduled for any time during such period.

        If the marketing period is not completed prior to August 20, 2011, then it will not commence earlier than September 7, 2011. Additionally, the marketing period will not be deemed to have commenced if, prior to the completion of the marketing period, (i) PricewaterhouseCoopers LLP has withdrawn its audit opinion with respect to any year end audited financial statements set forth in our filings with the SEC prior to March 27, 2011, (ii) the financial information provided to Parent and Merger Sub as described above would be required to be updated under Rule 3-12 of Regulation S-X under the Securities Act to permit a registration statement using such financial information to be declared effective by the SEC on the last day of the marketing period or to enable the Company's accountants to provide a customary comfort letter at such time, (iii) we publicly announce any intention to restate any material financial information provided to Parent and Merger Sub as described above included in such financial information or (iv) we are late in filing certain reports with the SEC.

Merger Consideration

        Except as noted below, at the effective time, by virtue of the merger and without any action on the part of the holders of any share of company common stock, each share of company common stock issued and outstanding immediately prior to the effective time will be automatically cancelled and converted into the right to receive $17.25 in cash, without interest and less any applicable withholding taxes. The following shares of company common stock will not receive the merger consideration:

  •
  treasury shares owned directly by the Company and any shares owned by any direct or indirect wholly-owned subsidiary of the Company, which will be automatically cancelled and cease to exist;

  •
  shares held by stockholders who did not vote in favor of the merger (or consent thereto in writing) and who are entitled to and have properly exercised, and do not withdraw or lose,

    appraisal rights under Section 262 of the DGCL, will be automatically cancelled and cease to exist. See "Appraisal Rights" beginning on page 88; and

  •
  shares held by Parent, Merger Sub, or any other direct or indirect subsidiary of Parent.

Procedures for Receiving Merger Consideration

        At or prior to the effective time, Parent will deposit, or cause to be deposited, with the paying agent cash sufficient to pay our stockholders (except those shares held by our stockholders who are entitled to and have properly exercised, and do not withdraw or lose, appraisal rights under Section 262 of the DGCL and those shares cancelled as described above) the aggregate merger consideration to which they are entitled to under the merger agreement.

        Promptly after the effective time (and no more than three business days thereafter), the surviving corporation will cause the paying agent to mail to each record holder of company common stock a letter of transmittal and instructions advising such holders how to surrender their stock certificates for the merger consideration. Upon surrender of a stock certificate for cancellation to the paying agent, together with such letter of transmittal, properly executed and any other documents required by the paying agent, each stockholder will be entitled to receive the merger consideration in exchange for each share of company common stock surrendered. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES TO THE COMPANY.

        At the effective time, we will close our stock transfer books. After that time, there will be no further transfer of shares of company common stock that were outstanding immediately prior to the effective time.

  Unclaimed Amounts

        Any amounts remaining unclaimed by any holders of stock certificates after the first anniversary of the closing of the merger will be delivered by the paying agent to the surviving corporation upon demand, and any holders who have not received the merger consideration may surrender their stock certificates to the surviving corporation for payment of the merger consideration due in respect of their shares of company common stock. None of Merger Sub, the Company, the surviving corporation or the paying agent will be liable to any person in respect of any cash properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. Any merger consideration remaining unclaimed by any holders of certificates immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental authority, will, to the fullest extent permitted by law, become the property of Parent free and clear of all claims or interests.

  Lost, Stolen, or Destroyed Certificates

        If any certificate is lost, stolen or destroyed, the paying agent will deliver the applicable merger consideration due with respect to the shares formerly represented by such certificate if the stockholder asserting the claim of a lost, stolen or destroyed certificate makes an affidavit of that fact and, if required by the surviving corporation or paying agent, post a bond, in such reasonable amount as Parent or the paying agent may direct.

 Treatment of Stock Options, Stock Appreciation Rights and Restricted Share Units

        The merger agreement provides that, at or prior to the Effective, the Board of Directors (or a committee of the Board of Directors) will adopt such resolutions and take any other actions as may be required so that:

  •
  each unexercised stock option, whether or not vested, that is outstanding immediately prior to the effective time will be canceled in exchange for a cash payment equal to (i) the excess, if any, of (a) the merger consideration over (b) the exercise price per share of company common stock subject to such stock option, multiplied by (ii) the number of shares of company common stock subject to such stock option;

  •
  each SAR whether or not vested, that is outstanding immediately prior to the effective time will be canceled in exchange for a cash payment equal to (i) the excess, if any, of (a) the merger consideration over (b) the exercise price per share of company common stock subject to such SAR multiplied by (ii) the number of shares of company common stock subject to such SAR; and

  •
  each RSU that is outstanding immediately prior to the effective time will, at the effective time, be vested and canceled in exchange for a cash payment equal to (i) the merger consideration multiplied by (ii) the number of shares of company common stock subject to such RSU held by such holder immediately prior to the effective time.

Representations and Warranties

        In the merger agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the Company's confidential disclosure schedule delivered to Parent and Merger Sub in connection therewith. These representations and warranties relate to, among other things:

  •
  corporate matters related to the Company and its subsidiaries, such as due organization, good standing, qualification to conduct business, and corporate power and authority to carry on the Company's businesses,

  •
  our capital structure;

  •
  due authorization, execution, delivery and validity of the merger agreement;

  •
  governmental authorizations necessary to complete the merger;

  •
  the Company's filings with the SEC since July 1, 2009 and the accuracy of information in these filings, including our financial statements therein;

  •
  the absence of undisclosed liabilities;

  •
  the Company's disclosure controls and procedures and internal control over financial reporting;

  •
  accuracy of information supplied by the Company for inclusion in this proxy statement;

  •
  the absence of certain changes or events since June 30, 2010, including the absence of a material adverse effect (as defined below);

  •
  litigation and government orders;

  •
  the Company's compliance with applicable laws and orders, and possession of licenses and permits;

  •
  tax matters;

  •
  employee benefit and labor matters;

  •
  intellectual property matters;

  •
  the inapplicability of the Company's amended rights agreement and state anti-takeover statutes to the merger agreement and the merger;

  •
  owned and leased real property matters;

  •
  material contracts and the absence of breaches of material contracts;

  •
  insurance matters;

  •
  environmental matters;

  •
  the receipt of fairness opinions of the Company's financial advisors;

  •
  the absence of broker's, finder's, financial advisor's or similar fees or commissions in connection with the transactions contemplated by the merger agreement, including the merger, with the exception of RBC and Moelis;

  •
  healthcare matters;

  •
  the absence of transactions with affiliates since July 1, 2009;

  •
  the absence of certain business practices since July 1, 2009; and

  •
  government contracts and the absence of breaches of government contracts.

        In the merger agreement, Parent and Merger Sub have made customary representations and warranties to the Company with respect to, among other things:

  •
  corporate matters related to Parent and Merger Sub, such as due organization, good standing, qualification to conduct business and corporate power and authority to carry on their respective businesses;

  •
  due authorization, execution, delivery and validity of the merger agreement;

  •
  governmental authorizations necessary to complete the merger;

  •
  the ownership and operations of Merger Sub, including authorized capital stock of Merger Sub and Parent's ownership of Merger Sub;

  •
  the availability and sufficiency of financing to consummate the transactions contemplated by the merger agreement; including the merger;

  •
  due execution of the limited guaranty by the Guarantor;

  •
  solvency of the surviving corporation following the merger;

  •
  the absence of certain contracts or other commitments with the stockholders of the Company or employees;

  •
  the absence of broker's, finder's, financial advisor's or similar fees or commissions in connection with the transactions contemplated by the merger agreement, including the merger, except for persons, if any, whose fees and expenses will be paid by Parent;

  •
  independent review by Parent of the business and operations of the Company and its subsidiaries and the reliance by Parent on its own investigation;

  •
  accuracy of information supplied by Parent or Merger Sub for inclusion in this proxy statement; and

  •
  the absence of litigation and government orders;

  •
  Parent's access to substantially all of the information requested for review; and

  •
  the absence of specified ownership of certain competing businesses.

Material Adverse Effect Definition

        Many of our representations and warranties are qualified by a material adverse effect standard. For the purpose of the merger agreement and our summary herein, material adverse effect means any effect, change, event or occurrence that, individually or in the aggregate with other effects, changes, events or occurrences, (i) has a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole or (ii) would materially prevent, impair or delay the ability of the Company to consummate the transactions. However, with respect to clause (i), no effect, change, event or occurrence, to the extent arising out of or attributable to any of the following, either alone or in combination, will constitute or be taken into account, when determining whether a material adverse effect has occurred or may occur:

          (a)   conditions generally affecting the medical transportation and fire protection industries or the economy, credit or financial or capital markets, in the U.S. or elsewhere in the world, including changes in interest or exchange rates;

          (b)   changes in law or in generally accepted accounting principles or in accounting standards after the date of the merger agreement or prospective changes in law or in generally accepted accounting principles or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions;

          (c)   the negotiation, execution or announcement of the merger agreement or the consummation of the transactions contemplated by the merger agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation arising from allegations of breach of fiduciary duty or other duties to stockholders or violation of law relating to the merger agreement or the transactions contemplated by the merger agreement;

          (d)   acts of war (whether or not declared), riots, unrest, revolutions, revolts, sabotage or terrorism, or any escalation or worsening thereof;

          (e)   pandemics, earthquakes, hurricanes, floods, tornados or other natural disasters;

          (f)    any action taken by the Company or its subsidiaries that is taken at Parent's written request;

          (g)   the enactment and implementation of the legislation known as the Patient Protection and Affordable Care Act and any related amendments or reconciliations thereto, including the adoption or implementation of any laws thereunder or in connection therewith by any governmental authority;

          (h)   any further developments in certain ongoing litigation and regulatory matters;

          (i)    any change or prospective change in the Company's credit ratings;

          (j)    any decline in the market price, or change in trading volume, of the capital stock of the Company;

          (k)   the failure of the Company or any subsidiary to win or be awarded, or, after the expiration thereof, the failure to renew, any contract or agreement with any person, in respect of the operations of the Company or such subsidiaries;

          (l)    any failure by the Company to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position of Company or any of its subsidiaries; or

          (m)  the identity of, or any facts relating to, Parent or Merger Sub, or their affiliates;

provided, however, that clauses (a), (b), (d), (e) and (g) above will not exclude any effect, change, event or occurrence that disproportionately impacts the Company and its subsidiaries, relative to other companies in the medical transportation and fire protection industries, and provided, further, that no effect, change, event or occurrence underlying a change, proposed change or failure referred to in clauses (h), (i) or (j) above will itself be excluded and clause (c) shall not apply to certain representations and warranties specified in the merger agreement.

Conduct of Business Prior to Closing

        We have agreed in the merger agreement that, between the date of the merger agreement and the effective time, subject to certain exceptions set forth in the Company's confidential disclosure schedule, except as expressly permitted by the merger agreement or required by law or consented to in writing by Parent (which consent cannot be unreasonably withheld, delayed or conditioned), the Company will, and will cause its subsidiaries to:

  •
  carry on business in all material respects in the ordinary course consistent with past practice; and

  •
  use reasonable commercial best efforts to preserve business organizations intact and maintain existing relations with key customers, suppliers, distributors, employees, governmental authorities and other persons with whom the Company or its subsidiaries have business relationships, assets, rights and properties.

        We have also agreed in the merger agreement that, between the date of the merger agreement and the effective time, subject to certain exceptions set forth in the Company's confidential disclosure schedule and the merger agreement, except as expressly required by the merger agreement or required by applicable law, the Company will not, and will not permit its subsidiaries to, take, authorize, commit or agree to take any of the following actions (unless Parent consents in writing):

  •
  issue, sell or grant any company common stock or other securities of the Company;

  •
  redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interest, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interest;

  •
  establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interest;

  •
  split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interest;

  •
  incur, assume, guarantee, issue, modify, renew, syndicate, refinance or become obligated with respect to any indebtedness;

  •
  enter into any swap or hedging transaction or other derivative agreements;

  •
  make any loans, capital contributions or advances to any person;

  •
  adopt or implement any stockholder rights agreement or similar arrangement;

  •
  sell, license or lease, in a single transaction or series of related transactions, any of its properties or assets whose value or purchase price, individually or in the aggregate, exceeds $5 million;

  •
  make or authorize any capital expenditures in excess of $5 million in the aggregate;

  •
  make any acquisition (including by merger) of the capital stock or a material portion of the assets of any other person, in any transaction or series of transactions in excess of $5 million, other than certain potential acquisitions under consideration and identified to Parent;

  •
  make any investment in another person with a value in excess of $5 million in the aggregate;

  •
  increase the compensation or benefits of any directors or executive officers of the Company, other than as required by the terms of any Company plan, including any contract, in existence on the date of the merger agreement;

  •
  provide material increases in salaries, wages and benefits of employees who are not executive officers or directors of the Company, other than in the ordinary course of business and provided that such increases would not result in an aggregate incremental cost that is greater than the average incremental cost of any such increases over the past two years;

  •
  enter into any change-in-control agreement with any officer, employee, director or independent contractor;

  •
  enter into any employment, severance or other agreement with any officer, employee, director or independent contractor, other than in the ordinary course of business and with respect to non-executive officer employees, independent contractors or consultants with annual compensation of less than $250,000 and provided that such agreements do not provide for acceleration, vesting, funding or payment of amounts in connection with a change-in-control;

  •
  establish, adopt or amend any Company plan or any plan, program, arrangement, practice or agreement that would be a Company plan if it were in existence on the date of the merger agreement, provided that the Company may do so if it would not result in more than a de minimis increase in costs;

  •
  enter into any new collective bargaining agreement or successor collective bargaining agreement or amend an existing collective bargaining agreement prior to providing Parent with reasonable notice of any such action or, in respect of certain amendments or new or successor agreements, obtaining Parent's consent;

  •
  make any material changes in financial accounting methods, principles or practices (or change an annual accounting or period) materially affecting the consolidated assets, liabilities or results of operations of the Company and its subsidiaries;

  •
  modify, amend, terminate or waive any material right under any material contract or any material lease or enter into any contract which if entered into prior to the date of the merger agreement would have been a material contract or material Company lease;

  •
  amend the Company's charter documents or equivalent documents for each subsidiary;

  •
  adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

  •
  grant any lien (other than as permitted under the merger agreement) on any of its material assets or Company securities;

  •
  settle or compromise any pending or threatened suit, action or claim;

  •
  make or change any material election, change any material method of tax accounting, file any amended tax return, enter into any closing agreement, settle or compromise any material tax liability, surrender any right to claim a refund of taxes, or enter into any agreement or waiver extending the period for assessment or collection of any taxes of the Company; or

  •
  authorize any of, or commit or agree to take any of, the foregoing actions.

Restrictions on Solicitations of Other Offers

        We have agreed to immediately cease and to cause our subsidiaries and representatives to immediately cease any discussions or negotiations with any persons that may be ongoing with respect to an acquisition proposal (as defined below). Until the earlier of the effective time and the termination of the merger agreement, we have agreed not to, directly or indirectly:

  •
  initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, an acquisition proposal;

  •
  engage in or otherwise participate in any discussions or negotiations regarding or provide any non-public information or data concerning the Company or its subsidiaries to any person relating to any actual or potential acquisition proposal; or

  •
  enter into any agreement, agreement in principle, letter of intent, option agreement or similar agreement or understanding with respect to any acquisition proposal (other than an acceptable confidentiality agreement) or requiring us to abandon, terminate or fail to consummate the merger.

        Notwithstanding the restrictions on solicitation set forth above, at any time prior to the time the company stockholder approval is obtained, if the Board of Directors or the chairman of the Board of Directors receives a written acquisition proposal from any third party that the Board of Directors, upon recommendation by the special committee, determines in good faith is bona fide and that did not result from a breach of the restrictions on solicitation set forth above, we are permitted to contact such third party to clarify the terms and conditions of the acquisition proposal. In addition, so long as (i) the Company provided prompt notice to Parent (within 24 hours after receipt of such acquisition proposal), (ii) the Board of Directors, upon recommendation of the special committee, determines in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal either constitutes a superior proposal or would reasonably be expected to result in a superior proposal, (iii) the Board of Directors, upon the recommendation of the special committee determined in good faith, after consultation with its outside legal counsel , that failure to take any of the actions below would be inconsistent with the directors' fiduciary duties and (iv) the Company has given written notice to Parent promptly after the determination by the board pursuant to (ii) or (iii), then we are permitted to:

  •
  provide non-public information and data concerning the Company and its subsidiaries in response to a request by such person if the Company takes reasonable and customary measures with respect to protecting any competitively sensitive information, and receives, or has previously received, an acceptable confidentiality agreement from such person and in any event, within 24 hours, the Company will provide to Parent any non-public information that is provided to any person given such access which was not previously provided to Parent or its representatives; and

  •
  engage or participate in any discussions or negotiations with such person making such an acquisition proposal.

        The merger agreement defines "acquisition proposal" and "superior proposal" as follows:

  •
  "acquisition proposal" means any proposal or offer with respect to: (i) any purchase of an equity interest (including by means of a tender or exchange offer) representing more than fifteen percent (15%) of the voting power in the Company; (ii) a merger, consolidation, other business combination, reorganization, recapitalization, dissolution, liquidation or similar transaction involving the Company; or (iii) any purchase of assets, businesses, securities or ownership interests in the Company and its subsidiaries representing more than fifteen percent (15%) of the consolidated assets of the Company, in each case, other than the transactions contemplated under the merger agreement, including the merger.

  •
  "superior proposal" means any bona fide written acquisition proposal (with all references to "fifteen percent (15%)" in the definition thereof deemed to be "fifty percent (50%)" for the purposes of this definition) made by any person on terms that the Board of Directors or the special committee determines in good faith, after consultation with the Company's outside legal counsel and financial advisors, after considering such factors as the Board of Directors or the special committee considers to be appropriate (including the conditionality and the timing and likelihood of success of such acquisition proposal), is more favorable to the stockholders of the Company from a financial point of view than the transactions contemplated under the merger agreement, including the merger (taking into account any revised proposal by Parent to amend the terms of the merger agreement, financing letters, the limited guaranty and the voting agreement, pursuant to and in accordance with the merger agreement), and provides for financing that is reasonably likely to be obtained and is reasonably expected to be consummated on a timely basis.

Change in Board Recommendation

        The Board of Directors has agreed not to:

  •
  change, qualify, withdraw or modify, or publicly propose to change, withdraw, modify or qualify, in a manner adverse to Parent, the board recommendation of the Company;

  •
  cause or permit the Company to enter into any letter of intent or similar arrangement or any acquisition agreement, merger agreement or similar definitive agreement (other than an acceptable confidentiality agreement) which contemplates any acquisition proposal (we refer to any such definitive agreement which contemplates an acquisition proposal as an acquisition agreement of the Company);

  •
  approve or recommend, or publicly propose to approve or recommend to the stockholders of the Company, an acquisition proposal;

  •
  if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an acquisition proposal is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the Company stockholders (including by taking no position) within 10 business days after commencement of such tender offer or exchange offer;

  •
  terminate, amend, waive, or exempt any person or group from, the restrictions contained in any standstill agreements, the Company's amended rights agreement or any state takeover statute or similar law or otherwise cause any such restrictions therein not to apply; or

  •
  resolve or agree to any of the foregoing.

  However, prior to the time the company stockholder approval is obtained, the Board of Directors may make a change of recommendation if all of the following conditions are met:

  •
  the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to do so would be inconsistent with its fiduciary obligations under applicable law;

  •
  the Board of Directors determines in good faith, after consultation with outside legal counsel and its financial advisors, that the relevant acquisition proposal was an unsolicited bona fide written acquisition proposal received by the Company in compliance with the merger agreement and constitutes a superior proposal;

  •
  the Company and its subsidiaries have complied in all respects with the applicable terms of the merger agreement;

  •
  the Company notifies Parent in writing, at least three business days in advance of its intent to do so, specifying the identity of the party who made such superior proposal and all of the material terms and conditions of such superior proposal and attaches the most current version of such superior proposal;

  •
  during the three business day period, if Parent desires, the Company engages in good faith negotiations with Parent to amend the merger agreement in a manner that obviates the need for such change of recommendation (if the relevant acquisition proposal is modified, a new two business day good faith negotiation period will commence); and

  •
  the Board of Directors considers in good faith any changes to the merger agreement, the financing letters, the limited guaranty and the voting agreement offered in writing by Parent in a manner that would form a binding contract if accepted by the Company and determines in good faith that even if such changes were given effect, the superior proposal would continue to constitute a superior proposal.

        Nothing contained in the merger agreement prohibits the Board of Directors or any committee thereof from complying with its disclosure obligations under U.S. federal or state law with regard to an acquisition proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders). However any disclosure other than a "stop-look-and-listen" communication to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the stockholders of the Company) shall be deemed a change in the Board of Director's recommendation unless accompanied or reasonably promptly followed by an express rejection of any applicable acquisition proposal or an express affirmation of the recommendation of the Board of Directors with respect to the merger. In addition, nothing contained in the merger agreement prohibits the Board of Directors from making any "stop, look and listen" communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

Obligations With Respect to the Proxy Statement and Stockholders Meeting

        The merger agreement requires us to duly call, give notice of, convene and hold a special meeting of our stockholders for the purpose of considering and voting upon the adoption of the merger agreement as soon as reasonably practicable after the SEC confirms that it has no further comments on the proxy statement. Once called, we may adjourn or postpone the special meeting, to the extent necessary to ensure that any required supplemental materials are provided to our stockholders within a reasonable amount of time in advance of the special meeting if at the time of the special meeting, there are insufficient shares of company common stock represented, in person or by proxy, to constitute a quorum. We may also adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. See "The Special Meeting" beginning on page 23.

Agreement to Use Reasonable Best Efforts

        Subject to the terms and conditions of the merger agreement, each of the Company, Parent and Merger Sub has agreed to take all reasonable best efforts to promptly take, or cause to be taken, all actions that are necessary, proper or advisable to cause the conditions to closing of the merger set forth in the merger agreement to be satisfied as promptly as practicable and to consummate and make effective as promptly as practicable the merger and the other transactions contemplated by the merger agreement.

        The Company, Parent and Merger Sub have agreed to use reasonable best efforts, subject to certain exceptions, to:

  •
  prepare and file promptly and fully all documentation to effect all necessary registrations, notices and forms and other documents;

  •
  obtain all approvals, consents, waivers and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the transactions contemplated by the merger agreement;

  •
  execute and deliver any additional instruments necessary;

  •
  defend or contest any action or other proceeding brought by a third party that would otherwise prevent or materially delay the consummation of the transactions contemplated by the merger agreement;

  •
  cooperate with one another in connection with any filing or submission with any governmental authority;

  •
  keep one another informed of any material communication with the FTC, DOJ or any other governmental authority and or any private third party, in each case regarding any transaction contemplated under the merger agreement; and

  •
  consult with one another with respect to information relating to any filings or submission to any governmental authority and/or third party and give the other party an opportunity to attend such meetings.

        Each of the Company, Parent and Merger Sub has agreed to use its reasonable best efforts to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any antitrust laws that may be required by any foreign or U.S. federal, state or local governmental authority, so as to enable the parties to close the transactions contemplated under the merger agreement.

Financing Covenant; Company Cooperation

        Each of Parent and Merger Sub has agreed to use its reasonable best efforts to obtain equity and debt financing for the merger on the terms and conditions described in the equity commitment letter and the debt commitment letter, which we refer to together as the financing letters, and will not permit any amendment or modification to be made to, or any waiver of any provision under, the financing letters if such amendment, modification or waiver:

  •
  reduces the aggregate amount of the financing; or

  •
  imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the financing or any other provision of the financing letters, in a manner that would reasonably be expected to (i) delay, prevent or make less likely the funding of the financing or (ii) adversely impact the ability of Parent, Merger Sub or the Company to enforce its rights against other parties to the financing letters or the definitive agreements with respect thereto.

        Each of Parent and Merger Sub has agreed to use its reasonable best efforts to:

  •
  maintain in effect the financing letters;

  •
  negotiate and enter into definitive agreements with respect to the debt commitment letter on the terms and conditions contained in the debt commitment letter;

  •
  satisfy on a timely basis (taking into account the expected timing of the marketing period) all conditions to funding in the debt commitment letter and such definitive agreements thereto that are within its control or subject to its influence and in the equity funding letter and to consummate the financing at or prior to the closing of the merger, including using its reasonable best efforts to cause the lenders and the other persons committing to fund the financing to fund the financing at the closing;

  •
  enforce its rights under the financing letters; and

  •
  comply with its obligations under the financing letters.

        In addition, Parent and Merger Sub have agreed to keep the Company informed on a current basis and in reasonable detail of the status of its efforts to arrange the debt financing and provide to the Company copies of drafts and definitive agreements for the debt financing and to give the Company prompt notice of:

  •
  any breach or default by any party to any of the financing letters or definitive agreements related to the financing; and

  •
  receipt of any written notice or other written communication, from any financing source with respect to any actual breach, default, termination or repudiation by any party to or any provisions of the financing letters or definitive agreements related to the financing.

        In addition, in the event that any portion of the debt financing becomes unavailable and such portion is reasonably required to fund the aggregate merger consideration, and all fees, expenses and other amounts contemplated under the merger agreement, each of Parent and Merger Sub has agreed to use its reasonable best efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated under the merger agreement, including the merger, on terms and conditions not materially less favorable to Parent and Merger Sub than the terms and conditions set forth in the debt commitment letter.

        The Company has agreed to, and has agreed to cause its subsidiaries to, use reasonable best efforts to cause its and their representatives to, provide to Parent and Merger Sub all cooperation reasonably requested by Parent in connection with the financing. In particular, we have agreed to (among other things):

  •
  furnish Parent, Merger Sub and their financing sources such pertinent and customary information, including certain financial information, regarding us and our subsidiaries as may be reasonably requested by Parent;

  •
  participate in meetings, presentations, road shows, due diligence sessions and sessions with rating agencies;

  •
  assist with the preparation of certain materials for rating agency presentations, offering documents, prospectuses, and similar documents;

  •
  use reasonable best efforts to obtain accountants' comfort letters, title insurance, surveys and legal opinions reasonably requested by Parent;

  •
  use commercially reasonable efforts to assist in delivery of inventory appraisals and field audits reasonably requested by Parent;

  •
  take all corporate actions reasonably requested by Parent to permit the consummation of the financing and to permit the proceeds thereof to be made available to the surviving corporation immediately after the effective time;

  •
  execute and deliver any customary credit agreements, indentures and pledge and security documents and otherwise reasonably facilitating the granting of a security interest (and perfection thereof) in collateral, guarantees, mortgages, other definitive financing documents or other certificates, customary closing certificates and documents as may be reasonably requested by Parent;

  •
  obtain a certificate of the chief financial officer of the Company in customary form and content with respect to solvency matters to the extent required by the financing sources, customary authorization letters with respect to the bank information memoranda and consents of accountants to the use of their reports in any materials relating to the financing;

  •
  assist in the preparation and execution of one or more credit agreements, indentures, purchase agreements, currency or interest hedging agreements or the amendment of any of the Company's or its subsidiaries' currency or interest hedging agreements, in each case, on terms that are reasonably requested by Parent in connection with the financing;

  •
  provide customary authorization letters to the financing sources of the debt financing authorizing the distribution of information to prospective lenders;

  •
  cooperate reasonably with the due diligence of the financing sources of the debt financing, to the extent customary and reasonable and to the extent not unreasonably interfering with the business of the Company; and

  •
  use reasonable best efforts to arrange for customary payoff letters, lien terminations and instruments of discharge to be delivered at the closing of the merger providing for the payoff, discharge and termination of all indebtedness contemplated by the debt commitment letter to be paid off, discharged and terminated.

        Parent has agreed to promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or any of our subsidiaries in connection with the cooperation described in this section and will indemnify and hold harmless the Company, our subsidiaries and representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred in connection with the arrangement of the financing and any information (other than information furnished by or on behalf of the Company and its subsidiaries) used in connection with the financing.

Employee Matters

        Under the terms of the merger agreement, Parent and the surviving corporation have agreed that they will, subject to certain exceptions, for a period of one year following the effective time provide compensation opportunities (other than equity-based compensation) and benefits that are substantially comparable to such compensation opportunities and benefits in effect immediately prior to the effective time.

        As of and after the effective time, Parent has agreed that it will, or will cause the surviving corporation to, give employees of the Company and its subsidiaries full credit for purposes of eligibility, participation, vesting and certain benefit accruals pursuant to plans, programs, policies and arrangements maintained for the benefit of the employees of the Company and its subsidiaries for such employees' service to the same extent recognized by the Company immediately prior to the effective time.

        From and after the effective time, the surviving corporation and its subsidiaries will honor and perform:

  •
  obligations under existing Company plans that are employment, change of control, severance and termination protection plans or agreements of or between the Company or any of its subsidiaries and any officer, director or employee of that company, and any bonus plan, program or agreement other than a Company stock plan; and

  •
  obligations pursuant to Company plans that are restoration, equity-based, bonus or bonus deferral plans, programs or agreements and in respect of vested and accrued benefits under any such Company plans.

Indemnification; Directors' and Officers' Insurance

        The surviving corporation will and Parent will cause the surviving corporation to honor and fulfill in all respects the obligations of the Company and its subsidiaries under any and all indemnification agreements between the Company or any of its subsidiaries and any former, current or future directors and officers prior to the effective time. In addition, the surviving corporation and Parent agree that for a period of six years from and after the effective time, unless otherwise required by law, the certificate of incorporation and bylaws of the surviving corporation are to contain provisions no less favorable to the indemnitees with respect to limitation of liabilities of directors and officers, indemnification, exculpation and advancement of expenses than are set forth as of the date of the merger agreement in the Company charter documents, which provisions will not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the indemnitees. In addition, Parent shall cause the surviving corporation to:

  •
  indemnify and hold harmless each indemnitee with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs and expenses in connection with any claim, suit, action, proceeding or investigation, whenever asserted, based on or arising out of, in whole or in part, the fact that an indemnitee was a director or officer of the Company or such subsidiary or acts or omissions by an indemnitee in the indemnitee's capacity as a director, officer, employee or agent of the Company or such subsidiary or taken at the request of the Company or such subsidiary, at, or at any time prior to, the effective time, to the fullest extent permitted under the Company charter documents and the organizational documents of such subsidiary as currently in effect; and

  •
  assume all obligations of the Company and its subsidiaries to the indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time as provided in the Company charter documents and the organizational documents of each subsidiary as currently in effect.

        In addition, from the effective time the surviving corporation will, and Parent will cause the surviving corporation to, advance any expenses of any indemnitee as incurred to the same extent permitted that such persons are entitled to payment of expenses pursuant to the Company's charter documents on the date of the merger agreement, provided that the individual to whom expenses are advanced provides an undertaking to repay such advances if it is determined that such person is not entitled to indemnification.

        Parent or the surviving corporation will have the right, but not the obligation, to assume and control the defense of any action or claim, unless there is a conflict of interest between Parent and the surviving corporation, on the one hand, and the indemnitee, on the other; provided, that neither Parent nor the surviving corporation shall settle, compromise or consent to the entry of any judgment in any such claim for which indemnification has been sought by an indemnitee without an unconditional release from all liability, or the indemnitee consents in writing, and such consent will not be unreasonably withheld. Each of Parent, the surviving corporation and the indemnitees shall cooperate in the defense of any claim and shall provide access to properties and individuals as reasonably requested and furnish records, information and testimony, and attend related conferences, discovery proceedings, hearings, trials or appeals as reasonably requested.

        For six years following the effective time, the surviving corporation will retain the Company's current directors' and officers' liability insurance covering acts or omissions occurring at or prior to the effective time for those individuals who are currently (and any additional individuals who prior to the effective time become) covered by the Company's directors' and officers' liability insurance policy on terms and scope with respect to such coverage, and in amount, no less favorable to such individuals than those of such policy in effect on the date of the merger agreement (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters existing or occurring at or prior to the effective time, including a "tail" policy); provided, however, that in no event will the Company or the surviving corporation be required to expend for such policies an amount in excess of 300% of the annual premiums currently paid by the Company for such insurance.

        These insurance provisions are:

  •
  intended to be for the benefit of, and will be enforceable by, each indemnitee, his or her heirs and his or her representatives; and

  •
  in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company charter documents, by contract or otherwise.

        The obligations of Parent and the surviving corporation shall not be terminated or modified to adversely affect the rights of any indemnitee unless required by applicable law or consented to in writing by affected indemnitees. In the event that Parent, the surviving corporation or their successors consolidates with or merges into any other person or transfers or conveys all or substantially all of its properties and assets to any person, proper provision will be made so that the successors will assume all of these indemnification obligations.

Other Covenants

        The merger agreement contains additional agreements between the Company and Parent relating to, among other things:

  •
  taking actions necessary so that anti-takeover statutes or other similar laws applicable to the Company do not, and will not, apply to the merger agreement, the merger or the transactions contemplated under the merger agreement;

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  coordination of press releases and other public announcements or filings related to the merger;

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  Parent's access to Company's employees, properties, books, contracts and records as Parent may reasonably request; and

  •
  confidentiality obligations.

Conditions to the Completion of the Merger

        The obligations of the Company, Parent and Merger Sub to effect the merger are subject to the satisfaction or waiver of the following conditions on or prior to the closing date of the merger:

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  the company stockholder approval must have been obtained;

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  the waiting period (and any extension thereof) applicable under the HSR Act must have been terminated or expired and any required approvals must have been obtained; and

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  no law, injunction, judgment, or ruling by any governmental authority is in effect enjoining, restraining, preventing, or prohibiting consummation of the merger or making the consummation of the merger illegal.

        In addition, the obligations of Parent and Merger Sub to effect the merger are further subject to the satisfaction or waiver, on or prior to the closing date of the merger, of the following conditions among others:

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  (i) the representations and warranties of the Company set forth in the merger agreement concerning its organization, standing and corporate power, authority to execute and deliver the merger agreement, absence of certain changes, amended rights agreement, opinions of the Company's financial advisors and absence of brokers or other advisors' fees and expenses, other than RBC and Moelis, must be true and correct in all respects, (ii) the representations and warranties of the Company set forth in the merger agreement relating to the Company's capitalization must be true and correct in all but de minimis respects and (iii) all other representations and warranties of the Company must be true and correct in all respects, without giving effect to any materiality or material adverse effect qualifications therein, except where all failures to be true and correct have not had, and would not be reasonably be expected to have, a material adverse effect;

  •
  (i) the Company must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time and (ii) Parent must have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect; and

  •
  since the date of the merger agreement, there must not have been any development, change or occurrence that has had or would reasonably be expected to have a material adverse effect;

        In addition, as noted above, Parent and Merger Sub will not be required to effect the merger unless and until the expiration of the marketing period.

        The obligation of the Company to effect the merger is further subject to the satisfaction or waiver on or prior to the closing date of the merger, of the following conditions, among others:

  •
  (i) the representations and warranties of Parent and Merger Sub set forth in the merger agreement concerning their organization, standing, authority to execute and deliver the merger agreement, solvency, and the absence of brokers' or other advisors' fees and expenses must be true and correct in all respects, and (ii) all other representations and warranties of Parent and Merger Sub must be true and correct in all respects, without giving effect to any materiality or Parent material adverse effect (as defined below) qualifications therein, except where all failures to be true and correct have not had, and would not be reasonably be expected to have a Parent material adverse effect; and

  •
  (i) Parent and Merger Sub must have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the effective time and (ii) the Company must have received a certificate signed on behalf of Parent by an officer of Parent and Merger Sub to such effect.

        For the purpose of the merger agreement and this summary, Parent material adverse effect means any effect, change, event or occurrence that would, individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated under the merger agreement, including the merger.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the effective time, whether before or after receipt of the company stockholder approval, by mutual written consent of the Company and Parent.

        The merger agreement may also be terminated at any time prior to the effective time, whether before or after receipt of the company stockholder approval, by either the Company or Parent if:

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  the merger has not been consummated on or before the walk-away date;

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  the company stockholder approval has not been obtained at the special meeting or at any adjournment or postponement thereof; or

  •
  any law, injunction, judgment, or ruling by any governmental authority that has the effect of enjoining, restraining, preventing, or prohibiting consummation of the merger or making the consummation of the merger illegal is in effect and has become final and nonappealable.

        The merger agreement may be terminated at any time prior to the effective time by Parent if:

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  (i) the Board of Directors has (a) made a change of recommendation, (b) approved or recommended to the stockholders of the Company an acquisition proposal other than the merger or (d) failed to reaffirm its recommendation in favor of the adoption of the merger agreement and approval of the merger within 10 business days after both the receipt of a written request to do so from Parent and an acquisition proposal or any material modification thereto is first made public or given to the stockholders of the Company (or any person has publicly announced an intention, whether or not conditional, to make an acquisition proposal), (ii) the Company or the Board of Directors approved or recommended, or entered into or authorized the Company to enter into a letter of intent, agreement in principle or definitive agreement with respect to an acquisition proposal, (iii) the Company failed to include in this proxy statement the Board of Directors' recommendation in favor of the adoption of the merger agreement, or (iv) the Company or the Board of Directors authorized or proposed any of the foregoing;

  •
  the Company has breached its obligations in covenants regarding non-solicitation or holding a stockholders meeting in any material respect; or

  •
  the representations and warranties of the Company are not true and correct or the Company has breached or failed to perform any of its covenants or agreements set forth in the merger agreement, such that certain conditions to the closing of the merger would not be satisfied and such failure cannot be cured by the Company by the walk-away date, or, if capable of being cured, is not cured within 30 days following receipt of written notice; provided that, Parent or Merger Sub is not then in material breach of their obligations under the merger agreement.

        The merger agreement may be terminated at any time prior to the effective time by the Company if:

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  (i) the Board of Directors authorizes entry into a definitive agreement with respect to a superior proposal and the Company has complied in all material respects with the terms of the merger agreement, including the non-solicitation provisions of the merger agreement; (ii) the Company immediately prior to or substantially concurrently with such termination enters into a definitive agreement for a superior proposal and (iii) the Company immediately prior to or substantially concurrently with such termination has paid the termination fee of $16.92 million to Parent;

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  the representations and warranties of Parent or Merger Sub are not true and correct or Parent or Merger Sub has breached or failed to perform any of their respective covenants or agreements set forth in the merger agreement, such that certain conditions to the closing of the merger would not be satisfied and such failure cannot be cured by Parent or Merger Sub, as applicable by the walk-away date, or, if capable of being cured, is not cured within 30 days following receipt of written notice; provided that, the Company is not then in material breach of our obligations under the merger agreement; or

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  (i) all conditions to the closing of the merger have been satisfied on the date the closing should have occurred, taking into account that Parent is not required to effect the merger until the expiration of the marketing period, (ii) the Company irrevocably confirms in writing that all conditions obligating the Company to close have been satisfied or will be waived by the Company and that the Company is prepared to consummate the closing, (iii) the Company stood ready, willing and able to consummate the closing on that date and (iv) Parent and Merger Sub fail to consummate the closing within three business days following such date.

Effect of Termination

        In the event the merger agreement is terminated pursuant to its terms, the merger agreement shall be null and void (other than certain provisions regarding termination fees and expense reimbursement and indemnification of the Company with respect to the financing, among other things). The confidentiality agreement and, under certain circumstances, the guaranty also survive the termination of the merger agreement. Subject to the terms and conditions of the surviving provisions of the merger agreement, including the provisions regarding termination fees, upon termination of the merger agreement there shall be no liability on the part of Parent, Merger Sub or the Company or any of their respective representatives, financing sources or related parties, except the Company, Parent, Merger Sub or any of their respective subsidiaries may have liability pursuant to the surviving provisions and termination of the merger agreement shall not relieve any party from liability for fraud or a knowing and material breach of the merger agreement prior to such termination.

Termination Fees

  Company Termination Fee

        The Company must pay Parent a termination fee of $16.92 million, if:

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  (i) before obtaining the company stockholder approval, the merger agreement is terminated (a) by Parent or the Company because the merger has not been consummated on or before the walk-away date or the company stockholder approval has not been obtained at the special meeting or at any adjournment or postponement thereof, or (b) by Parent because the Company has breached or failed to perform any of its covenants or agreements set forth in the merger agreement, (ii) a person has made a bona fide acquisition proposal after the date of the merger agreement but prior to such termination, and such acquisition proposal has not been publicly withdrawn prior to such termination or, with respect to a termination as a result of the failure to obtain the company stockholder approval, prior to the special meeting, and (iii) within 12 months of the date the merger agreement is terminated, the Company enters into a definitive agreement with respect to an acquisition proposal or an acquisition proposal is consummated or the board of directors has recommended to the Company's stockholders an acquisition proposal (provided that for purposes of clause (iii), the references to "15%" in the definition of acquisition proposal shall be deemed to be references to "50%");

  •
  the merger agreement is terminated by Parent because (i) the Board of Directors has (a) made a change of recommendation, (b) approved or recommended an alternative acquisition proposal to the stockholders of the Company or (c) failed to reaffirm its recommendation in favor of the adoption of the merger agreement and approval of the merger within 10 business days after both the receipt of a written request to do so from Parent and an acquisition proposal other than the merger is first made public or given to the stockholders of the Company, (ii) the Company or the Board of Directors approved or recommended, or entered into or authorized the Company to enter into a letter of intent, agreement in principle or definitive agreement with respect to an acquisition proposal other than the merger, (iii) the Company failed to include the Board of Directors' recommendation in favor of the adoption of the merger agreement in the proxy statement; or (iv) the Company authorized or proposed any of the foregoing;

  •
  the Company has breached its covenants relating to non-solicitation of alternative proposals or its obligation to hold a stockholders meeting to obtain the company stockholder approval in any material respect; or

  •
  the merger agreement is terminated by the Company prior to the receipt of the company stockholder approval in accordance with the terms of the merger agreement because the Board of Directors authorized entry into a definitive agreement with respect to a superior proposal and the Company has either entered into or substantially concurrently with the termination enters into a definitive agreement for a superior proposal.

  Parent Termination Fee

        Parent must pay the Company a termination fee of $33.84 million if the merger agreement is terminated by the Company if:

  •
  the representations and warranties of Parent or Merger Sub are not true and correct or Parent or Merger Sub has breached or failed to perform any of their respective covenants or agreements set forth in the merger agreement, such that certain conditions to the closing of the merger would not be satisfied and such failure cannot be cured by Parent by the walk-away date, or, if capable of being cured, is not cured within 30 days following receipt by Parent or Merger Sub of written notice thereof, and provided that the Company is not then in material breach of our obligations under the merger agreement; or

  •
  the conditions precedent to the closing of the merger (other than those conditions that by their nature are to be satisfied by actions taken at the closing) have been satisfied on the date the closing should have been consummated pursuant to the terms of the merger agreement, taking into account that Parent is not required to effect the merger until the expiration of the marketing period, the Company irrevocably confirms that all of the conditions precedent to the closing (other than those conditions that by their nature are to be satisfied by actions taken at the closing) have been satisfied or will be waived by the Company and the Company is prepared to consummate the closing, the Company stood ready, willing and able to consummate the closing on that date and Parent and Merger Sub fail to consummate the closing within three business days following such date.

  Enforcement and Limitations on Remedies

        The merger agreement provides that in the event that any claim, action or proceeding is commenced or instituted by the Company in respect of the parent termination fee and/or a claim for specific performance of Parent's and Merger Sub's obligations, during the pendency of such proceeding and, if a court of competent jurisdiction has ordered Parent to pay the parent termination fee and/or to consummate the transactions contemplated by the merger agreement, until five business days following such order, Parent may at any time notify the Company in writing that it will consummate the merger within 10 business days following such notice, in which case Parent, Merger Sub and the Company shall consummate the merger and the Company shall not be permitted or entitled to enforce such order during such 10-business day period (and, if the merger is not consummated, the Company shall be entitled to continue to pursue such claim, action or proceeding or to enforce such order, as applicable, following such 10-business day period).

        The merger agreement provides that, other than the rights to specific performance as expressly provided in the merger agreement, the Company's and its affiliates' right to terminate the merger agreement and receive payment of the parent termination fee is the sole and exclusive remedy of the Company, its subsidiaries, affiliates and stockholders against Parent, Merger Sub, the Guarantor and any of their respective former, current, or future direct or indirect general or limited partners, equityholders, stockholders, controlling persons, managers, members, directors, officers, employees, affiliates, subsidiaries, financing sources, portfolio companies, attorneys or other representatives, and their successors, assignees and agents, and any former, current, or future direct or indirect general or limited partners, equityholders, stockholders, controlling persons, managers, members, directors, officers, employees, affiliates, subsidiaries, financing sources, portfolio companies, attorneys and other representatives of any of the foregoing and their successors, assignees and agents, for any loss suffered as a result of the failure of the merger to be consummated or for a breach or failure to perform under the merger agreement or otherwise. Upon payment of the parent termination fee, neither Parent nor its related parties will have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby.

        The merger agreement provides that none of the Company's and its subsidiaries' respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates, other than the Company and its subsidiaries, will have any liability to Parent or its related parties relating to or arising out of the merger agreement (except, in the case of the voting agreement, the parties thereto).

Specific Performance

        In the merger agreement, the Company, Parent and Merger Sub agreed that irreparable damage would occur in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached and, except as set forth below, the Company, Parent and Merger Sub agreed that, prior to the termination of the merger agreement, the parties will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to specifically enforce the terms and provisions of the merger agreement.

        However, the merger agreement provides that the Company is entitled to seek specific performance of Parent's and Merger Sub's obligations to cause the equity financing to be funded and to consummate the merger only in the event that each of the following conditions has been satisfied: (i) all of the conditions to Parent and Merger Sub obligation to effect the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing), and Parent and Merger Sub fail to complete the closing by the date the closing is required to have occurred pursuant to the merger agreement, taking into account that Parent is not required to effect the merger until the expiration of the marketing period, (ii) the debt financing has been funded or will be funded at the closing if the equity financing is funded at the closing and (iii) the Company has irrevocably confirmed in a written notice delivered to Parent and the financing sources that if specific performance is granted and the equity financing and debt financing are funded, the Company stands ready, willing and able for the closing to occur.

        The Company is not entitled to enforce or seek to enforce specifically Parent's or Merger Sub's right to cause the equity financing to be funded or to complete the merger if the debt financing has not been funded (or will not be funded at the closing if the equity financing is funded at the closing). The Company may pursue both a grant of specific performance and the payment of the parent termination fee, however, under no circumstances will Parent or Merger Sub be obligated to both specifically perform the terms of the merger agreement and pay the parent termination fee.

Assignment

        Neither the merger agreement nor any of the rights, interests or obligations thereunder may be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, (i) that Parent or Merger Sub may assign the merger agreement to any of their affiliates, provided that such assignment shall not (a) affect the obligations of the Guarantor under the equity funding letter or the limited guaranty or (b) impede or delay the consummation of the transactions under the merger agreement or otherwise materially impede the rights of the stockholders of the Company under the merger agreement, and (ii) Parent may convert from a limited liability company to a corporation.

VOTING AGREEMENT

        Concurrently with the execution and delivery of the merger agreement, on March 28, 2011, Coliseum Capital Partners, L.P. and Blackwell Partners, LLC (which are collectively referred to in this section as the voting agreement stockholders), entered into a voting agreement with Parent, which we refer to as the voting agreement. As of the date of this proxy statement,            shares, or approximately        %, of company common stock outstanding on the record date are beneficially owned by the voting agreement stockholders and subject to the voting agreement. Such shares, together with any options, warrants and other rights to purchase shares of company common stock or other voting capital stock or securities of the Company and any other securities convertible into or exercisable or exchangeable for shares of company common stock or other voting capital stock or securities of the Company acquired by the voting agreement stockholders after March 28, 2011 are referred to as the voting agreement shares.

        Christopher Shackelton, chairman of the Company's Board of Directors and chair of the special committee, and Adam Gray are the managers of the voting agreement stockholders.

        The following summary describes the material provisions of the voting agreement, but does not purport to describe all of the terms of the voting agreement, and is qualified in its entirety by reference to the complete text of the voting agreement, a copy of which is attached as Annex B to this proxy statement and incorporated into this proxy statement by reference.

Agreement to Vote and Irrevocable Proxy

        The voting agreement stockholders have (i) agreed to vote their voting agreement shares and (ii) granted to Parent an irrevocable proxy to vote their voting agreement shares at every meeting of the stockholders of the Company (and any adjournment or postponement thereof) as follows:

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  in favor of adoption of the merger agreement and any other action related thereto;

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  against the approval of any acquisition proposal or the adoption of any other transaction, proposal, agreement or action made in opposition to adoption of the merger agreement or in competition or inconsistent with the merger; and

  •
  against any other action that is intended or could prevent, impede, or in any material respect, interfere with, or delay the transactions contemplated by the merger agreement, including the merger.

        Nothing in the voting agreement prevents any affiliate or representative of the voting agreement stockholders from acting in his or her capacity as a director or officer of the Company and exercising his or her fiduciary duties and responsibilities. Moreover the voting agreement does not require that the voting agreement stockholders vote in favor of any amendment to the merger agreement that reduces the amount, changes the form or imposes any material restrictions or additional conditions on the receipt of the merger consideration or would otherwise be adverse to the holders of shares of company common stock.

Transfer Restrictions

        In addition, the voting agreement stockholders have agreed to certain restrictions on the transfer of their voting agreement shares. Prior to the termination of the voting agreement, the voting agreement stockholders may not: (i) sell, transfer, pledge, encumber, assign, distribute, gift or otherwise dispose of any voting agreement shares; (ii) enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or any other person with respect to the voting agreement shares or (iii) enter into any contract, option or other arrangement or understanding with respect to any transfer of the voting agreement shares.

        The foregoing requirements will not prohibit the voting agreement stockholders from transferring their voting agreement shares to one or more of their respective affiliates (other than the Company or its subsidiaries) so long as the other party to such transfer executes a written agreement agreeing to be bound by the terms of the voting agreement.

Non-Solicitation

        Each of the voting agreement stockholders has agreed to, and will instruct its representatives to, cease immediately any discussions or negotiations with any persons that may be ongoing with respect to an acquisition proposal or for the acquisition of beneficial ownership of any voting agreement shares other than pursuant to the merger. Additionally, the voting agreement stockholders agreed not to (i) solicit or knowingly encourage an alternative transaction, (ii) participate in any discussions regarding an alternative transaction, or provide any non-public information or data concerning the Company to any persons relating to any actual or potential alternative transaction, (iii) enter into any agreement with respect to any such alternative transaction and (iv) assist, participate in, facilitate or knowingly encourage any effort or attempt by any other parties to do or seek any of the foregoing.

        Each of the voting agreement stockholders must notify Parent within 24 hours of any unsolicited proposals received by such voting agreement stockholder, indicating the identity of such party and providing to Parent the material terms of such proposal and any material modifications to such terms.

Waiver of Appraisal Rights

        Each of the voting agreement stockholders agreed to waive any rights of appraisal or rights to dissent from the merger that it may have under applicable law.

Termination

        The voting agreement terminates automatically upon the earliest of (i) the effective time, (ii) the date of termination of the merger agreement in accordance with its terms and (iii) certain amendments to the merger agreement requiring the vote of the stockholders of the Company that is effected without the consent of the voting agreement stockholders and that is adverse to the stockholders of the Company.

APPRAISAL RIGHTS

        In connection with the merger, record holders of company common stock who comply with the procedures below will be entitled to appraisal rights if the merger is completed. Set forth below is a summary description of Section 262 of the DGCL, which is reprinted in its entirety at Annex E to this proxy statement, and is incorporated herein by reference. The following summary describes the material aspects of Section 262 of the DGCL, and the law relating to appraisal rights and is qualified in its entirety by reference to Annex E. All references in Section 262 of the DGCL and this summary to "stockholder" are to the record holder of shares of company common stock immediately prior to the effective time. FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

        Under the DGCL, stockholders who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware, which we refer to as the Court of Chancery, and to receive payment in cash of the "fair value" of those shares, as determined by the Court of Chancery, which amount is exclusive of any element of value arising from the accomplishment or expectation of the merger, in lieu of receiving the merger consideration that such stockholder would otherwise be entitled to under the merger agreement.

        Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of company common stock and Section 262 of the DGCL is attached to this proxy statement as Annex E and incorporated herein by reference. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex E carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

        If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to the Company, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of your shares of company common stock. If you sign and return a proxy card by mail or vote by submitting a proxy by telephone or through the Internet, without abstaining or expressly directing that your shares of company common stock be voted against the adoption of the merger agreement, you will effectively waive your appraisal rights because such shares represented by the proxy will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of company common stock, you must either (i) refrain from executing and returning the enclosed proxy card by mail and from voting in person, or submitting a proxy by telephone or through the Internet, in favor of the proposal to adopt the merger agreement, or (ii) vote against or abstain from voting for the adoption of the merger agreement by checking either the "AGAINST" or the "ABSTAIN" box next to the proposal on such card and returning such card by mail, voting in person against the adoption of the merger agreement, submitting a proxy by telephone or through the Internet against the proposal, or registering in person an abstention with respect thereto. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

        A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder's shares of company common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of company common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time. Accordingly, a stockholder who is the record holder of shares of company common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time, will lose any right to appraisal in respect of such shares.

        Only a holder of record of shares of company common stock is entitled to assert appraisal rights for such shares of company common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the stock certificates or in the case of uncertificated shares, as the holder's name appears on the stockholder register, and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

        Beneficial owners of shares of company common stock have no right to directly demand appraisal; such demands must be made through the record holder of such shares. Accordingly, a record holder such as a broker or other nominee who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of company common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. If the number of shares of company common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee arrangements and wish to exercise your appraisal rights, you are urged to consult with your broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

        All written demands for appraisal should be addressed to our Corporate Secretary at Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, Arizona 85258, or should be delivered to our Corporate Secretary at the special meeting, prior to the vote on the adoption of the merger agreement.

        Within 10 days after the effective time, we will notify each stockholder who properly asserted appraisal rights under Section 262 of the DGCL and has not voted for the adoption of the merger agreement. Within 120 days after the effective time, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the fair value of the shares held by such stockholder. If no such petition is filed within such 120-day period, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the effective time, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of company common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by us, and the number of holders of such shares. Such statement must be mailed within 10 days after such stockholder's written request therefor has been received by us or within 10 days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file an appraisal petition or request from us the statement described in this paragraph.

        If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court of Chancery, the Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal rights of their shares of company common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

        After the Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court of Chancery will take into account all relevant factors. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the merger consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the merger consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL. In determining "fair value" of shares, the Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court has stated that such factors include "market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. In addition, the Court of Chancery has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

        The Court of Chancery will direct the payment of the fair value of the shares of company common stock that have perfected appraisal rights, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. The Court of Chancery will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of company common stock have been appraised. The costs of the action (which do not include attorneys' fees or expert fees or expenses) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. Upon application of a stockholder, the Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

        Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of company common stock as of a date prior to the effective time.

        At any time within 60 days after the effective time, any stockholder will have the right to withdraw his, her or its demand for appraisal and to accept the cash payment for his, her or its shares pursuant to the merger agreement. After this period, a stockholder may withdraw his, her or its demand for appraisal only with our written consent. If no petition for appraisal is filed with the Court of Chancery within 120 days after the effective time, a stockholder's right to appraisal will cease and he, she or it will be entitled to receive the cash payment for his, her or its shares pursuant to the merger agreement, as if he, she or it had not demanded appraisal of his, her or its shares. No petition timely filed in the Court of Chancery demanding appraisal will be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned on such terms as the Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective time.

        If you properly demand appraisal of your shares of company common stock under Section 262 of the DGCL and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares of company common stock will be converted into the right to receive the merger consideration receivable with respect to such shares in accordance with the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time will require our written approval.

        If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL. Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights. In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

SECURITY OWNERSHIP OF COMPANY COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to beneficial ownership of company common stock on March 24, 2011 (without giving effect to acceleration of company equity awards as a result of the merger) by (i) each director; (ii) each executive officer; (iii) all of the Company's directors and executive officers as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of company common stock. Unless otherwise indicated, the amounts of beneficially owned securities are calculated in accordance with Rule 13d-3(1)(i) of the Security and Exchange Act of 1934 and include securities where the holder has the right to acquire beneficial ownership of the security within sixty days of March 24, 2011. Unless otherwise indicated, the address of each beneficial owner is c/o Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, Arizona 85258.

Name of Beneficial Owner	Amount Beneficially Owned(1)		Percent(2)
Directors:
Conrad A. Conrad	52,500	(3)	*
Eugene I. Davis	16,000		*
Earl P. Holland	66,000		*
Christopher S. Shackelton	3,154,183	(4)	12.43%
Henry G. Walker	52,500	(5)	*
Robert E. Wilson	27,740	(6)	*
Executive Officers:
Michael P. DiMino	111,486	(7)	*
M. Bryan Gibson	35,833	(5)	*
Kristine B. Ponczak	82,906	(5)	*
Christopher E. Kevane	19,767	(5)	*
Jeffrey D. Perry	6,999	(5)	*
Donna Berlinski	8,970	(5)	*
Kevin A. Moore	4,873	(5)	*
Maureen E. Thompson	—		—
Executive officers and directors as a group (14 persons)	3,639,757	(8)	14.34%
5% Stockholders:
Falck Danmark A/S Polititorvet, DK-1780 Copenhagen V, Denmark	3,725,024	(9)	14.68%
Coliseum Capital Management, LLC 767 Third Avenue, 35th Floor New York, NY 10017	3,154,183	(10)	12.43%
FMR Corp. 82 Devonshire Street Boston, MA 02109	2,740,755	(11)	10.80%
Stadium Capital Management, LLC 19785 Village Office Court, Suite 101 Bend, OR 97702	2,054,711	(12)	8.10%

*
Represents beneficial ownership of less than 1% of the outstanding shares of common stock of the Company.

(1)
Except as indicated, and subject to community property laws when applicable, to the Company's knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
The percentages shown are calculated based upon 25,380,542 shares of common stock outstanding on March 24, 2011. The numbers and percentages shown include the shares of common stock actually owned as of March 24, 2011 and the shares of common stock that are subject to outstanding stock options, RSUs or SARs as of March 24, 2011. In calculating the percentage ownership, shares of the identified person or group subject to stock options, RSUs or SARs as of March 24, 2011 are deemed to be outstanding for the purposes of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder.

(3)
Includes 30,000 shares of common stock held in joint tenancy with rights of survivorship with Mr. Conrad's spouse.

(4)
Mr. Shackelton has shared voting and shared dispositive power over these shares. See note 10 below.

(5)
Includes shares of common stock issuable pursuant to stock options or SARs that are exercisable within 60 days of March 24, 2011, with respect to the following persons: Mr. Walker, 7,500 stock options; Mr. Gibson, 20,000 stock options and 15,833 SARs; Ms. Ponczak, 35,000 stock options and 19,999 SARs; Mr. Kevane, 10,000 stock options and 5,999 SARs; Mr. Perry, 6,999 SARs; Ms. Berlinski, 5,333 SARs; and Mr. Moore, 3,000 SARs. Information in the table with respect to SARs includes the gross number of SARs. All SARs are settled in stock, and the net number of shares to be issued pursuant to any SAR is determined based upon the difference between the price of company common stock on the date of exercise of an SAR and the exercise price of such SAR. Shares issuable to Company employees pursuant to SAR awards are issued net of the Company's tax withholding obligations.

(6)
Includes 10,610 shares of common stock owned by Mr. Wilson's spouse, for which Mr. Wilson disclaims beneficial ownership and 17,130 unspecified securities claimed by Mr. Wilson in his Form 4 filed on December 10, 2010 with the SEC. Mr. Wilson resigned from the Board of Directors on March 25, 2011.

(7)
Includes 9,502 shares of common stock owned by Mr. DiMino's spouse, for which Mr. DiMino disclaims beneficial ownership.

(8)
As of March 24, 2011, includes 72,500 shares of company common stock subject to outstanding stock options, 57,163 shares of company common stock subject to SARs that are exercisable within 60 days and also includes 11,766 shares of company common stock subject to RSUs that will not fully vest within 60 days of March 24, 2011 (see note 10 below) and securities for which individuals disclaim beneficial ownership.

(9)
Based solely on the Amendment No. 3 to Schedule 13D, filed on June 10, 2010 with the SEC, by Falck Danmark A/S, Falck A/S, Nordic Capital V Limited and Nordic Capital V Alpha Limited, reporting as a group, in which Falck Danmark A/S reported sole voting power and sole dispositive power of 3,725,024 shares, Falck A/S reported shared voting power and shared dispositive power of 3,725,024 shares, Nordic Capital V Limited reported shared voting power and shared dispositive power of 3,725,024 shares and Nordic Capital V Alpha Limited reported shared voting power and shared dispositive power of 3,725,024 shares.

(10)
Based solely on the Amendment No. 4 to Schedule 13D, filed on March 30, 2011 with the SEC (the "Coliseum 13D"), by Christopher S. Shackelton, on behalf of Coliseum Capital

  Management, LLC, Coliseum Capital, LLC, Coliseum Capital Partners, L.P., Blackwell Partners, LLC, Adam Gray and Christopher S. Shackelton, reporting as a group, in which Coliseum Capital Management, LLC reported shared voting power and shared dispositive power of 3,154,183 shares, Coliseum Capital LLC reported shared voting power and shared dispositive power of 1,793,011 shares, Coliseum Capital Partners, L.P. reported shared voting power and shared dispositive power of 1,793,011 shares, Blackwell Partners, LLC reported shared voting power and shared dispositive power of 1,361,172 shares, Adam Gray reported shared voting power and shared dispositive power of 3,154,183 shares and Christopher S. Shackelton reported shared voting power and shared dispositive power of 3,154,183 shares. The Coliseum 13D includes 11,766 RSUs that will not fully vest within 60 days of March 24, 2011.

(11)
Based solely on the Amendment No. 7 to Schedule 13G, filed on February 14, 2011 with the SEC, by FMR Corp, a parent holding company, Edward C. Johnson III, Fidelity Management & Research Company and Select Medical Delivery, reporting as a group.

(12)
Based solely on the Amendment No. 3 to Schedule 13G, filed on February 14, 2011 with the SEC, by Stadium Capital Partners, L.P. ("SCP"), Stadium Capital Management, LLC, Alexander M. Seaver and Bradley R. Kent reporting their beneficial ownership as a group, except SCP which expressly disclaimed membership in a group, in which Stadium Capital Management, LLC reported shared voting power and shared dispositive power of 2,054,711 shares, Alexander M. Seaver reported shared voting power and shared dispositive power of 2,054,711 shares, Bradley R. Kent reported shared voting power and shared dispositive power of 2,054,711 shares and SCP reported shared voting power and shared dispositive power of 1,739,826 shares.

MARKET PRICE OF COMPANY COMMON STOCK AND DIVIDEND INFORMATION

        Company common stock is traded on NASDAQ under the ticker symbol "RURL". The following table sets forth, for the indicated calendar periods, the reported high and low sale prices per share of company common stock as reported on NASDAQ.

	High	Low
Year Ending December 31, 2011
First Quarter	$17.20	$12.11
Year Ended December 31, 2010
Fourth Quarter	$15.04	$8.22
Third Quarter	9.35	6.89
Second Quarter	8.63	5.93
First Quarter	7.45	5.36
Year Ended December 31, 2009
Fourth Quarter	$6.20	$4.00
Third Quarter	5.01	2.35
Second Quarter	5.70	.86
First Quarter	1.90	.50
Year Ended December 31, 2008
Fourth Quarter	$2.44	$1.64
Third Quarter	2.58	1.59
Second Quarter	2.69	1.51
First Quarter	3.11	1.84

        The closing sales price of company common stock on NASDAQ on April         , 2011, the most recent practicable date before this proxy statement was mailed to our stockholders, was $        per share. The closing sales price of company common stock on NASDAQ on March 25, 2011, the last trading day prior to our public announcement that we had entered into the merger agreement, was $12.55 per share. Stockholders are urged to obtain current market quotations for company common stock when considering whether to adopt the merger agreement.

        The Company has not declared or paid any dividends on its capital stock since its inception. Under the terms of the merger agreement, the Company cannot establish a record date for, declare, set aside for payment or pay any dividend with respect to any shares of company common stock. The Company currently anticipates that it will retain future earnings for use in the operation and expansion of its business.

 FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, we will have no public stockholders and there will be no public participation in any of our future stockholder meetings. We intend to hold the 2011 annual meeting of stockholders, only if the merger is not completed.

        Any stockholder who intends to present a proposal at the annual meeting of stockholders for the year ending June 30, 2011, and have it included in the Company's proxy materials for that meeting must deliver the proposal to the Company for its consideration no later than July 11, 2011 and must comply with Rule 14a-8 under the Exchange Act.

        In addition, under the Company's bylaws, certain procedures are provided that a stockholder must follow to introduce an item of business at the annual meeting of stockholders following fiscal year 2011. Under these procedures, a notice setting forth information specified in the bylaws must be received by the Company no later than (i) 60 days prior to the annual meeting if such meeting is held on a day which is within 30 days preceding the anniversary of the 2010 meeting (December 8, 2010), (ii) 90 days prior to the annual meeting if such meeting is held on or after the anniversary date of the 2010 meeting (December 8, 2010), or (iii) if the 2011 annual meeting is held on a date preceding the anniversary of the 2010 meeting by more than 30 days, on or before the close of business on the 15th day following the date of public disclosure of the date of such meeting.

        If the 2011 annual meeting is held, then pursuant to Rule 14a-4 under the Exchange Act, the Company intends to retain discretionary authority to vote proxies with respect to stockholder proposals properly presented at the annual meeting, except in circumstances where (i) the Company receives notice of the proposed matter prior to the deadline set forth in the Company's bylaws, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

 HOUSEHOLDING OF SPECIAL MEETING MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies.

        Stockholders currently receiving multiple copies of the Company's proxy statement and annual report can request householding of communications through their brokers. Once householding is elected, it will continue until stockholders are notified otherwise or until the consent is revoked. If, at any time, stockholders no longer wish to participate in householding, and would prefer to receive a separate proxy statement and annual report, they may notify their broker, or direct a written request to Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, Arizona 85258, Attn: Corporate Secretary. Stockholders participating in householding may request additional copies of the proxy statement and annual report by contacting the Company at (480) 606-3886.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the "SEC Filings" section of our Investor Relations website at http://investor.shareholder.com/ruralmetro/sec.cfm The information provided on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file or furnished to the SEC.

        The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is modified or superseded by information that is included in this proxy statement or incorporated by reference subsequent to the date of this proxy statement.

        We incorporate by reference each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the date of the special meeting (other than information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits). We also incorporate by reference in this proxy statement the following documents we filed with the SEC under the Exchange Act:

  •
  The Company's annual report on Form 10-K for the fiscal year ended June 30, 2010, filed with the SEC on September 8, 2010;

  •
  The Company's quarterly report on Form 10-Q for the quarterly period ended September 30, 2010, filed with the SEC on November 8, 2010;

  •
  The Company's quarterly report on Form 10-Q for the quarterly period ended December 31, 2010, filed with the SEC on February 9, 2011;

  •
  The Company's current report on Form 8-K dated July 12, 2010, filed with the SEC on July 16, 2010;

  •
  The Company's current report on Form 8-K dated September 15, 2010, filed with the SEC on September 21, 2010;

  •
  The information filed pursuant to Item 8.01 of the Company's current report on Form 8-K dated November 8, 2010, filed with the SEC on November 8, 2010;

  •
  The Company's current report on Form 8-K dated November 24, 2010, filed with the SEC on November 26, 2010;

  •
  The Company's current report on Form 8-K dated December 8, 2010, filed with the SEC on December 14, 2010;

  •
  The Company's current report on Form 8-K dated December 14, 2010, filed with the SEC on December 15, 2010;

  •
  The Company's current report on Form 8-K dated March 25, 2011, filed with the SEC on March 25, 2011; and

  •
  The Company's current report on Form 8-K dated March 28, 2011, filed with the SEC on March 29, 2011.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this proxy statement or other information concerning us, without charge, by written or telephonic request directed to Rural/Metro Corporation, 9221 East Via de Ventura, Scottsdale, Arizona 85258, Attn: Corporate Secretary, telephone (480) 606-3886, or on our website at www.ruralmetro.com or from the SEC through the SEC's website at http://www.sec.gov. Documents incorporated by reference are available without charge, excluding any exhibits to those documents (unless the exhibit is specifically incorporated by reference into this proxy statement).

        Parent has supplied all information in this proxy statement pertaining to Parent and Merger Sub, and we have supplied all information in this proxy statement pertaining to us.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

        THIS PROXY STATEMENT IS DATED            , 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER
Dated as of March 28, 2011
among
WP ROCKET HOLDINGS LLC
WP ROCKET MERGER SUB, INC.
and
RURAL/METRO CORPORATION

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of March 28, 2011 (this "Agreement"), is by and among WP Rocket Holdings LLC, a Delaware limited liability company ("Parent"), WP Rocket Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent ("Merger Sub"), and Rural/Metro Corporation, a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are used as defined in Section 8.12.

        WHEREAS, the parties intend that Merger Sub be merged (the "Merger") with and into the Company, with the Company surviving the Merger on the terms and subject to the conditions set forth in this Agreement and becoming a wholly-owned Subsidiary of Parent as a result of the Merger;

        WHEREAS, the Board of Directors has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

        WHEREAS, the Board of Directors or similar governing body of each of Parent and Merger Sub have unanimously approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Parent and Merger Sub to enter into this Agreement, certain stockholders of the Company (as identified therein, the "Stockholders"), have executed and delivered a voting agreement (the "Voting Agreement") with respect to this Agreement;

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, Warburg Pincus Private Equity X, L.P. (the "Guarantor") is entering into a limited guaranty in favor of the Company (the "Guaranty") pursuant to which the Guarantor is guaranteeing certain obligations of Parent under this Agreement.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

        Section 1.2    Closing.    The closing of the Merger (the "Closing") shall take place at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006 at 10:00 a.m. (New York City time), on the later of (a) a date to be specified by Parent and the Company, which shall be no later than the second Business Day after satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), and (b) the earlier of (i) a date during the Marketing Period to be specified by Parent on no fewer than two Business Days' notice to the Company and (ii) the final day of the Marketing

Period, unless another date, time, or place is agreed to in writing by Parent and the Company (the date on which such Closing actually occurs is referred to as the "Closing Date").

        Section 1.3    Effective Time.    Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware, a certificate of merger, executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the "Certificate of Merger"). At or prior to consummation of the Merger, subject to the provisions of this Agreement, the parties shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger in accordance with the DGCL, or at such later time as is agreed to by the parties hereto prior to the Closing Date and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the "Effective Time").

        Section 1.4    Effects of the Merger.    The Merger shall have the effects set forth herein and in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 1.5    Certificate of Incorporation and Bylaws of the Surviving Corporation.    At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of the certificate of incorporation attached hereto as Exhibit A, and as so amended shall be the certificate of incorporation of the Surviving Corporation, and the bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law (and subject to Section 5.8 hereof).

        Section 1.6    Directors and Officers of the Surviving Corporation.

        (a)   Each of the parties hereto shall take all necessary action to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

        (b)   The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES;
COMPANY EQUITY AWARDS

        Section 2.1    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock") or any shares of capital stock of Merger Sub:

          (a)    Capital Stock of Merger Sub.    Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          (b)    Cancellation of Treasury Stock and Parent-Owned Stock; Treatment of Stock Held by Company Subsidiaries.    All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Merger Sub or any other direct or indirect wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. Any shares of Company Common Stock owned by any direct or indirect wholly-owned Subsidiary of the Company shall be canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c)    Conversion of Company Common Stock.    Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares) shall be converted automatically into and shall thereafter represent the right to receive an amount in cash equal to $17.25, without interest (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate, which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate"), shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.2(b), without interest.

        Section 2.2    Exchange of Certificates.

          (a)    Paying Agent.    Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the "Paying Agent") for the payment of the Merger Consideration, in each case in accordance with this Article II and, in connection therewith, shall prior to the Closing Date enter into an agreement with the Paying Agent in a form reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent an amount in cash sufficient to pay such aggregate Merger Consideration (for the avoidance of doubt, such amounts shall not include the Equity Award Amounts). Such aggregate cash deposited with the Paying Agent shall, pending its disbursement to such holders, be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody's Investors Service, Inc. or Standard and Poor's Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $5 billion. Parent shall promptly replace or cause to be replaced any funds deposited with the Paying Agent lost through any investment made pursuant to this Section 2.2(a) to the extent required to pay the aggregate Merger Consideration. Nothing contained in this Section 2.2(a) and no investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any holder of Company Common Stock to receive the Merger Consideration or any holder of a Company Equity Award to receive the Equity Award Amount, in each case as provided herein.

          (b)    Payment Procedures.    Promptly after the Effective Time (but in no event more than three (3) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Company Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and which shall be in such form and shall have such other customary provisions as Parent and the Company may reasonably agree prior to the Closing Date) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, without interest, for each share of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate surrendered and shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II, without interest.

          (c)    Transfer Books; No Further Ownership Rights in Company Stock.    The Merger Consideration paid in respect of shares of Company Common Stock upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, and at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates that evidenced ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.2(e), if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

          (d)    Lost, Stolen or Destroyed Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Paying Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated by this Article II.

          (e)    Termination of Fund.    At any time following the first anniversary of the Closing Date, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

          (f)    No Liability.    Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for

  Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (g)    Withholding Taxes.    Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement such amounts any of them reasonably determines are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), or under any provision of state, local or foreign Tax Law. To the extent amounts are so deducted and withheld and paid over to the appropriate Government Authority, the deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        Section 2.3    Appraisal Rights.    Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who has properly exercised and perfected its, his or her appraisal rights under Section 262 of the DGCL (the "Dissenting Stockholders") shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the "Dissenting Shares"), but instead such holder shall be entitled to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the DGCL (or any successor provision) (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If, after the Effective Time, any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such share of Company Common Stock, in accordance with Section 2.1, without any interest thereon. The Company shall (i) give Parent prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal and (ii) keep Parent reasonably informed, and consult with Parent, regarding all negotiations and proceedings with respect to such demands for appraisal. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, settle or offer to settle, or approve any withdrawal of, any such demands, or agree to do or commit to do any of the foregoing.

        Section 2.4    Company Equity Awards.

        (a)   At or prior to the Effective Time, the Company shall take all actions necessary (including obtaining any necessary determinations and/or resolutions of the Board of Directors or a committee thereof and amending any Company Stock Plan) to, subject to consummation of the Merger, terminate the Company Stock Plans and all awards and obligations of the Company outstanding thereunder, including to provide that:

          (i)    each unexercised Company Equity Award that is a Stock Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be canceled and shall cease to exist and the holder thereof shall cease to have any rights with respect thereto except the right, on the date on which the Effective Time occurs, to receive an amount in cash, without interest, equal to (I) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such Stock Option multiplied by (II) the number of shares of Company Common Stock subject to such Stock Option;

          (ii)   each Company Equity Award that is a SAR, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be canceled, and shall cease to exist and the holder thereof shall cease to have any rights with respect thereto except the right, on the date on which the Effective Time occurs, to receive an amount in cash, without interest, equal to (I) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such SAR multiplied by (II) the number of shares of Company Common Stock subject to such SAR; and

          (iii)  each Company Equity Award that is an RSU that is outstanding immediately prior to the Effective Time shall, at the Effective Time, be vested and canceled and shall cease to exist and the holder thereof shall cease to have any rights with respect thereto except the right to receive, on the date on which the Effective Time occurs, an amount in cash, without interest, equal to (x) the Merger Consideration multiplied by (y) the number of shares of Company Common Stock subject to such RSU held by such holder immediately prior to the Effective Time.

        (b)   Payment in respect of all Company Equity Awards hereunder shall be subject to appropriate withholding for Taxes in accordance with Section 2.2(g) and shall be paid on the date on which the Effective Time occurs, or as soon as reasonably practicable thereafter but in all cases not later than the first payroll date following the date on which the Effective Time occurs. The term "Equity Award Amounts" means, collectively, all amounts payable pursuant to this Section 2.4.

        (c)   The Surviving Corporation shall pay the holders of Company Equity Awards the Equity Award Amounts described in this Section 2.4 as and when required by this Section 2.4.

        Section 2.5    Adjustments.    Notwithstanding any provision of this Article II to the contrary, if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Merger Sub that, except as (A) set forth in the definitive disclosure schedule delivered by the Company to Parent and Merger Sub on the date of this Agreement (the "Company Disclosure Schedule") (it being understood that any information set forth on any schedule of the Company Disclosure Schedule shall be deemed to apply and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent that such information is relevant to such other section or subsection) or (B) disclosed in any Company SEC Document (as hereinafter defined) filed with, or furnished to, the SEC at least one (1) Business Day prior to the date hereof (the "Filed SEC Documents"), other than disclosures in such Filed SEC Documents contained in the "Risk Factors" and "Forward Looking Statements" sections thereof or any other disclosures in the Filed SEC Documents which are forward-looking in nature:

        Section 3.1    Organization, Standing and Corporate Power.

        (a)   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority necessary to own or lease its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had, and would not reasonably be expected to have a Material Adverse Effect on the Company.

        (b)   Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Company's Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had, and would not reasonably be expected to have a Material Adverse Effect.

        (c)   The Company Charter Documents and equivalent organizational and governing documents of each Subsidiary of the Company, which the Company has made available to Parent prior to the date hereof, were complete and correct copies, in each case as amended and in full force and effect on the date hereof.

        Section 3.2    Capitalization.

        (a)   The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). At the close of business on March 24, 2011 (the "Capitalization Date"), (i) 25,380,542 shares of Company Common Stock were issued and outstanding, (ii) 96,246 shares of Company Common Stock were held by the Company in its treasury, (iii) 126,000 shares of Company Common Stock were subject to outstanding Stock Options, (iv) 315,754 shares of Company Common Stock were subject to outstanding RSUs, (v) 372,642 shares of Company Common Stock were subject to outstanding SARs, and (iv) no shares of Company Preferred Stock were issued or outstanding.

        (b)   Except as described in this Section 3.2, as of the Capitalization Date with respect to the Company and as of the date hereof with respect to its Subsidiaries, there were (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of the Company or any of its Subsidiaries, (iii) no outstanding options, warrants, rights or other commitments or agreements that obligate the Company or any of its Subsidiaries to issue, any capital stock of, or other equity or voting interest in or make any payments (whether in cash or other property) based on the value of any equity or other security interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries(the items in clauses (i), (ii), (iii) and (iv), being referred to collectively as "Company Securities"), (v) no obligations by the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such agreements relating to any Company Securities and (vi) no stockholder agreements, voting trusts or other arrangements or understandings to which the Company or any of its Subsidiaries is a party with respect to any Company Securities. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Since the Capitalization Date, neither the Company nor any of its Subsidiaries has (A) issued, entered into or incurred any obligation to issue any Company Securities or any obligation to make any payments based on the price or value of any Company Securities or dividends paid thereon or revenues, earning or financial performance or any other attribute of the Company or its Subsidiaries, other than pursuant to the Stock Options, RSUs or SARs referred to above that were outstanding as of the Capitalization Date or (B) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Company Securities.

        (c)   Schedule 3.2(c) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a list of each outstanding Stock Option, RSU and SAR (the "Company Equity Awards"), together with the applicable exercise or strike price and vesting schedule of each such Stock Option, RSU and SAR, as applicable, the Company Stock Plan under which each such award was granted and the total number of shares of Company Common Stock subject to such outstanding Stock Options, RSUs and SARs, respectively. All outstanding Stock Options, RSUs and SARs were duly authorized and approved in accordance with the terms of the relevant Company Stock Plans and applicable Law and all outstanding Stock Options and SARs were issued with an exercise or strike price at or above fair market value of Company Common Stock on the date of grant. There are no offering periods or other offers to purchase Company Securities currently in effect or outstanding under the Rural/Metro Employee Stock Purchase Plan (as amended) (the "ESPP") and the ESPP has terminated.

        (d)   Except as set forth in Schedule 3.2(d) of the Company Disclosure Schedule, as of the date of this Agreement, all outstanding shares of capital stock or other voting securities of each Subsidiary of the Company are owned directly or indirectly, beneficially and of record, by the Company free and clear of all Liens and transfer restrictions, except (i) for such Liens and transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act") or other applicable securities Laws (including any restriction on the right to vote, sell or otherwise dispose of such shares of capital stock or other equity or voting interests imposed by such Laws) and (ii) for such Liens securing the obligations of the Company and its Subsidiaries under the Credit Agreement. Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there are no outstanding options or other commitments to authorize, issue or sell any capital stock or other equity or voting interests of any Subsidiary of the Company, or any securities convertible into or exchangeable for shares of capital stock of any Subsidiary.

        (e)   Except as set forth on Schedule 3.2(e) of the Company Disclosure Schedule, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting, transfer or registration of any capital stock or other equity interest of the Company or any of its Subsidiaries or granting any Person the right to elect, or to designate or nominate for election, a director to the Board of Directors or any similar governing body of any Subsidiary of the Company.

        Section 3.3    Authority.

        (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions, subject, in the case of the Merger, to obtaining the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting, or any adjournment or postponement thereof, in favor of the adoption of this Agreement (such approval and adoption having been made in accordance with the DGCL) (the "Company Stockholder Approval"). The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by its Board of Directors and, except for obtaining the Company Stockholder Approval and filing the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the

Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the "Bankruptcy and Equity Exception").

        (b)   The Special Committee of the Board of Directors has unanimously (i) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement, the Merger and the Transactions and (iii) resolved, subject to Section 5.2, to recommend adoption of this Agreement to the Board of Directors.

        (c)   The Board of Directors has unanimously (i) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement, the Merger and the Transactions and (iii) resolved, subject to Section 5.2, to recommend adoption of this Agreement to the holders of Company Common Stock (collectively, the "Company Board Recommendation"). The Board of Directors, upon the recommendation of the Special Committee, has unanimously directed that this Agreement be submitted to the holders of the Company Common Stock for their adoption.

        (d)   Other than as disclosed on Schedule 3.3(d) of the Company Disclosure Schedule, none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Transactions, or performance or compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision (A) of the Company Charter Documents or (B) of the similar organizational documents of any of the Company's Subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (x) violate any Law or any Order of any Governmental Authority applicable specifically to the Company or any of its Subsidiaries or any of their respective properties or assets (whether tangible or intangible), (y) breach, violate, constitute a default under (with or without notice or the lapse of time, or both), give rise to any right of modification of any obligations or the loss of any benefit under, result in the termination of or a right of termination or cancellation under or accelerate the performance required by any of the terms, conditions or provisions of, any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other agreement (each, a "Contract") to which the Company or any of its Subsidiaries is a party or by which any of the Company's or its Subsidiaries' respective properties or assets (whether tangible or intangible) may be bound or (z) result in the creation of any Lien (other than a Permitted Lien) on any properties or assets (whether tangible or intangible) of the Company or any of its Subsidiaries, except, in the case of clause (i)(B) and clause (ii), as has not had, and would not reasonably be expected to have a Material Adverse Effect.

        (e)   The Company Stockholder Approval is the only vote or approval of the holders of any class or series of the capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Merger.

        Section 3.4    Governmental Approvals.    Except for (i) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") including, without limitation, the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the Company Stockholders Meeting (as amended or supplemented from time to time, the "Proxy Statement"), (ii) compliance with the rules and regulations of NASDAQ Capital Market ("NASDAQ"), (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iv) filings required under, and compliance with other applicable requirements of, the HSR Act, (v) compliance with any applicable state securities Laws (or "Blue Sky Laws") and (vi) the approvals set forth on

Schedule 3.4 of the Company Disclosure Schedule (the "Company Approvals"), no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority or any stock market or stock exchange on which shares of Company Common Stock are listed for trading are necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given would not reasonably be expected to (A) have a Material Adverse Effect or (B) prevent or delay the Company from performing its obligations under this Agreement in any material respect.

        Section 3.5    Company SEC Documents; Undisclosed Liabilities.

        (a)   Since July 1, 2009, the Company has filed with or furnished to the SEC, on a timely basis, all required registration statements, certifications, reports and proxy statements (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied, and with respect to those Company SEC Documents filed or furnished after the date of this Agreement, will comply, in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or with respect to Company SEC Documents first filed or furnished on or prior to the date of this Agreement, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained, and with respect to those Company SEC Documents filed or furnished after the date of this Agreement, will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file periodic reports with the SEC. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents.

        (b)   The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), have been prepared in all material respects in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in such Company SEC Documents or as may be permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in shareholders' equity and cash flows of such companies as of the dates and for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments, as permitted by Form 10-Q of the SEC).

        (c)   Except for matters reflected or reserved against in the most recent consolidated balance sheet of the Company (or the notes thereto) included in the Company SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether accrued, absolute, contingent, fixed or otherwise) of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet (or the notes thereto) of the Company except liabilities and obligations that (a) (i) were incurred in the ordinary course of business consistent with past practice since the date of such balance sheet or (ii) are incurred in connection with the Transactions and (b) has not had, and would not reasonably be expected to have, a Material Adverse Effect.

        (d)   (i) Since July 1, 2009, subject to any applicable grace periods, the Company and each of its officers and directors have been and are in compliance in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act of 2002 (as amended and including the rules and regulations promulgated thereunder) (the "Sarbanes-Oxley Act") and (B) the applicable listing and corporate governance rules and regulations of NASDAQ, except in the case of clause (A), for any such noncompliance that has not had, and would not reasonably be expected to have a Material Adverse Effect.

          (ii)   The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) as required under Rule 13a-15 of the Exchange Act and the Company has established and maintains internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) as required by Rule 13a-15(a) under the Exchange Act.

          (iii)  The Company has implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its Subsidiaries, required to be included in reports filed or submitted under the Exchange Act is made known to the chief executive officer and chief financial officer of the Company by others within those entities. To the Knowledge of the Company, the Company has disclosed since July 1, 2009 to the Company's auditors and the audit committee of the Board of Directors (x) all "significant deficiencies" or "material weaknesses" (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company's internal controls and procedures which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated and (y) any fraud, whether or not material, that involves the Company's management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries. Except as set forth on Schedule 3.5(d)(iii), since July 1, 2009, neither the Company nor any of its Subsidiaries has received or otherwise had or obtained Knowledge of any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any written complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

        (e)   The Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting (including any amendment or supplement or document incorporated by reference) relating to the adoption of this Agreement by the stockholders of the Company shall not, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to stockholders of the Company or at the time of the Company Stockholders Meeting, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting or subject matter which has become false or misleading. The Proxy Statement will, at the time it is first filed with the SEC and first mailed to stockholders of the Company, comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference therein with respect to Parent, Merger Sub or their respective Affiliates based on information supplied in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

        Section 3.6    Absence of Certain Changes.    (a) Since June 30, 2010, except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto, the respective businesses of the Company and its Subsidiaries have been carried on and conducted in all material respects the ordinary course of business consistent with past practice.

        (b)   Since June 30, 2010, there has not been any development, change, effect, event, state of facts or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

        Section 3.7    Legal Proceedings.    (a) Except as set forth in Schedule 3.7(a) of the Company Disclosure Schedule, there is no pending. or to the Knowledge of the Company threatened, material legal or administrative proceeding, suit, claim, investigation, audit, arbitration or action (an "Action") against the Company or any of its Subsidiaries, or any injunction, order, judgment, ruling, decree or writ (an "Order") imposed upon the Company or any of its Subsidiaries, in each case, by any Governmental Authority.

        (b)   Except as set forth in Schedule 3.7(b) of the Company Disclosure Schedule, there is no pending, or to the Knowledge of the Company, threatened Action against the Company or any of its Subsidiaries or any Order imposed upon the Company or any of its Subsidiaries, in each case, before any Governmental Authority, except that has not had, and would not reasonably be expected to have, a Material Adverse Effect.

        Section 3.8    Compliance With Laws; Permits.

        (a)   The Company and its Subsidiaries are, and since July 1, 2009 have been, in compliance with all applicable local, municipal, state or federal laws, statutes, ordinances, rules, orders, judgments, decrees and regulations of Governmental Authorities (collectively, "Laws") applicable to the Company or any of its Subsidiaries, except as has not had, and would not reasonably be expected to have a Material Adverse Effect.

        (b)   The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities necessary for the lawful conduct of their respective businesses (collectively, "Permits"), except where the failure to hold the same has not had, and would not reasonably be expected to have a Material Adverse Effect.

        Section 3.9    Tax Matters.    Except as set forth on Schedule 3.9 of the Company Disclosure Schedule:

        (a)   The Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all material Tax Returns required to be filed by any of them, and all such Tax Returns are true, complete and correct in all material respects. All amounts due in respect of Taxes payable in respect of the Company and each of its Subsidiaries have been timely paid in full (whether or not actually shown on such Tax Returns), except which has not had, and is not reasonably likely to have, a Material Adverse Effect.

        (b)   The Company and each of its Subsidiaries has withheld all taxes each is obligated to withhold from amounts owing to any employee, creditor or third party and has paid over such taxes to the proper Governmental Authorities, to the extent due and payable, except where the failure to withhold and/or pay such taxes has not had, and is not reasonably likely to have, a Material Adverse Effect.

        (c)   Neither the Company nor any of its Subsidiaries are subject to taxation or required to file Tax Returns in any jurisdiction where the Company and its Subsidiaries do not file Tax Returns, except where this requirement has not had, and is not reasonably likely to have, a Material Adverse Effect. No claim has been made by a Governmental Authority in such a jurisdiction that the Company or its Subsidiaries is or may be subject to taxation or required to file Tax Returns in that jurisdiction, except where this claim has not had, and is not reasonably likely to have, a Material Adverse Effect.

        (d)   No extensions or waivers of statutes of limitation have been granted or requested with respect to any of the Company's Taxes or those of its Subsidiaries.

        (e)   There is no audit currently pending against the Company or any of its Subsidiaries in respect of any Taxes nor, to the Knowledge of the Company, has any such activity been contemplated by any Governmental Authority.

        (f)    Except for Permitted Liens, there are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure to pay any Tax.

        (g)   Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement.

        (h)   Neither the Company nor any of its Subsidiaries has been a member of an Affiliated Group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Company) or has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, foreign or provincial law), as a transferee or successor, by contract, or otherwise.

        (i)    Neither the Company nor any of its Subsidiaries is or has been a party to any reportable transaction within the meaning of Section 1.6011-4 of the Treasury Regulations or any reportable transaction the principal purpose of which was tax avoidance, within the meaning of Section 6011, Section 6111 and Section 6112 of the Code.

        (j)    Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (k)   Neither the Company nor any of its Subsidiaries has been required to include any item of income in taxable income as a result of any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law).

        (l)    Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

          (i)    change in method of accounting for a taxable period ending on or prior to the Closing Date;

          (ii)   "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Closing Date;

          (iii)  intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed on or prior to the Closing Date;

          (iv)  installment sale or open transaction disposition made on or prior to the Closing Date; or

          (v)   prepaid amount received on or prior to the Closing Date.

        (m)  Neither the Company nor any of its Subsidiaries has any limitation on the use of any net operating loss or Tax credit or other similar items imposed by Section 382 or Section 383 of the Code or imposed by the Treasury Regulations issued pursuant to Section 1502 of the Code or by any other provision of federal, state, local or foreign Law, excluding any limitation arising from the Transactions.

        (n)   For purposes of this Agreement: (i) "Tax" shall mean any and all federal, state, local or foreign taxes, fees, levies and or other assessments, however denominated, including all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, excise, estimated, severance, stamp, occupation, property, unemployment or other taxes, custom duties, fees, assessments or similar charges, together with any interest, penalties and additions to tax imposed by any taxing authority; (ii) "Tax Returns" shall mean returns, reports, or other information, including any schedule or attachment thereto or any amendment thereof, with respect to Taxes filed or required to be filed with the Internal Revenue Service (the "IRS") or any other Governmental Authority, domestic or foreign, including consolidated, combined and unitary tax returns; and (iii) "Treasury Regulations" shall mean the regulations promulgated under the Code.

        Section 3.10    Employee Benefits.

        (a)   Prior to the date hereof, the Company has made available to Parent true, correct and complete copies (to the extent written, and if not written, a summary) of each material Company Plan document (or, if appropriate, a form thereof), including any amendments thereto.

        (b)   Each Company Plan has been, in all respects, established, operated and administered in material compliance with its terms and applicable Laws, including ERISA and the Code, as applicable. Each Company Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to affect adversely the qualified status of any such Company Plan. Neither the Company nor its Subsidiaries is expected to be subject to a material liability pursuant to Section 502 of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code. There are no pending, or to the Knowledge of the Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any Company Plan which could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries and no audit or other proceeding by a Governmental Authority is pending, or to the Knowledge of the Company, threatened with respect to such plan. All contributions, premiums and other payments required to be made with respect to any Company Plan have been timely made or, to the extent not yet due, properly accrued in the Company's financial statements to the extent required by GAAP. Each Company Plan that is a "nonqualified deferred compensation plan" within the meaning of Section 409A(d)(1) of the Code has been operated in material compliance with Section 409A of the Code and the regulations issued thereunder.

        (c)   No Company Plan is maintained primarily for the benefit of employees or other service providers who are primarily located outside of the United States.

        (d)   Except as set forth in Schedule 3.10(d) of the Company Disclosure Schedule, there is no Company Plan that provides for benefits, including death or medical benefits (whether or not insured), with respect to any Person beyond their retirement or other termination of service other than coverage mandated by Section 4980B of the Code or state Law or disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise.

        (e)   Except as set forth in Schedule 3.10(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has maintained, contributed to, or been required to contribute to a plan subject to Title IV of ERISA or Code Section 412, including any "single employer" defined benefit plan, multiple employer plan or any "multiemployer plan" each as defined in Section 4001 of ERISA or has incurred or reasonably expects to incur any material liability pursuant to Title I or Title IV of ERISA (including without limitation any Controlled Group Liability) or the penalty, excise Tax or joint and several liability provisions of the Code, whether contingent or otherwise. With respect to any Company Plan that is subject to Title IV of ERISA or Code Section 412, no proceeding has been initiated or, to the Knowledge of the Company, threatened by any Person (including the Pension Benefit Guaranty Corporation (the "PBGC")) to terminate any such plan or to appoint a trustee for any such plan, no "reportable event" (as defined in Section 4043 of ERISA) has occurred and no condition or event currently exists or is reasonably expected to occur that would result, directly or indirectly, in any material liability of the Company or any of its Subsidiaries under Title IV of ERISA, whether to the PBGC or otherwise, whether on account of the termination of any such plan or otherwise.

        (f)    Except as set forth in Schedule 3.10(f) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the Transactions will, either alone or in combination with another event (such as termination of employment), (i) entitle any current or former employee, director, officer or independent contractor of the Company or any of its Subsidiaries to any payment; (ii) increase the amount of compensation or benefits due to any such employee, consultant or director; or (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit.

        (g)   The Company has made available to Parent with respect to each "officer" of the Company (as defined in Rule 16a-1 promulgated under Exchange Act) (each, a "Section 16 Officer") and any other "disqualified individual" of the Company (as defined in Section 280G(c) of the Code), on Schedule 3.10(g) of the Company Disclosure Schedule, (i) the Company's reasonable, good faith estimate of the maximum amount (separately identifying single and double-trigger amounts and any tax gross-up payments) that could be paid to such Section 16 Officer or other disqualified individual as a result of any of the Transactions (alone or in combination with any other event), (ii) the "base amount" (as defined in Section 280G(b)(3) of the Code) for each such Section 16 Officer or other disqualified individual and (iii) the underlying documentation on which such calculations are based. None of the Company or any of its Subsidiaries has the obligation to indemnify, hold harmless or gross-up any individual with respect to any tax, penalty or interest under Sections 280G or 409A of the Code.

        Section 3.11    Labor Matters.

        (a)   Except as set forth in Schedule 3.11 of the Company Disclosure Schedule, as of the date hereof neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union or like organization. Except as set forth in Section 3.11 of the Company Disclosure Schedule or as has not had, and would not reasonably be expected to have a Material Adverse Effect, (i) to the Knowledge of the Company, as of the date hereof, there are no activities or proceedings of any labor organization to organize any employees of the Company or any of its Subsidiaries; (ii) as of the date hereof there is no pending or, to the Knowledge of the Company, threatened strike, lockout, slowdown, or work stoppage; (iii) to the Knowledge of the Company, as of the date hereof there is no unfair labor practice charge against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any comparable labor relations authority; and (iv) since July 1, 2009, the Company has complied with all applicable Laws related to employment, employment practices, wages, hours and other terms and conditions of employment.

        (b)   The Company has complied and is in compliance in all material respects with all applicable provisions of its collective bargaining agreements with unions that represent its employees related to wages, hours and other terms and conditions of employment, except as has not had, and would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, all employees of the Company and its Subsidiaries are citizens of the United States or permanent residents who are authorized to work in the United States.

        (c)   Since July 1, 2009, the Company has not caused with respect to employees (i) a plant closing as defined in WARN affecting any site of employment or one or more operating units within any site of employment, (ii) a mass layoff as defined in WARN or (ii) layoffs or employment terminations sufficient in number to trigger any applicable state or local law similar to WARN and no employee of the Company has suffered or is anticipated to suffer an employment loss as defined in WARN within the ninety day period ending on the Closing Date.

        Section 3.12    Intellectual Property.

        (a)   Except as has not had, and would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are the sole and exclusive owners of all of the Owned Intellectual Property, and the Owned Intellectual Property is not subject to any Lien other than Permitted Liens. To the Knowledge of the Company and except as has not had, and would not reasonably be expected to have a Material Adverse Effect, none of the Owned Intellectual Property is being misappropriated, violated or infringed by any third party.

        (b)   Except as has not had, and would not reasonably be expected to have a Material Adverse Effect, all fees that are or have become due with respect to the Registered Intellectual Property have been or will be timely paid through the Closing and (ii) to the Knowledge of the Company, the Registered Intellectual Property is valid, subsisting and enforceable.

        (c)   Except as has not had, and would not reasonably be expected to have a Material Adverse Effect, no claims are pending or, to the Knowledge of the Company, threatened (i) challenging the ownership, enforceability, scope, validity or use by the Company or any Subsidiary of any Owned Intellectual Property or (ii) alleging that the Company or any of its Subsidiaries is violating, misappropriating or infringing the rights of any Person with regard to any Intellectual Property.

        (d)   Except as has not had, and would not reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, (i) no Person is violating, misappropriating or infringing the rights of the Company or any of its Subsidiaries with respect to any Owned Intellectual Property and (ii) the operation of the business of the Company and its Subsidiaries has not and does not violate, misappropriate or infringe the Intellectual Property of any other Person.

        Section 3.13    Rights Agreement; Anti-Takeover Provisions.

        (a)   The Company has taken all actions necessary to provide that (i) neither Parent nor Merger Sub nor any of their respective Affiliates shall be deemed to be an Acquiring Person (as such term is defined in the Company Rights Agreement), (ii) neither a Distribution Date nor a Share Acquisition Date (as each such term is defined in the Company Rights Agreement) shall be deemed to occur, and the rights will not detach from the Company Common Stock or become non-redeemable, as a result of the execution, delivery or performance of this Agreement or the consummation of the Transactions and (iii) the rights shall terminate immediately prior to the Effective Time.

        (b)   Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Article IV of this Agreement, the Board of Directors has taken all actions necessary so that any takeover, anti-takeover, moratorium, "fair price", "control share" or other similar Law enacted under any Law applicable to the Company does not, and will not, apply to this Agreement, the Merger or the Transactions.

        Section 3.14    Property.

        (a)   Except as has not had, and would not reasonably be expected to have a Material Adverse Effect, (i) the Company or one of its Subsidiaries has good, marketable and valid fee simple title to the real estate owned by the Company or any of its Subsidiaries (the "Owned Real Property") and to all of the buildings, structures and other improvements thereon, free and clear of all Liens (other than Permitted Encumbrances); (ii) none of the Company or any of its Subsidiaries has received written notice of any material default under any agreement evidencing any Lien or other agreement affecting the Owned Real Property, which default continues and (iii) there are no existing, pending or, to the Knowledge of the Company, threatened condemnation proceedings or similar actions relating to any part of the Owned Real Property. Schedule 3.14(a) contains a complete and correct list of such Owned Real Property and sets forth the street address, city and state of each Owned Real Property.

        (b)   Except as has not had, and would not reasonably be expected to have a Material Adverse Effect, (i) the Company or one of its Subsidiaries has a good and valid leasehold interest in each Company Lease, free and clear of all Liens (other than Permitted Encumbrances); and (ii) none of the Company or any of its Subsidiaries, or to the Knowledge of the Company, no other party is in breach of or default under any Company Lease, which breach or default continues, and no event has occurred which, with notice, lapse of time or both, would constitute a breach or default by any of the Company or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder. Schedule 3.14(b) of the Company Disclosure Schedule contains a complete and correct list of each Company Lease requiring annual rent payments in excess of $500,000 and sets forth the street address, annual base rent due, expenses (including, without limitation, taxes and common area maintenance charges) and expiration date of such material Company Lease.

        Section 3.15    Material Contracts.

        (a)   Except for the material contracts (as defined in Item 601(b)(10) of Regulation S-K of the SEC) filed as exhibits to the Filed SEC Documents, Schedule 3.15(a) of the Company Disclosure Schedule sets forth a list of all Material Contracts as of the date of this Agreement. For purposes of this Agreement, "Material Contract" means all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than Company Plans) that:

          (i)    are or would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

          (ii)   with respect to a joint venture, relate to the formation, creation, operation, management or control of a joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole;

          (iii)  relate to Indebtedness having an outstanding amount in excess of $2 million individually or $5 million in the aggregate, other than any Indebtedness between or among any of the Company and any of its Subsidiaries;

          (iv)  involve the acquisition from another Person or disposition to another Person, directly or indirectly (by merger, license or otherwise), of assets or capital stock or other equity interests for aggregate consideration under such Contract (or series of related Contracts) in excess of $5 million (other than acquisitions or dispositions of inventory, properties, rights, licenses and other assets in the ordinary course of business);

          (v)   prohibit the payment of dividends or distributions in respect of the capital stock of the Company or any of its wholly owned Subsidiaries, prohibit the pledging of the capital stock of the Company or any wholly owned Subsidiary of the Company or prohibit the issuance of any guaranty by the Company or any wholly owned Subsidiary of the Company;

          (vi)  are Contracts (or a series of related Contracts) for the purchase or sale of materials, supplies, goods, services, equipment or other assets providing for payments by the Company and its Subsidiaries or to the Company and its Subsidiaries, respectively, of $10 million or more, other than those that can be terminated by the Company or any of its Subsidiaries on less than 90 days' notice without performance by the Company or any of its Subsidiaries thereunder or payment by the Company or any Subsidiary of any material penalty;

          (vii) are license agreements that are material to the business of the Company and its Subsidiaries, taken as a whole, pursuant to which the Company or any of its Subsidiaries licenses in Intellectual Property or licenses out Owned Intellectual Property (other than license agreements for commercially available software on standard terms);

          (viii)  are Contracts regarding provision of emergency or "911" transportation services by the Company or any of its Subsidiaries with a Governmental Authority or provider of medical, fire or similar emergency services that are listed on Schedule 3.15 of the Company Disclosure Schedule; or

          (ix)  relate to any interest rate, derivatives or hedging transaction.

        (b)   Each Material Contract is valid and binding on the Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect has not had, and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where such noncompliance has not had, and would not reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries is in breach or default of any Material Contract, except where such breach or default has not had, and would not reasonably be expected to have a Material Adverse Effect. There are no events or conditions which would result in the termination or a right of termination or cancellation under any Material Contract, accelerate the performance or obligations required thereby, or result in the loss of any benefit thereunder or constitute, or, after notice or lapse of time or both, will constitute a default or breach by the Company or any of its Subsidiaries, or to the Knowledge of the Company, on the part of any counterparty under such Material Contract, except as has not had, and would not reasonably be expected to have a Material Adverse Effect.

        (c)   Prior to the date hereof, the Company has made available to Parent and Merger Sub true, correct and complete copies of each of the Material Contracts, including amendments thereto (or, in the case of oral agreements, true, correct and complete written summaries thereof).

        Section 3.16    Insurance.    Except as has not had, and would not reasonably be expected to have a Material Adverse Effect, (i) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect, in amounts reasonably sufficient to comply with applicable Law and as the Company reasonably has determined to be prudent, against risks customarily insured against by companies in similar lines of business as the Company and its Subsidiaries and (ii) there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder. To the Knowledge of the Company no insurance broker or carrier for the insurance policies has delivered a written notice that such broker or carrier for the insurance policies will not be willing or able to renew its existing coverage in any material respects under the insurance policies with respect to the Company and its Subsidiaries and their respective assets, properties and operations.

        Section 3.17    Environmental.    Except for any matter that has not had, and would not reasonably be expected to have a Material Adverse Effect, (a) the Company and each of its Subsidiaries are and since July 1, 2009 have been in compliance with all applicable Laws and Orders relating to protection of the environment; manufacture, transport, use, treatment, storage, disposal or release of Hazardous Materials ("Environmental Laws"), (b) the Company and each of its Subsidiaries possess and are and since July 1, 2009 have been in compliance with all material Permits required under Environmental Laws for the conduct of their respective operations and (c) there are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging a violation of, or liability under or relating to, any Environmental Law. To the Knowledge of the Company, there has been no release of Hazardous Materials on, at, above, under or from any facility or real property currently or formerly owned, leased or operated by the Company, or any of its Subsidiaries or their respective predecessors, except as has not had, and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Section 3.17, "Hazardous Materials" shall mean any substance, material or waste that is classified, characterized or regulated by any

Governmental Authority in relevant form, quantity, concentration or condition, as hazardous, toxic, a pollutant or contaminant, or words of a similar meaning or effect, under any applicable Environmental Law.

        Section 3.18    Opinion of Financial Advisors.    Prior to the execution and delivery of this Agreement, the Company has received an opinion of each of RBC Capital Markets, LLC and Moelis & Company LLC, to the effect that, as of the date of such opinion, and subject to the various assumptions and qualifications set forth therein, the Merger Consideration to be received by holders of shares of Company Common Stock is fair, from a financial point of view, to such holders and a copy of such opinion will promptly be provided to Parent, solely for informational purposes, following receipt thereof by the Company.

        Section 3.19    Brokers and Other Advisors.    Except for RBC Capital Markets, LLC and Moelis & Company LLC, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

        Section 3.20    Healthcare Matters.

        (a)   Except as set forth on Schedule 3.20(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries is in compliance with all health care Laws applicable to its business or operations, including, without limitation, 42 U.S.C. §1320a-7a, 42 U.S.C. §1320a-7b, 42 U.S.C. §1395nn, 31 U.S.C. §3729, Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the regulations promulgated pursuant to such U.S. federal statutes, and all other U.S. federal or state Laws prohibiting the making of false statements or representations in connection with governmental reimbursement or the provision or receipt of any kickback, bribe, rebate or other remuneration in exchange for the referral of patients or business, state corporate practice of medicine laws and regulations, state professional fee-splitting laws and regulations, and federal and state privacy and security laws and regulations (each, a "Health Care Law") except for such failures to comply that have not had, and would not reasonably be expected to have a Material Adverse Effect.

        (b)   Except as set forth on Schedule 3.20(b) of the Company Disclosure Schedule, neither the Company or any of its Subsidiaries nor, any officer, agent or employee of the Company or any of its Subsidiaries or other party to any Contract between such party and the Company or any of its Subsidiaries who furnishes services or supplies which may be reimbursed in whole or in part under Medicare and Medicaid Programs or any federal, state or other healthcare program sponsored, mandated or maintained by any Governmental Authority ("Governmental Program"), is excluded, suspended or debarred from participation, or is otherwise ineligible to participate, in Medicare and Medicaid Programs or any other Governmental Program, except as has not had, and would not reasonably be expected to have a Material Adverse Effect.

        (c)   Except as set forth in Schedule 3.20(c) of the Company Disclosure Schedule: (i) there are no pending or, to the Knowledge of the Company, threatened inquiries, audits, qui tam actions, appeals, investigations or claims or other Actions which relate in any way to a violation of any Health Care Laws or legal requirement pertaining to any Governmental Program, or which, if resolved in a manner adverse to the Company or any Subsidiary, would result in the imposition of penalties, restrict their ability to conduct the Company's business as currently conducted, or result in their exclusion from participation in any Governmental Program and (ii) neither the Company nor any Subsidiary is a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order, deferred prosecution or similar agreement with or imposed by any Governmental Authority, except as has not had, and would not reasonably be expected to have a Material Adverse Effect.

        (d)   Prior to the date hereof, the Company has made available to Parent, true, correct and complete copies of all corporate integrity agreements, monitoring agreements, consent decrees,

settlement orders, deferred prosecution and similar agreements to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (the "Settlement Agreements"). The Company and its Subsidiaries are in material compliance with each Settlement Agreement.

        (e)   To the extent required under applicable Law, the Company and each of its Subsidiaries is eligible for participation under the Governmental Programs.

        (f)    Except as has not had, and would not reasonably be expected to have a Material Adverse Effect: (i) each of the Company and its Subsidiaries meet all applicable requirements for continued participation in, claims submission to and/or receipt of payment from the Governmental Programs and other third-party health insurance programs; (ii) there are no Governmental Program overpayments asserted or threatened against the Company; and (iii) there are no overpayments asserted or threatened against the Company by any other third-party health insurance payor.

        (g)   Each of the Company and its Subsidiaries has in effect all approvals, authorizations, registrations, licenses, exemptions, accreditations, permits and consents of Governmental Authorities (collectively, "Health Care Authorizations") necessary for it to conduct its business as presently conducted, except for such Health Care Authorizations the absence of which has not had, and would not reasonably be expected to have a Material Adverse Effect, and all such Health Care Authorizations are in full force and effect. Neither the Company nor any of its Subsidiaries has received notice that any Health Care Authorizations will be terminated or modified, are threatened with suspension, or cannot be renewed in the ordinary course of business consistent with past practice, and to the Knowledge of the Company, there is no reasonable basis for any such termination, modification, suspension or nonrenewal, except as has not had, and would not reasonably be expected to have a Material Adverse Effect.

        Section 3.21    Affiliate Transactions.    Since July 1, 2009, there have been no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been otherwise disclosed in the Company SEC Documents filed prior to the date hereof.

        Section 3.22    Certain Business Practices.    Since July 1, 2009, neither the Company nor any of its Subsidiaries (nor, to the Knowledge of the Company, any of their respective officers, directors or employees) has made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee, political party or agent or any candidate for any federal, state, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was illegal under the Laws of any federal, state, local or foreign jurisdiction and which, in any case, has had, or would reasonable be expected to have a Material Adverse Effect.

        Section 3.23    Government Contracts.    Except as set forth on Schedule 3.23 of the Company Disclosure Schedule or has not had, and would not reasonably be expected to have a Material Adverse Effect: (i) no goods or services delivered by the Company or any of its Subsidiaries under any Contract with a Governmental Authority (a "Government Contract") have been rejected or suspended by any Governmental Authority as not complying with Contract specifications or requirements; (ii) no money due to the Company or its Subsidiaries has been withheld or set off by or on behalf of a Governmental Authority with respect to any Government Contract; (iii) each Government Contract was legally awarded, is binding on the parties thereto, and is in full force and effect; (iv) the Company and its Subsidiaries are in compliance in all respects with all representations and certifications made to Governmental Authority in response to requests for proposals pursuant to which Government Contracts with Governmental Authorities were awarded; (v) the Company and its Subsidiaries are in compliance in all respects with the provisions of such Government Contracts; and (vi) since July 1, 2009, neither the Company nor any of its Subsidiaries has been suspended or debarred from doing business with any

Governmental Authority, or been the subject of a finding of non-responsibility or ineligibility for contracting with any Governmental Authority.

        Section 3.24    No Other Representations or Warranties.    Except for the representations and warranties expressly made by the Company in this Article III (as modified by the Company Disclosure Schedule), neither the Company nor any other Person makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent or any of its Affiliates or representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and each of Parent and Merger Sub acknowledge the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub jointly and severally represent and warrant to the Company:

        Section 4.1    Organization; Standing.    Parent is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and (ii) each of Parent and Merger Sub is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such license or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had, and would not reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company complete and correct copies of Parent's and Merger Sub's certificates of incorporation, limited liability company agreement, bylaws or comparable governing documents each as amended to the date of this Agreement.

        Section 4.2    Authority; Noncontravention.

        (a)   Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized by all necessary corporate or limited liability company action, and no other corporate or limited liability company action (including any stockholder vote or other action) on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions, other than adoption of this Agreement and approval of the Merger by Parent in its capacity as sole stockholder of Merger Sub and compliance with the filing and notice requirements set forth in Section 4.3. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception. The board of directors (or similar governing body) of Parent and Merger Sub have (i) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, Parent and Merger Sub and their respective members and stockholders and (ii) adopted resolutions that have approved and declared advisable this Agreement, the Merger and the Transactions, and such resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way.

        (b)   Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor performance or compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the respective certificate of incorporation or bylaws (or similar organizational documents) of Parent or Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3 are obtained and the filings referred to in Section 4.3 are made, (x) breach, violate or constitute a default under (any Law or Order of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets (whether tangible or intangible), (y) violate or constitute a default under (with or without notice or the lapse of time, or both), give rise to any right of modification of any obligations or the loss of any benefit under, result in the termination of or a right of termination or cancellation under or accelerate the performance required by any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party or by which any of Parent's or Merger Sub's respective properties or assets (whether tangible or intangible) may be bound or (z) result in the creation of any Lien (other than a Permitted Lien) on any properties or assets (whether tangible or intangible) of Parent, Merger Sub or any of their respective Subsidiaries other than pursuant to the Financing Letters, except in the case of clause (ii), as has not had, and would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.3    Governmental Approvals.    Except for (i) compliance with the applicable requirements of the Exchange Act including, without limitation, the filing with the SEC of the Proxy Statement, (ii) compliance with the rules and regulations of NASDAQ, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iv) filings required under, and compliance with other applicable requirements of, the HSR Act, and (v) compliance with any applicable state securities Laws or Blue Sky Laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the Transactions.

        Section 4.4    Ownership and Operations of Merger Sub.    The authorized capital stock of Merger Sub consists of 900 shares of common stock, par value $0.01 per share, and 100 shares of preferred stock, par value $0.01 per share. As of the date of the Agreement and at the Effective Time, Parent owns beneficially and of record all of the issued and outstanding capital stock of Merger Sub, and such capital stock of Merger Sub has been duly authorized and validly issued, and is fully paid and non-assessable. Each of Parent and Merger Sub was formed solely for the purpose of engaging in the Transactions, has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to the Transactions, and prior to the Effective Time, will not have engaged in any other business activities other than those relating to the Transactions.

        Section 4.5    Financing.    Parent has delivered to the Company true, correct and complete copies, as of the date of this Agreement, of (i) an executed commitment letter from the Guarantor (the "Equity Funding Letter") to invest, subject to the terms and conditions therein, cash in the aggregate amount set forth therein (the "Equity Financing"), (ii) an executed commitment letter and Redacted Fee Letters from the financial institutions identified therein (the "Debt Commitment Letter" and, together with the Equity Funding Letter, collectively referred to as the "Financing Letters"), pursuant to which the lenders party thereto (collectively, the "Lenders") have committed, subject to the terms and conditions set forth therein, debt financing in the amounts set forth therein for the purposes of financing the Transactions and related fees (being collectively referred to as the "Debt Financing", and together with the Equity Financing, collectively referred to as the "Financing"). None of the Financing Letters has been amended or modified prior to the date of this Agreement and as of the date of this Agreement, no such amendment or modification is contemplated (other than amendments or modifications that are permitted by Section 5.5(a)), and as of the date of this Agreement the respective obligations and commitments contained in the Financing Letters have not been withdrawn or rescinded in any respect. Except for fee letters and engagement letters with respect to the Financing, as of the date hereof, there are no side letters or Contracts to which Parent or Merger Sub is a party related to the funding or investing, as applicable, of the Financing that could adversely affect the availability of the Financing, or which include conditions precedent to the obligations of the parties thereunder, other than as expressly set forth in the Financing Letters delivered to the Company prior to the date hereof. Parent has fully paid any and all commitment fees or other fees in connection with the Financing Letters that are payable on or prior to the date hereof, and as of the date hereof the Financing Letters are in full force and effect and are the legal, valid, binding and enforceable obligations of Parent and Merger Sub, as the case may be, and, to the Knowledge of Parent or Merger Sub, each of the other parties thereto. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in the Financing Letters. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to the Knowledge of Parent or Merger Sub, any other party thereto under any of the Financing Letters. As of the date hereof, Parent has no reason to believe that any of the conditions to the Financing contemplated by the Financing Letters applicable to it will not be satisfied. Assuming the Financing is funded in accordance with the Financing Letters, Parent and Merger Sub, in the aggregate and together with the available cash, cash equivalents and marketable securities of the Company, will have at and after the Closing funds sufficient to (i) pay the aggregate Merger Consideration and Equity Award Amounts, (ii) finance the repayment or refinancing of debt contemplated by this Agreement or either Financing Letter and (iii) pay any and all fees and expenses required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with the Merger and the Financing and (iv) satisfy all of the other payment obligations of Parent, Merger Sub and the Surviving Corporation contemplated hereunder.

        Section 4.6    Guaranty.    Concurrently with the execution of this Agreement, Parent has delivered to the Company the duly executed Guaranty. The Guaranty is in full force and effect and is the valid, binding and enforceable obligation of Guarantor subject to the Bankruptcy and Equity Exception, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of Guarantor under such Guaranty.

        Section 4.7    Solvency.    Assuming (a) Company and its Subsidiaries are Solvent immediately prior to the Effective Time, (b) satisfaction of the conditions to Parent's and Merger Sub's obligation to consummate the Merger, (c) any repayment or refinancing of debt as contemplated in this Agreement or the Financing Letters, (d) the accuracy of the representations and warranties of the Company set forth in Article III hereof and the performance of the Company of its obligations hereunder, (e) any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared in good faith based upon assumptions that were and continue to be reasonable when made, (f) payment of all amounts required to be paid in connection with the consummation of the Transactions, and (g) payment of all related fees and expenses, the Surviving Corporation and its Subsidiaries, taken as a whole, will be Solvent as of the Effective Time and immediately after the consummation of the Transactions. For the purposes of this Agreement, the term "Solvent" when used with respect to any Person, means that, as of any date of determination (i) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed the sum of (A) the value of all "liabilities of such Person, including a reasonable estimate of the amount of all contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the liabilities of such Person on its existing debts (including a reasonable estimate of the amount of all contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged, and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, "not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged" and "able to pay its liabilities, including contingent and other liabilities, as they mature" means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

        Section 4.8    Certain Arrangements.    As of the date of this Agreement, there are no Contracts or commitments to enter into any such Contracts to which Parent, Merger Sub or any of their Affiliates is party (a) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or, other than the Voting Agreement, pursuant to which any stockholder of the Company agrees to vote to adopt this Agreement or the Merger or agrees to vote against any Superior Proposal or (b) pursuant to which any current employee of the Company has agreed to (i) remain as an employee of the Company or any of its Subsidiaries following the Effective Time at compensation levels in excess of levels currently in effect (other than pursuant to any Company Plans or Contracts with the Company and its Subsidiaries in effect as of the date hereof, and the assumption by the Surviving Corporation of any such arrangements as contemplated by Section 5.9(c) of this Agreement), (ii) contribute any portion of such employee's shares, Company Equity Awards or other equity awards to the Company or its Subsidiaries or Parent or any of its Affiliates or (iii) receive any capital stock or equity securities of the Company or any of its Subsidiaries or Parent or any of its Affiliates.

        Section 4.9    Brokers and Other Advisors.    No broker, finder, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries except for Persons, if any, whose fees and expenses will be paid by Parent.

        Section 4.10    Independent Review; Non-Reliance.    Parent acknowledges and agrees that it has conducted its own independent review and analysis of the business, assets, condition and operations of the Company and its Subsidiaries. In connection with entering into this Agreement, Parent has relied solely upon its own investigation and analysis and the representations and warranties, covenants and agreements of the Company contained in this Agreement. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans).

        Section 4.11    Proxy Statement.    The information supplied or to be supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting (including any amendment or supplement or document incorporated by reference) shall not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein in light of the circumstances under which they are made, not misleading.

        Section 4.12    Litigation.    As of the date of this Agreement, there is no (a) pending or, to the Knowledge of Parent, threatened Action against Parent or Merger Sub or (b) any Order imposed upon Parent or Merger Sub, in each case, by or before any Governmental Authority, that seeks to enjoin, or would reasonably be likely to have the effect of preventing, making illegal, or otherwise interfering with, any of the Transactions, except as would not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder or prevent or materially delay consummation of the Transactions.

        Section 4.13    Full Access.    Parent acknowledges that, to its Knowledge, it and the Purchaser Representatives have received access to substantially all such books and records, facilities, equipment, contracts and other assets of the Company and its Subsidiaries that it and the Purchaser Representatives have requested to review, and that it and the Purchaser Representatives have had full opportunity to meet with the management of the Company to discuss the businesses and assets of the Company and its Subsidiaries.

        Section 4.14    Interests in Competitors.    As of the date hereof, neither Parent nor Merger Sub owns any interest(s) in any entity or Person that derives a substantial portion of its revenues from a line of business within the Company's principal lines of business.

        Section 4.15    No Other Representations or Warranties.    Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV, neither of Parent, Merger Sub nor any other Person makes any other express or implied representation or warranty with respect to Parent, Merger Sub or any of their respective Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or representatives of any documentation or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing.

ARTICLE V

ADDITIONAL COVENANTS AND AGREEMENTS

        Section 5.1    Conduct of Business.

        (a)   Except as required by applicable Law or expressly required by this Agreement, or as described in Schedule 5.1(a) of the Company Disclosure Schedule, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement may be terminated pursuant to Article VII), unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each of its Subsidiaries to, carry on its business in all material respects in the ordinary course consistent with past practice. To the extent consistent with the foregoing, the Company shall, and shall cause its Subsidiaries to, use its and their reasonable commercial best efforts to preserve its and each of its Subsidiaries' business organizations intact and maintain existing relations with key customers, suppliers, distributors, employees, Governmental Authorities and other Persons with whom the Company or its Subsidiaries have business relationships, assets, rights and properties. Without limiting the generality of the foregoing, and except as required by applicable Law or expressly required by this Agreement, or as described in Schedule 5.1(a) of the Company Disclosure Schedule, during such period, the Company shall not, and shall not permit any of its Subsidiaries to, unless Parent otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned):

          (i)    (A) issue, sell or grant any Company Securities, provided that the Company may issue shares of Company Common Stock as required to be issued upon exercise or settlement of Company Equity Awards granted prior to the Capitalization Date; (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interest, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interest, except (x) in connection with withholding to satisfy Tax obligations with respect to Company Equity Awards or acquisitions in connection with the cashless exercise of Stock Options, RSUs or SARs to the extent required or permitted by the terms of the applicable Company Stock

  Plan as in effect on the date hereof; (C) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interest except for any dividend or distribution by a wholly-owned Subsidiary to the Company or another wholly-owned Subsidiary; or (D) split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interest;

          (ii)   (A) incur, assume, guarantee, issue, modify, renew, syndicate, refinance or become obligated with respect to any Indebtedness (excluding any letters of credit issued in the ordinary course of business, intercompany Indebtedness among the Company and its wholly-owned Subsidiaries or among the Company's wholly-owned Subsidiaries and any such matters required by Contracts to which the Company or any of its Subsidiaries is a party as in effect on the date hereof), (B) enter into any swap or hedging transaction or other derivative agreements or (C) make any loans, capital contributions or advances to any Person (other than the Company and any wholly-owned Subsidiary of the Company) other than in the ordinary course of business;

          (iii)  adopt or implement any stockholder rights plan or similar arrangement;

          (iv)  sell, license or lease, in a single transaction or series of related transactions, any of its properties or assets whose value or purchase price, individually or in the aggregate, exceeds $5 million, except (A) dispositions of obsolete, surplus or worn out assets or assets that are no longer useful in the conduct of the business of the Company, (B) transfers among the Company and its Subsidiaries or (C) in the ordinary course of business;

          (v)   make or authorize any capital expenditures except (x) as budgeted in the Company's current capital expenditure or operating plan approved by its Board of Directors and provided to Parent prior to the date hereof, (y) in the ordinary course of business consistent with past practice or (z) otherwise in an amount not to exceed $5 million in the aggregate;

          (vi)  make any acquisition (including by merger) of the capital stock or, except in the ordinary course of business, a material portion of the assets of any other Person, in any transaction or series of related transactions for consideration in excess of $5 million;

          (vii) make any investment in another Person or Persons (other than an entity that is a wholly owned Subsidiary of the Company as of the date hereof and other than incorporation and capitalization of a wholly owned Subsidiary of the Company) with a value in excess of $5 million in the aggregate;

          (viii)  (A) increase the compensation or benefits of any directors or executive officers of the Company, other than as required by the terms of any Company Plan, including any Contract that is a Company Plan, in existence on the date hereof or as required by applicable Law, (B) provide material increases in salaries, wages or benefits of employees who are not executive officers or directors of the Company other than in the ordinary course of business consistent with past practice and provided that such increases would not result in an aggregate incremental cost that is greater than the average incremental cost of any such increases over the past two years, (C) enter into any change-in-control agreement with any officer, employee, director or independent contractor, (D) enter into any employment, severance or other agreement with any officer, employee, director or independent contractor, other than an employment or severance agreement entered into in the ordinary course of business consistent with and upon terms in accordance with the Company's past practice with respect to non-executive officer employees with an annual base salary of less than $250,000 or independent contractors or consultants with an annual compensation rate of less than $250,000, in each case so long as any such agreements do not provide for the acceleration, vesting, funding or payment of amounts on or in connection with a change in control of the Company (whether alone or in conjunction with the occurrence of other events), (E) establish, adopt or amend any Company Plan or any plan, program, arrangement, practice or agreement that would be a Company Plan if it were in existence on the date hereof, except an amendment to any such plan, program, arrangement, practice or agreement to the extent that such amendment would not result in more than a de minimis increase to the cost to the Company under such arrangement or plan or is required by Law, or (F) (i) subject to (F)(ii), amend an existing collective bargaining agreement or enter into a new contract or successor contract to an existing collective bargaining agreement prior to providing Parent with reasonable notice of any such material change, amendment or new agreement, and (ii) enter into any new collective bargaining agreement or successor collective bargaining agreement or amend any existing collective bargaining agreement during its term in a manner that would increase wages, benefits and/or other costs, including rollup, to the Company or to its Subsidiaries by more than five percent (.05) in any contract year of the successor contract's or the existing contract's term compared to wages, benefits and other costs to the Company or its Subsidiaries in the immediate preceding contract year, provided that any increase in excess of five percent shall be permitted subject to consent of Parent, such consent not to be unreasonably withheld;

          (ix)  make any material changes in financial accounting methods, principles or practices (or change an annual accounting or period) materially affecting the consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, except insofar as may be required (A) by GAAP (or any interpretation thereof), including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or (B) by Law, including statutory or regulatory accounting rules;

          (x)   except in the ordinary course of business, modify, amend, terminate or waive any material right under any Material Contract or any material Company Lease (except for any modification or amendment that is beneficial to or not materially less favorable to the Company) or enter into any Contract which if entered into prior to the date hereof would have been a Material Contract or material Company Lease;

          (xi)  amend the Company Charter Documents or the equivalent organizational and governing documents of each Subsidiary of the Company;

          (xii) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

          (xiii)  grant any Lien (other than Permitted Liens) on any of its material assets or Company Securities;

          (xiv)   settle or compromise any pending or threatened suit, Action or claim, other than settlements or compromises of any pending or threatened suit, Action or claim (A) that involve only the payment in monetary damages in an amount not to exceed $2 million in any single instance or in excess of $5 million in the aggregate (in each case, net of insurance proceeds) or that were disclosed, reflected or reserved against in the most recent financial statements (or notes thereto) of the Company included in the Company SEC Documents or in the Company Disclosure Schedule for amounts not materially in excess of the amounts so disclosed, reflected or reserved, (B) that do not involve any material injunctive or equitable relief or impose material restrictions on the business activities of the Company and its Subsidiaries, taken as a whole and (C) that do not directly or indirectly relate to the Transactions;

          (xv) make or change any material election, change any material method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle or compromise any material Tax liability, surrender any right to claim a refund of Taxes, or enter into any agreement or waiver extending the period for assessment or collection of any Taxes of the Company, provided, however, that notwithstanding anything in this Section 5.1(a)(xv), the Company shall continue to file Tax Returns in accordance with past practice; or

          (xvi)   authorize any of, or commit or agree to take any of, the foregoing actions.

        (b)   Subject to the terms and conditions of this Agreement and the rights of Parent hereunder, Parent agrees that, from the date hereof until the Effective Time, without the prior written consent of the Company, except as required by applicable Law, Parent shall not knowingly, and shall cause each of its Affiliates (including Merger Sub) not to, take or omit to take any action that would reasonably be expected to prevent or delay beyond the Walk-Away Date the consummation of the Merger.

        (c)   During the period from the date of this Agreement until the Company Stockholder Approval shall have been obtained (or such earlier date on which this Agreement may be terminated pursuant to Article VII), without the prior consent of the Company (acting through the Board of Directors, any committee thereof or the Chairman of the Board of Directors), such consent not to be unreasonably withheld, delayed or conditioned, Parent and Merger Sub shall not, and shall cause the Guarantor and its respective Affiliates to not, (i) enter into discussions or negotiations regarding any Contracts or other agreements, arrangements or understandings (whether oral or written) or commitments to enter into agreements, arrangements or understandings (whether oral or written) or (ii) amend or otherwise supplement any agreements, arrangements or understandings (whether oral or written) in existence on the date of this Agreement, in the case of clauses (i) and (ii) that are between Parent, Merger Sub, the Guarantor or any of its Affiliates, on the one hand, and any officer or director of the Company, on the other hand.

        (d)   Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective business, assets and operations.

        Section 5.2    Solicitation; Change in Recommendation.

        (a)   Except as expressly permitted by this Section 5.2, the Company and its Subsidiaries shall, and the Company shall instruct and cause its and its Subsidiaries' respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, "Representatives") to, immediately cease any discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal. With respect to any Person with whom such discussions or negotiations shall be terminated, the Company shall use its reasonable best efforts to promptly require such Person to promptly return or destroy in accordance with the terms of the applicable confidentiality agreement any non-public information furnished by or on behalf of the Company.

        (b)   Subject to Section 5.2(c) and Section 5.2(f), the Company and its Subsidiaries will not, and the Company will cause its and its Subsidiaries' Representatives not to, from the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, directly or indirectly (i) initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, an Acquisition Proposal, (ii) engage in or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data concerning the Company or its Subsidiaries to any Person relating to, any actual or potential Acquisition Proposal or (iii) enter into any agreement, agreement in principle, letter of intent, option agreement or similar agreement or understanding with respect to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or enter into any agreement, agreement in principle, letter of intent or similar agreement or understanding requiring the Company to abandon, terminate or fail to consummate the Transactions, or resolve, propose or agree to do any of the foregoing. For the purposes of this Agreement, "Acceptable Confidentiality Agreement" means any customary confidentiality agreement that contains provisions that are not more favorable to the Person party thereto than those contained in the Confidentiality Agreement, except that an Acceptable Confidentiality Agreement need not prohibit the submission of Acquisition Proposals or amendments thereto to the Board of Directors or the Special Committee; it being understood that discussions or negotiations solely with respect to entering into an Acceptable Confidentiality Agreement shall not be deemed to be a breach of this Section 5.2. The Company shall ensure that its and its Subsidiaries' Representatives are aware of the provisions of this Section 5.2 and any violation of the restrictions contained in this Section 5.2 by its Board of Directors (including any committee thereof) or its or its Subsidiaries' Representatives shall be deemed to be a breach of this Section 5.2 by the Company.

        (c)   Following the date of this Agreement and prior to the time, but not after, the Company Stockholder Approval is obtained, if the Board of Directors or the chairman of the Board of Directors receives a written Acquisition Proposal from any Person that the Board of Directors upon recommendation by the Special Committee determines in good faith is bona fide and that did not result from a breach of this Section 5.2, the Company and its Representatives may contact such Person solely to clarify the terms and conditions specified therein and, subject to compliance with this Section 5.2, (i) the Company and its Representatives may provide non-public information and data concerning the Company and its Subsidiaries in response to a request therefor by such Person if the Company (A) takes reasonable and customary measures in connection therewith with respect to protecting any competitively sensitive information and (B) receives or has previously received from such Person an Acceptable Confidentiality Agreement that is in full force and effect (provided that the Company shall promptly (and in any event within 24 hours) provide to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or Parent's Representatives) and (ii) the Company and its Representatives may engage or participate in discussions or negotiations with such Person making such Acquisition Proposal with respect to such Acquisition Proposal, if and only to the extent that, prior to taking any action described in clauses (i) or (ii) above, (A) the Board of Directors, upon the recommendation of the Special Committee, has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Law; (B) the Board of Directors, upon the recommendation of the Special Committee, has determined in good faith, after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal; and (C) the Company shall have given written notice to Parent promptly after any such determination described in the foregoing clauses (A) and (B).

        (d)   The Company shall promptly (and in any event within 24 hours after receipt), notify the Parent both orally and in writing of the receipt of any Acquisition Proposal, any inquiries relating to an Acquisition Proposal or any request for information from, or any negotiations sought to be initiated or continued with, either the Company or its Representatives concerning an Acquisition Proposal. The Company's notice shall include (i) a copy of any Acquisition Proposal made in writing and other written materials provided to the Company or any of its Subsidiaries and (ii) a written summary of the material terms of such Acquisition Proposal, inquiry or request, including the identity of the Person or group of Persons making the Acquisition Proposal, inquiry or request. The Company shall keep Parent reasonably informed on a current basis (and in any event within 24 hours thereafter) of the status or any developments regarding any Acquisition Proposal, inquiry or request, including any modification or amendment to any such Acquisition Proposal. None of the Company or any of its Subsidiaries shall enter into any agreement that would prohibit them from providing such information to Parent.

        (e)   Except as and to the extent expressly permitted herein, the Board of Directors (or any committee thereof) will not (i) (A) change, qualify, withdraw or modify, or publicly propose to change, withdraw, modify or qualify, in a manner adverse to the Parent, the Company Board Recommendation (a "Change of Recommendation"), (B) cause or permit the Company to enter into any letter of intent or similar arrangement or any acquisition agreement, merger agreement or similar definitive agreement (other than an Acceptable Confidentiality Agreement) which contemplates any Acquisition Proposal (any such definitive agreement which contemplates an Acquisition Proposal, a "Company Acquisition Agreement"), (C) approve or recommend, or publicly propose to approve or recommend to the stockholders of the Company, an Acquisition Proposal or (D) if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an Acquisition Proposal is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the Company stockholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten (10) Business Days after commencement thereof, (ii) terminate, amend, waive, or exempt any Person or group from, the restrictions contained in any standstill agreements, the Company Rights Agreement or any state takeover statute or similar Law or otherwise cause any such restrictions therein not to apply or (iii) resolve or agree to any of the foregoing.

        (f)    Notwithstanding anything herein to the contrary, prior to the time, but not after, the Company Stockholder Approval is obtained, the Board of Directors may make a Change of Recommendation if the Board of Directors has determined in good faith, after consultation with outside counsel and its financial advisors that the failure to make a Change of Recommendation would be inconsistent with its fiduciary obligations under applicable Law; provided, however, that the Company and the Board of Directors shall not effect a Change of Recommendation in connection with an Acquisition Proposal or take any action permitted by Section 7.3(a) with respect to an Acquisition Proposal unless (i) the Board of Directors determines in good faith, after consultation with outside legal counsel and its financial advisors, that the relevant Acquisition Proposal was an unsolicited bona fide written Acquisition Proposal received by the Company in compliance with Section 5.2(c) and constitutes a Superior Proposal (after giving effect to all of the offered adjustments to the terms of this Agreement, the Financing Letters, the Guaranty and the Voting Agreement referred to in clause (iv) below), (ii) the Company and its Subsidiaries have complied in all material respects with this Section 5.2, (iii) the Company notifies Parent in writing, at least three (3) Business Days in advance of making or effecting a Change of Recommendation in connection with a Superior Proposal or taking any action pursuant to Section 7.3(a) with respect to a Superior Proposal, which notice shall specify the identity of the party who made such Superior Proposal and all of the material terms and conditions of such Superior Proposal and attach the most current version of such Superior Proposal, (iv) after providing such notice and prior to making such Change of Recommendation in connection with a Superior Proposal or taking any action pursuant to Section 7.3(a) with respect to a Superior Proposal, the Company shall, and shall cause its Representatives to, negotiate in good faith with Parent during such three (3) Business Day period (to the extent that Parent desires to negotiate) to make such revisions to the terms of this Agreement as would permit the Board of Directors not to effect a Change of Recommendation in connection with a Superior Proposal or to take such action pursuant to Section 7.3(a) in response to a Superior Proposal and (v) the Board of Directors shall have considered in good faith any changes to this Agreement, the Financing Letters, the Guaranty and the Voting Agreement offered in writing by Parent in a manner that would form a binding contract if accepted by the Company and shall have determined in good faith that the Superior Proposal would continue to constitute a Superior Proposal if such changes offered in writing by Parent were to be given effect; provided that, for the avoidance of doubt, the Company shall not effect a Change of Recommendation in connection with a Superior Proposal or take any action pursuant to Section 7.3(a) with respect to a Superior Proposal prior to the time that is three (3) Business Days after it has provided the written notice required by clause (ii) above; provided, further, that in the event that the Acquisition Proposal is thereafter modified by the party making such Acquisition Proposal, the Company shall provide written notice of such modified

Acquisition Proposal and shall again comply with this Section 5.2(f), except that the notice period shall be reduced to two (2) Business Days (rather than the three (3) Business Days otherwise contemplated by this Section 5.2(f)) and the time the Company shall be permitted to effect a Change of Recommendation in connection with a Superior Proposal or to take action pursuant to Section 7.3(a) with respect to a Superior Proposal shall be reduced to the time that is two (2) Business Days after it has provided such written notice (rather than the time that is three (3) Business Days otherwise contemplated by this Section 5.2(f)).

        (g)   As used in this Agreement,

          (i)    "Acquisition Proposal" shall mean any proposal or offer with respect to: (A) any purchase of an equity interest (including by means of a tender or exchange offer) representing more than fifteen percent (15%) of the voting power in the Company; (B) a merger, consolidation, other business combination, reorganization, recapitalization, dissolution, liquidation or similar transaction involving the Company; or (C) any purchase of assets, businesses, securities or ownership interests in the Company and its Subsidiaries representing more than fifteen percent (15%) of the consolidated assets of the Company; in each case, other than the Transactions.

          (ii)   "Superior Proposal" shall mean any bona fide written Acquisition Proposal (with all references to "fifteen percent (15%)" in the definition thereof deemed to be "fifty percent (50%)" for the purposes of this definition) made by any Person on terms that the Board of Directors or the Special Committee, determines in good faith, after consultation with the Company's outside legal counsel and financial advisor, after considering such factors as the Board of Directors or the Special Committee, considers to be appropriate (including the conditionality and the timing and likelihood of success of such Acquisition Proposal), are more favorable to the Company's stockholders from a financial point of view than the Transactions (taking into account any revised proposal by Parent to amend the terms of this Agreement, the Financing Letters, the Guaranty and the Voting Agreement pursuant to and in accordance with Section 5.2(f) above), (B) provides for financing that is reasonably likely to be obtained and (C) is reasonably expected to be consummated on a timely basis.

        (h)   Nothing contained in this Section 5.2 shall prohibit the Board of Directors or any committee thereof from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders); provided that any disclosure other than a "stop-look-and-listen" communication to the stockholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the stockholders of the Company) shall be deemed a Change in Recommendation unless accompanied or reasonably promptly followed by an express rejection of any applicable Acquisition Proposal or an express affirmation of the Company Board Recommendation or (ii) making any "stop, look and listen" communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

        Section 5.3    Preparation of the Proxy Statement; Stockholders Meeting.

        (a)   As soon as reasonably practicable after the execution of this Agreement, the Company shall, with the assistance of Parent, prepare the Proxy Statement and file it with the SEC. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC or its staff concerning the Proxy Statement and shall cause the Proxy Statement to be mailed to its stockholders as promptly as reasonably practicable after the resolution of any such comments. The Company shall notify Parent promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement and shall supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub shall cooperate with the Company in connection with the preparation and filing of the Proxy Statement, including promptly furnishing to the Company in writing upon request any and all information relating to it as may be required to be set forth in the Proxy Statement under applicable Law. Parent shall ensure that such information supplied by it in writing specifically for inclusion (or incorporation by reference) in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement, or filing any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, to the extent practicable, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall consider Parent's comments in good faith. The Company shall ensure that the Proxy Statement (i) will not, on the date it is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply as to form in all material respects with the applicable requirements of the Exchange Act. Each of Parent and Merger Sub agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. The Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

        (b)   The Company shall take all actions in accordance with applicable Law, the Company Charter Documents and the rules of NASDAQ to set a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment or postponement thereof, the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval, as soon as reasonably practicable after the SEC confirms that it has no further comments on the Proxy Statement. Subject to Section 5.2 and Section 7.3, the Company shall use its reasonable best efforts to obtain the Company Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company in its sole discretion may adjourn or postpone the Company Stockholders Meeting, to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholders Meeting or if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting. Without limiting the generality of the foregoing, unless this Agreement has been terminated pursuant to Article VII, the Company shall submit the Merger and this Agreement for the approval of its stockholder at the Company Stockholder Meeting, whether or not a Change of Recommendation shall have occurred or an Acquisition Proposal shall have been publicly announced or otherwise made known to the Company, the Board of Directors, its Representatives or its Stockholders.

        Section 5.4    Reasonable Best Efforts; Antitrust Laws.

        (a)   Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as soon as practicable and to consummate and make effective as promptly as practicable, the Transactions, including (i) preparing and filing promptly and fully all documentation to effect all necessary registrations, notices and forms and other documents, (ii) obtaining all approvals, consents, waivers and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions, (iii) executing and delivering any additional instruments necessary to consummate the Transactions and (iv) defending or contesting any Action or other proceeding brought by a third party that would otherwise prevent or materially delay the consummation of the Transactions.

        (b)   In connection with and without limiting subsection (a) above, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as reasonably practicable and in any event within ten (10) Business Days of the date hereof and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to use its reasonable best efforts to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents under any Antitrust Laws that may be required by any foreign or U.S. federal, state or local Governmental Authority, in each case with competent jurisdiction, so as to enable the parties to close the Transactions. The Company and Parent shall each request early termination of the waiting period with respect to the Merger under the HSR Act. No party shall, nor shall it permit any of its Subsidiaries to, acquire or agree to acquire any business, Person or division thereof, or otherwise acquire or agree to acquire any assets, if the entering into of a definitive agreement relating to or the consummation of such acquisition would reasonably be expected to materially increase the risk of not obtaining the applicable clearance, approval, consent or waiver from any Governmental Authority with respect to the Transactions. For purposes hereof, "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable foreign antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        (c)   Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private Person, (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions, (iii) subject to applicable Laws relating to the exchange of information, and to the extent reasonably practicable, consult with the other party with respect to information relating to the other parties and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person and/or any Governmental Authority in connection with the Transactions, and (iv) to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

        Section 5.5    Financing.

        (a)   (i)    Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to obtain the Financing on the terms and conditions (including the flex provisions) described in the Financing Letters pursuant to the terms thereof, and shall not permit any amendment or modification to be made to, or any waiver of any provision under, the Financing Letters if such amendment, modification or waiver (A) reduces (or could have the effect of reducing) the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount unless (x) the Debt Financing or the Equity Financing is increased by a corresponding amount or the Debt Financing is otherwise made available to fund such fees or original issue discount and (y) after giving effect to any of the transactions referred to in clause (x) above, the representation and warranty set forth in Section 4.7 shall be true and correct) or (B) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of Financing, or otherwise expands, amends or modifies any other provision of the Financing Letters, in a manner that would reasonably be expected to (x) delay or prevent or make less likely the funding of the Financing (or satisfaction of the conditions to the Financing) on the Closing Date or (y) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against other parties to the Financing Letters or the definitive agreements with respect thereto. Parent shall promptly deliver to the Company copies of any such amendment, modification or replacement (provided that the Parent and Merger Sub may amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date hereof).

          (ii)   Each of Parent and Merger Sub shall use its reasonable best efforts (A) to maintain in effect the Financing Letters, (B) to negotiate and enter into definitive agreements with respect to the Debt Commitment Letter on the terms and conditions (including the flex provisions) contained in the Debt Commitment Letter (or on terms no less favorable to Parent or Merger Sub than the terms and conditions (including flex provisions) in the Debt Commitment Letter), (C) to satisfy on a timely basis (taking into account the expected timing of the Marketing Period) all conditions to receipt of the Debt Financing at the Closing set forth therein that are within its control or subject to its influence (other than any condition where the failure to be so satisfied is a direct result of the Company's failure to furnish information described in Section 5.5(b)) and in the Equity Funding Letter and, upon satisfaction of the conditions set forth in the Financing Letters, to consummate the Financing at or prior to the Closing, including using its reasonable best efforts (including, other than with respect to the providers of the Equity Financing, through litigation pursued in good faith) to cause the Lenders and the other persons committing to fund the Financing to fund the Financing at the Closing, (D) to enforce its rights (including, other than with respect to the providers of the Equity Financing, through litigation pursued in good faith) under the Financing Letters and (E) to comply with its obligations under the Financing Letters. Parent shall keep the Company informed on a current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and provide to the Company copies of drafts and definitive agreements for the Debt Financing. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice (x) of any breach or default by any party to any of the Financing Letters or definitive agreements related to the Financing of which Parent or Merger Sub become aware and (y) of the receipt of any written notice from any Financing Source with respect to any actual breach, default, termination or repudiation by any party to any of the Financing Letters or definitive agreements related to the Financing of any provisions of the Financing Letters or definitive agreements related to the Financing. If any portion of the Debt Financing otherwise becomes unavailable, and such portion is reasonably required to fund the aggregate Merger Consideration and all fees, expenses and other amounts contemplated to be paid by Parent, Merger Sub or the Surviving Corporation pursuant to this Agreement, Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain in replacement thereof alternative financing from alternative sources in an amount sufficient to consummate the Transactions with terms and conditions not materially less favorable to Parent and Merger Sub (or their Affiliates) than the terms and conditions set forth in the Debt Commitment Letter as promptly as reasonably practicable following the occurrence of such event. Parent shall deliver to the Company true and complete copies of all Contracts (including Redacted Fee Letters) pursuant to which any such alternative source shall have committed to provide any portion of the Debt Financing. Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any alternative financing, is not a condition to Closing. For purposes of this Section 5.5 and Section 4.5, references to "Financing" and "Debt Financing" shall include the financing contemplated by the Financing Letters as permitted by this Section 5.5 to be amended, modified or replaced and references to "Financing Letters" shall include such documents as permitted by this Section 5.5 to be amended, modified or replaced, in each case from and after such amendment, modification and replacement.

        (b)   Prior to the Closing Date, the Company shall provide to Parent and Merger Sub, and shall cause each of its Subsidiaries to provide, and shall use its reasonable best efforts to cause its Representatives, including legal and accounting, to provide all cooperation reasonably requested by Parent in connection with the Financing or any permitted replacement, amended, modified or alternative financing (collectively with the Financing, the "Available Financing") (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including (i) (A) furnishing Parent and Merger Sub and their Financing Sources, as promptly as reasonably practicable following Parent's request, with such pertinent and customary information (other than financial information, which is covered by clause (ii) below), to the extent reasonably available to the Company, regarding the Company and its Subsidiaries as may be reasonably requested in writing by Parent to consummate the offerings of debt securities contemplated by the Available Financing at the time during the Company's fiscal year such offerings will be made and (B) furnishing Parent and Merger Sub and their Financing Sources, as promptly as reasonably practicable following Parent's request, with information (other than financial information, which is covered by clause (ii) below) regarding the Company and its Subsidiaries (including information to be used in the preparation of one or more information packages regarding the business, operations, financial projections and prospects of the Company and its Subsidiaries) customary for the arrangement of loans contemplated by the Available Financing (the "Bank Financing"), to the extent reasonably available to the Company and reasonably requested in writing by Parent to assist in preparation of customary offering or information documents or rating agency or lender presentations relating to such arrangement of loans, and including all information and data necessary to satisfy the conditions set forth in paragraphs 5, 6, and 9 of the Exhibit D of the Debt Commitment Letter (other than financial information, which is covered by clause (ii) below), (ii) furnishing Parent and Merger Sub and their Financing Sources as promptly as practicable all financial statements, pro forma financial statements and other financial data and financial information of the Company and its Subsidiaries that is required under the Debt Commitment Letter (as in effect on the date of this Agreement), including all financial statements and financial and other data of the type required by Regulation S-X and Regulation S-K under the Securities Act for registered offerings of debt securities, and of the type and form customarily included in offering documents used in private placements under Rule 144A of the Securities Act (including pro forma financial information), and other documents required to satisfy any customary negative assurance opinion, to consummate the Financing at the time the Financing is to be consummated, including all information and data necessary to satisfy the conditions set forth in paragraphs 5, 6 and 9 of the Exhibit D of the Debt Commitment Letter (the information, data, financial statements, pro forma financial statements, business and other financial data and financial information referred to in clauses (i) and (ii) herein shall mean the "Required Information"), (iii) participating in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers, bookrunners or agents for, and prospective lenders and purchasers of, the Available Financing and senior management and Representatives, with appropriate seniority and expertise, of the Company), presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, and reasonably cooperating with the marketing efforts of the Parent and Merger Sub and their Financing Sources, in each case in connection with the Available Financing, (iv) assisting with the preparation of materials for rating agency presentations, offering documents, bank information memoranda, private placement memoranda, prospectuses and similar documents required in connection with the Available Financing; provided that any offering documents in relation to debt securities need not be issued by the Company or any of its Subsidiaries, and provided, further, that any rating agency presentations, offering documents, bank information memoranda, private placement memoranda, prospectuses and similar documents required in connection with the Available Financing shall contain disclosure reflecting the Surviving Corporation and/or its Subsidiaries as the obligor, (v) using reasonable best efforts to obtain accountants' comfort letters, title insurance, surveys and legal opinions reasonably requested by Parent, (vi) using commercially reasonable efforts to assist in delivery of inventory appraisals and field audits reasonably requested by Parent, (vii) taking all corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of the Available Financing and to permit the proceeds thereof to be made available to the Surviving Corporation immediately after the Effective Time, (viii) executing and delivering any customary credit agreements, indentures and pledge and security documents (subject to occurrence of the Effective Time and to be effective on the Closing Date) and otherwise reasonably facilitating the granting of a security interest (and perfection thereof) in collateral, guarantees, mortgages, other definitive financing documents or other certificates, customary closing certificates and documents as may be reasonably requested by Parent, (ix) obtaining a certificate of the chief financial officer of the Company in customary form and content with respect to solvency matters to the extent required by the Financing Sources, customary authorization letters with respect to the bank information memoranda and consents of accountants to the use of their reports in any materials relating to the Available Financing, (x) assisting in (A) the preparation and execution of one or more credit agreements, indentures, purchase agreements, currency or interest hedging agreements or (B) the amendment of any of the Company's or its Subsidiaries' currency or interest hedging agreements, in each case, on terms that are reasonably requested by Parent in connection with the Available Financing; provided that no obligation of the Company or any of its Subsidiaries under any such agreements or amendments shall be effective until the Effective Time, (xi) in connection with the Bank Financing or any bridge or loan financing contemplated by the Debt Commitment Letter, providing customary authorization letters to the Financing Sources of the Debt Financing authorizing the distribution of information to prospective lenders, (xii) cooperating reasonably with the due diligence of the Financing Sources of the Debt Financing, to the extent customary and reasonable and to the extent not unreasonably interfering with the business of the Company and (xiii) using reasonable best efforts to arrange for customary payoff letters, lien terminations and instruments of discharge to be delivered at Closing providing for the payoff, discharge and termination on the Closing Date of all indebtedness contemplated by the Debt Commitment Letter to be paid off, discharged and terminated on the Closing Date; provided, however, that, no obligation of the Company or any of its Subsidiaries under any agreement, certificate, document or instrument (other than the authorization letters referred to above) shall be effective until the Effective Time and, none of the Company or any of its Subsidiaries or Representatives shall be required to pay any commitment or other fee or incur any other liability in connection with the Available Financing prior to the Effective Time. Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 5.5 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information (other than information furnished by or on behalf of the Company or its Subsidiaries) used in connection therewith. The

Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Debt Financing contemplated by the Debt Commitment Letter; provided, that such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or its Subsidiaries.

        Section 5.6    Public Announcements.    The Company and Parent will consult with and provide each other the reasonable opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the Transactions and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the disclosing party will use its reasonably best efforts to allow the other party an opportunity to review and comment prior to making any such disclosure. Parent and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Notwithstanding the foregoing, nothing in this Section 5.6 shall limit the rights of the Company or the rights of the Board of Directors under Section 5.2 or in announcing any Change of Recommendation or acceptance of a Superior Proposal made in accordance with Section 5.2(f) and Section 7.3(a).

        Section 5.7    Access to Information; Confidentiality.

        (a)   Subject to applicable Laws, upon reasonable prior written notice, the Company shall afford to Parent and its Representatives, including Financing Sources (provided, however, that Financing Sources may only be provided with material non-public information subject to customary confidentiality undertakings reasonably satisfactory to the Company, with the Company being named as an express third party beneficiary with rights of enforcement under such undertakings), access during normal business hours to the Company's employees, properties, books, Contracts and records as Parent may reasonably request and during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning their respective businesses, properties and personnel as may be reasonably requested; provided that such access shall not unreasonably disrupt or interfere with the business or operations of the Company or otherwise result in any significant interference with the prompt and timely discharge by the Company's employees of their normal duties. All requests for such access shall be made to the representatives of RBC Capital Markets, LLC and Moelis & Company LLC identified to Parent or such other agents of the Company as the Company may, acting through its chairman or chief executive officer, designate, who will be responsible for coordinating all such requests and all access permitted hereunder. During the period from the date of this Agreement until the Company Stockholder Approval shall have been obtained, neither Parent, Merger Sub nor any of the respective Purchaser Representatives shall contact any of the customers, landlords, licensors or suppliers of the Company or any of its Subsidiaries in connection with the Transactions, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of the Chairman of the Board of Directors or such agents of the Company as the Company may designate, such authorization not to be unreasonably withheld, delayed or conditioned. Neither the Company nor any of its Subsidiaries will be required to afford access or disclose information that would, in the judgment of the Company, jeopardize attorney client privilege, contravene any binding agreement with any third party or violate any Law or regulation. The parties will make reasonable appropriate substitute arrangements in circumstances where the previous sentence applies.

        (b)   Until the Effective Time, the information provided will be subject to the terms of the confidentiality agreement dated as of January 12, 2011, by and between the Company and Warburg Pincus LLC (as may be amended from time to time, the "Confidentiality Agreement").

        Section 5.8    Indemnification and Insurance.

        (a)   The Surviving Corporation shall (and, from and after the Effective Time, Parent shall cause the Surviving Corporation to) honor and fulfill in all respects the obligations of the Company and its Subsidiaries under any and all indemnification agreements (the "Indemnity Agreements") between the Company or any of its Subsidiaries and any of their respective current or former directors and officers and any Person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time (each, an "Indemnitee" and, collectively, the "Indemnitees"). The Company has made available to Parent true and correct copies of all Indemnity Agreements. In addition, the Surviving Corporation shall cause (and Parent shall cause the Surviving Corporation to), for a period of six (6) years from and after the Effective Time, unless otherwise required by Law, the certificate of incorporation and bylaws of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers, indemnification, exculpation and advancement of expenses than are set forth as of the date of this Agreement in the Company Charter Documents, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

        (b)   Without limiting the foregoing, from and after the Effective Time, the Surviving Corporation shall, and Parent will cause the Surviving Corporation to, (i) indemnify and hold harmless each Indemnitee with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any Action (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee was a director or officer of the Company or its Subsidiary or (B) acts or omissions by an Indemnitee in the Indemnitee's capacity as a director, officer, employee or agent of the Company or such Subsidiary or taken at the request of the Company or such Subsidiary (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), in each case under (A) or (B), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the Transactions or relating to the enforcement of this provision or any other indemnification or advancement right of any Indemnitee), in each case to the same extent that such persons are entitled to indemnification pursuant to the Company Charter Documents and the organizational documents of such Subsidiary as currently in effect, and (ii) assume all obligations of the Company and its Subsidiaries to the Indemnitees in respect of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the Company Charter Documents and the organizational documents of each Subsidiary as currently in effect. In addition, from the Effective Time the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, advance any expenses (including fees and expenses of legal counsel) of any Indemnitee under this Section 5.8 (including in connection with enforcing the indemnity and other obligations referred to in this Section 5.8) as incurred to the same extent that such persons are entitled to payment of expenses pursuant to the Company Charter Documents and the organizational documents of such Subsidiary as currently in effect, provided that the individual to whom expenses are advanced provides an undertaking to repay such advances if it shall be determined that such Person is not entitled to be indemnified pursuant to the Company Charter Documents.

        (c)   The Parent or the Surviving Corporation shall have the right, but not the obligation, to assume and control the defense of any threatened or actual Action relating to any acts or omissions covered under this Section 5.8 (each, a "Claim") unless there is a conflict of interest between Parent and the Surviving Corporation, on the one hand, and the Indemnitee, on the other (for the avoidance of doubt, conflict of interest shall be deemed to exist in the event of any threatened or actual litigation, claim or proceeding relating to the Transactions); provided, that neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any such Claim for which indemnification has been sought by an Indemnitee hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such Claim or such Indemnitee otherwise consents in writing to such settlement, compromise or consent (such consent not to be unreasonably withheld, delayed or conditioned). Each of Parent, the Surviving Corporation and the Indemnitees shall cooperate in the defense of any Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

        (d)   For the six (6) year period commencing immediately after the Effective Time, the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to those individuals who are currently (and any additional individuals who prior to the Effective Time become) covered by the Company's directors' and officers' liability insurance policy on terms and scope with respect to such coverage, and in amount, no less favorable to such individuals than those of such policy in effect on the date hereof (or Parent may substitute therefor policies, issued by reputable insurers, of at least the same coverage with respect to matters existing or occurring prior to the Effective Time, including a "tail" policy); provided, however, that in no event shall the Company or the Surviving Corporation expend for such policies pursuant to this sentence an amount in excess of 300% of the annual premiums currently paid by the Company for such insurance. Subject to the foregoing limitation on expense and Parent's prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), the Company may, prior to the Effective Time, purchase a six (6) year prepaid "tail policy" on terms and conditions providing at least substantially equivalent benefits as the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries with respect to matters existing or occurring prior to the Effective Time, covering without limitation the Transactions. If such prepaid "tail policy" has been obtained by the Company, it shall be deemed to satisfy all obligations to obtain insurance pursuant to this Section 5.8(d) and the Surviving Corporation shall use its reasonable best efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

        (e)   The provisions of this Section 5.8 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Charter Documents, by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.8 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.8 applies unless (A) such termination or modification is required by applicable Law or (B) the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8).

        (f)    In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 5.8.

        (g)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.8 is not prior to or in substitution for any such claims under such policies.

        Section 5.9    Employee Matters.

        (a)   Except as specifically otherwise noted in Section 5.9(c) below, or, in respect of employees represented by unions, as otherwise provided in the applicable collective bargaining agreement or negotiated with the applicable unions that represent any such employees of the Company or its Subsidiaries, for a period of one (1) year following the Effective Time, the Surviving Corporation shall provide or cause to be provided, to those employees of the Company and its Subsidiaries who are actively employed as of immediately prior to the Effective Time ("Company Employees") with annual base salary and base wages, short-term cash incentive compensation opportunities and benefits (excluding equity-based compensation), that are substantially comparable, in the aggregate, to such annual base salary and base wages, short-term cash incentive compensation opportunities and benefits (excluding equity-based compensation) provided to the Company Employees immediately prior to the Effective Time; provided, however, that nothing in this Agreement shall prohibit the Surviving Corporation from terminating the employment of any Company Employee and any obligation of the Surviving Corporation to a Company Employee pursuant to this Section 5.9(a) shall immediately cease upon a Company Employee's termination of employment, subject to the conditions of any employment arrangement currently in place with such Company Employee under a Company Plan.

        (b)   As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, give Company Employees full credit for purposes of eligibility, participation, vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans, to the extent this credit would result in a duplication of benefits for the same period of service), under any employee compensation and incentive plans, benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of Company Employees as of and after the Effective Time by Parent, its Subsidiaries or the Surviving Corporation for the Company Employees' service with the Company, its Subsidiaries and their predecessor entities (each, a "New Plan") to the same extent recognized by the Company immediately prior to the Effective Time. With respect to each New Plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA, regardless as to whether or not such New Plan is subject to ERISA), Parent or its Subsidiaries shall (i) cause there to be waived any pre-existing condition or eligibility limitations for each Company Employee and his or her covered dependents and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar plans maintained by the Company and its Subsidiaries in the plan year in which the Effective Time occurs.

        (c)   From and after the Effective Time, the Surviving Corporation and its Subsidiaries will honor and perform (i) their legally binding obligations under existing Company Plans that are employment, change in control, severance and termination protection plans or agreements of or between the Company or any of its Subsidiaries and any officer, director or employee of that company, and any bonus plan, program or agreement other than a Company Stock Plan and (ii) their legally binding obligations pursuant to Company Plans that are restoration, equity-based, bonus or bonus deferral plans, programs or agreements and in respect of vested and accrued benefits under any such Company Plans, in each of the foregoing cases referenced in clauses (i) and (ii) above, to the extent legally binding on the Company or any of its Subsidiaries and outstanding immediately prior to the date hereof, subject to the ability of Parent, the Surviving Corporation and their Subsidiaries to amend or terminate any such plans, programs, agreements or arrangements in accordance with their terms from and after the Effective Time.

        (d)   The provisions of this Section 5.9 are solely for the benefit of the parties to this Agreement, and no provision of this Section 5.9 is intended to, or shall, constitute the establishment or adoption of or an amendment to any Company Plan or other employee benefit plan, program, agreement or arrangement or restrict the rights or ability of Parent, the Surviving Corporation or any of their Subsidiaries to amend or terminate any of the foregoing in accordance with its terms for purposes of

ERISA or otherwise. No current or former employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of the Agreement or have the right to enforce the provisions hereof.

        Section 5.10    Notification of Certain Matters; Stockholder Litigation.    Parent and Merger Sub shall give prompt notice to the Company, and the Company shall give prompt notice to Parent and Merger Sub, of any (i) notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent; (ii) Actions commenced or, to the Company's Knowledge on the one hand and Parent's knowledge, on the other hand, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries, which relate to this Agreement and the Transactions and (iii) occurrence or nonoccurrence of any change, effect, event, change in circumstance, occurrence known to such Person or discovery or any fact, that would reasonably be expected to cause any of the conditions to Closing set forth in Article VI not to be satisfied; provided that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder. The Company shall give Parent the opportunity to participate in the defense and settlement of any stockholder litigation against the Company and/or its directors relating to this Agreement and the Transactions. The Company shall not, without the prior written consent of Parent, settle, agree to settle or offer to settle any such stockholder litigation.

        Section 5.11    Rule 16b-3.    Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.12    Takeover Statutes.    Subject to the terms and conditions of this Agreement, the Company and Parent shall each (x) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and (y) if the restrictions of any state takeover statute or similar Law become applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise lawfully minimize the effect of such Law on the Transactions.

        Section 5.13    Director Resignations.    Prior to the Closing, other than with respect to any directors identified by Parent in writing to the Company two (2) days prior to the Closing Date, the Company shall use its reasonable best efforts to deliver to Parent resignations executed by each director of the Company and its Subsidiaries in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

        Section 5.14    Merger Sub Obligations.    From the date of this Agreement until the Effective Time, subject to the terms and conditions hereof, Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement.

        Section 5.15    Parent Approval.    Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 228 of the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Company Stockholder Approval.    The Company Stockholder Approval shall have been obtained;

          (b)    Antitrust.    The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and any required approvals thereunder shall have been obtained;

          (c)    No Injunctions or Restraints.    No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, "Restraints") shall be in effect enjoining, restraining, preventing, or prohibiting consummation of the Merger or making the consummation of the Merger illegal.

        Section 6.2    Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company set forth in (i) Article III (other than Sections 3.1(a) (Organization, Standing and Corporate Power), 3.2 (Capitalization), 3.3(a), (b) and (d) (Authority), 3.6(b) (Absence of Certain Changes), 3.13 (Rights Agreement; Anti-Takeover Provisions) 3.18 (Opinion of Financial Advisors) and 3.19 (Brokers and Other Advisors)) without giving effect to any materiality or "Material Adverse Effect" qualifications therein, shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), except, where the failure to be true and correct has not had, and would not be reasonably expected to have a Material Adverse Effect, (ii) Sections 3.1(a) (Organization, Standing and Corporate Power), 3.3(a), (b) and (d) (Authority), 3.6(b) (Absence of Certain Changes), 3.13 (Rights Agreement; Anti-Takeover Provisions), 3.18 (Opinion of Financial Advisors) and 3.19 (Brokers and Other Advisors) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) Section 3.2 (Capitalization) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date). Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (b)    Performance of Obligations of the Company.    (i) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and (ii) Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (c)    Material Adverse Effect.    Since the date of this Agreement, there shall not have been any development, change, effect, event, state of facts or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

        Section 6.3    Conditions to Obligations of the Company.    The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company in whole or in part, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

        (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in (i) Article IV (other than in Sections 4.1 (Organization; Standing), 4.2(a) (Authority), 4.7 (Solvency) and 4.9 (Brokers and Other Advisors), without giving effect to any materiality or "Parent Material Adverse Effect" qualifications therein, shall be true and correct as of the date of this Agreement and as of the Effective Time in all respects with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date) except where such failure to be so true and correct have not had, and would not reasonably be expected to have a Parent Material Adverse Effect and (ii) Sections 4.1 (Organization; Standing), 4.2(a) (Authority), 4.7 (Solvency) and 4.9 (Brokers and Other Advisors) shall be true and correct as of the date of this Agreement and as of the Effective Time in all respects with the same effect as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date). The Company shall have received a certificate signed on behalf of Parent and Merger Sub by an officer of Parent and Merger Sub as to the effect of the preceding sentence.

        (b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an officer of Parent to such effect.

        Section 6.4    Frustration of Closing Conditions.    None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in Section 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use the standard of efforts required from such party to consummate the Merger and the Transactions, including as required by and subject to Sections 5.4 and 5.5.

ARTICLE VII

TERMINATION

        Section 7.1    Termination.    This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval (except as otherwise expressly noted):

        (a)   by the mutual written consent of the Company and Parent duly authorized by each of their respective boards of directors (in the case of the Company, acting upon the recommendation of the Special Committee); or

        (b)   by either of the Company or Parent:

          (i)    if the Merger shall not have been consummated on or before 5:00 pm, New York City time, September 28, 2011 (the "Walk-Away Date");

          (ii)   if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor (as such Company Stockholders Meeting may be adjourned or postponed from time to time in accordance with the terms hereof);

          (iii)  if any Restraint having the effect set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable;

        provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have been the primary cause of, or the primary factor that resulted in, the failure of a condition to the consummation of the Merger to have been satisfied on or before the Walk-Away Date.

        Section 7.2    Termination by Parent.    This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, by written notice of Parent, if

        (a)   (i) the Board of Directors shall have (A) made a Change of Recommendation, (B) approved or recommended to the stockholders of the Company an Acquisition Proposal or (C) failed to reaffirm the Company Board Recommendation within ten (10) Business Days after both (x) an Acquisition Proposal or any material modification thereto shall first have been made public or sent or given to the stockholders of the Company (or any Person shall have publicly announced a an intention, whether or not conditional, to make an Acquisition Proposal) and (y) the receipt of a written request to do so from Parent, (ii) the Company or the Board of Directors shall have approved or recommended, or entered into or authorized the Company to enter into, a letter of intent, agreement in principle or definitive agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement), (iii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or (iv) the Company or its Board of Directors (or any committee thereof) shall have authorized or publicly proposed any of the foregoing;

        (b)   the Company shall have breached its obligations under Section 5.2 or Section 5.3(b) in any material respect; or

        (c)   the representations and warranties of the Company shall not be true and correct or the Company shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, such that the conditions set forth in Section 6.2(a) and 6.2(b) would not be satisfied and such failure to be true and correct, breach or failure to perform cannot be cured by the Company by the Walk-Away Date, or if capable of being cured, shall not have been cured within 30 days following receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent's intention to terminate this Agreement pursuant to this Section 7.2 and the basis for such termination (or, if earlier, the Walk-Away Date); provided that, Parent or Merger Sub is not then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to Closing set forth in Section 6.1 or Section 6.3 not being satisfied.

        Section 7.3    Termination by the Company.    This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, by written notice of the Company:

        (a)   prior to the receipt of the Company Stockholder Approval, if (i) the Board of Directors authorizes the Company to enter into a Company Acquisition Agreement that documents the provisions of a Superior Proposal, subject to complying in all material respects with the terms of this Agreement, including Section 5.2; (ii) immediately prior to or substantially concurrently with the termination of this Agreement, the Company enters into a Company Acquisition Agreement that documents the provisions of a Superior Proposal; and (iii) the Company immediately prior to or substantially concurrently with such termination pays to Parent in immediately available funds the fees required to be paid pursuant to Section 7.5;

        (b)   if the representations and warranties of Parent or Merger Sub shall not be true and correct or Parent or Merger Sub shall have breached or failed to perform any of their covenants or agreements contained in this Agreement, such that the conditions set forth in Section 6.1 and 6.3 would not be satisfied and such failure to be true and correct, breach or failure to perform cannot be cured by the Parent by the Walk-Away Date, or if capable of being cured, shall not have been cured within 30 days following receipt by the Parent or Merger Sub of written notice of such failure or breach from the Company stating the Company's intention to terminate this Agreement pursuant to this Section 7.3(b) and the basis for such termination (or, if earlier, the Walk-Away Date); provided that, the Company is not then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to Closing set forth in Section 6.1 or Section 6.2 not being satisfied; or

        (c)   if (i) the conditions set forth in Sections 6.1 and 6.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied on the date the Closing should have been consummated pursuant to the terms of this Agreement, including Section 1.2, (ii) the Company irrevocably confirms in writing that (A) all of the conditions set forth in Sections 1.2, 6.1 and 6.3 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) or will be waived by the Company and (B) the Company is prepared to consummate the Closing, (iii) the Company stood ready, willing and able to consummate the Closing on that date and (iv) Parent and Merger Sub fail to consummate the Closing within three (3) Business Days following such date.

        Section 7.4    Effect of Termination.    In the event of the termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, this Agreement shall forthwith become null and void (other than this Section 7.4 and Section 7.5, Article VIII, the expense reimbursement and indemnification provisions of Section 5.5(b) and the Confidentiality Agreement and the Guaranty, all of which shall survive termination of this Agreement), and, subject to the terms and conditions of the surviving provisions of this Agreement, including Section 7.5, there shall be no liability on the part of Parent, Merger Sub or the Company or any of their respective Representatives or Financing Sources, or any Parent Related Party or Company Related Party, except (i) the Company, Parent, Merger Sub or any of their respective Subsidiaries may have liability pursuant to the sections specified in the parenthetical phrase above in this sentence that survive such termination and (ii) except as expressly provided in any of the provisions that survive such termination, such termination shall not relieve any party from liability for fraud or a knowing and material breach of this Agreement prior to such termination.

        Section 7.5    Termination Fee.

        (a)   In the event that:

          (i)    (A) before obtaining the Company Stockholder Approval, this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(i) or Section 7.1(b)(ii), or by Parent pursuant to Section 7.2(c) as a result of a breach by the Company of any of its covenants or agreements set forth in this Agreement, (B) any Person shall have made a bona fide Acquisition Proposal after the date of this Agreement but prior to such termination, and such Acquisition Proposal shall not have been publicly withdrawn prior to such termination or, with respect to a termination pursuant to Section 7.1(b)(ii), prior to the Company Stockholders Meeting and (C) within twelve (12) months of the date this Agreement is terminated, the Company enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (which, for the avoidance of doubt, need not be the same Acquisition Proposal described in clause (B)), or the Board of Directors shall have recommended to the Company's stockholders an Acquisition Proposal (which, for the avoidance of doubt, need not be the same Acquisition Proposal described in clause (B)) (provided that for purposes of clause (C), the references to "15%" in the definition of Acquisition Proposal shall be deemed to be references to "50%"), then on the date of such recommendation, consummation or execution of such agreement, whichever is earliest, the Company shall pay to Parent the Termination Fee by wire transfer; or

          (ii)   this Agreement is terminated by the Parent pursuant to Section 7.2(a) or Section 7.2(b), then no later than three (3) Business Days after the date of such termination, the Company shall pay to Parent the Termination Fee by wire transfer; or

          (iii)  this Agreement is terminated by the Company pursuant to Section 7.3(a), then immediately prior to or substantially concurrently with such termination the Company shall pay to Parent the Termination Fee by wire transfer;

it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

        As used herein, "Termination Fee" shall mean a cash amount in immediately available funds equal to $16,920,000.

        In the event that Parent or its designee shall receive full payment pursuant to this Section 7.5(a) together with reimbursement of any applicable expenses pursuant to Section 7.5(d), the receipt of the Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination; provided, however, that nothing in this Section 7.5(a) shall limit the rights of Parent and Merger Sub under Section 8.8.

        (b)   In the event that the Company shall terminate this Agreement pursuant to Sections 7.3(b) or 7.3(c), then Parent shall pay to the Company a termination fee of $33,840,000 in cash in immediately available funds (the "Parent Termination Fee"), it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. In the event that Company shall receive full payment pursuant to this Section 7.5(b), together with any required reimbursement and indemnification pursuant to Section 5.5(b) or reimbursement of any applicable expenses pursuant to Section 7.5(d), the receipt of the Parent Termination Fee together with such expenses shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company or any other Person in connection with this Agreement, the Financing Letters or the Guaranty (and the termination hereof), the Transactions (and the abandonment or termination thereof) or any matter forming the basis for such termination, and neither the Company nor any other Person shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub or any other Parent Related Party arising out of or in connection with this Agreement, the Financing Letters or the Guaranty, any of the Transactions (or the abandonment or termination thereof) or any matters forming the basis for such termination.

        (c)   Notwithstanding anything to the contrary in this Agreement, in the event that any claim, action or proceeding is commenced or instituted by the Company in respect of the Parent Termination Fee and/or a claim for specific performance of Parent's and Merger Sub's obligations in accordance with Section 8.8, during the pendency of such proceeding and, if a court of competent jurisdiction has ordered Parent to pay the Parent Termination Fee and/or to consummate the transactions contemplated by this Agreement, until five (5) Business Days following such order, Parent may at any time notify the Company in writing that it will consummate the Closing within ten (10) Business Days following such notice, in which case Parent, Merger Sub and the Company shall consummate the Closing and the Company shall not be permitted or entitled to enforce such order during such ten (10) -Business Day period (and, if the Closing is not consummated, the Company shall be entitled to continue to pursue such claim, action or proceeding or to enforce such order, as applicable, following such ten (10) -Business Day period). For the avoidance of doubt, the parties acknowledge that the Company shall not seek to enforce any such order for payment of the Parent Termination Fee in the event the Closing is consummated.

        (d)   Each of the parties hereto acknowledges that the agreements contained in this Section 7.5 are an integral part of the Transactions, and that without these agreements, the other parties would not enter into this Agreement; accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 7.5, and, in order to obtain the payment, Parent or the Company, as the case may be, commences an Action which results in a judgment against the other party, with respect to Parent or Merger Sub, or parties, with respect to the Company for the payment set forth in this Section 7.5, such paying party shall pay the other party or parties, as applicable, its reasonable and documented costs and expenses (including reasonable and documented attorneys' fees) in connection with such suit, together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

        (e)   Notwithstanding anything to the contrary in this Agreement, but subject to the Company's rights set forth in Section 8.8 and the required reimbursement and indemnification obligations of Parent under Section 5.5(b) hereof, the Company's and its Affiliates' rights to terminate this Agreement and receive payment of the Parent Termination Fee from Parent or the Guarantor pursuant to the Guaranty in respect thereof shall be the sole and exclusive remedy of the Company, its Subsidiaries, Affiliates and stockholders against Parent, Merger Sub, the Guarantor and any of their respective former, current, or future direct or indirect general or limited partners, equityholders, stockholders, controlling persons, managers, members, directors, officers, employees, Affiliates, Subsidiaries, Financing Sources, portfolio companies, attorneys and other Representatives, and their successors, assignees and agents, and any former, current, or future direct or indirect general or limited partners, equityholders, stockholders, controlling persons, managers, members, directors, officers, employees, Affiliates, Subsidiaries, financing sources, portfolio companies, attorneys and other Representatives of any of the foregoing, and their successors, assignees and agents (collectively, the "Parent Related Parties") for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions. Except as expressly provided in the immediately foregoing sentence, none of the Parent Related Parties will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Guaranty (except, for the avoidance of doubt, for the Guarantor's obligation under the Guaranty, subject to the limitations contained therein), the Debt Financing or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise. For the avoidance of doubt, (i) under no circumstances will the Company be entitled to monetary damages in excess of the amount of the Parent Termination Fee (and any required reimbursement and indemnification pursuant to Section 5.5(b)) or to seek or obtain any other damages of any kind against the Financing Sources of the Debt Financing, including consequential, special, indirect or punitive damages for, or with respect to, this Agreement or the Transactions and (ii) while the Company may pursue both a grant of specific performance in accordance with Section 8.8 and the payment of the Parent Termination Fee under Section 7.5(b), under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance and any money damages, including all or any portion of the Parent Termination Fee. Upon payment of the Parent Termination Fee, none of the Parent Related Parties shall have any further liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Guaranty, the Financing Commitments or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise, and none of the Parent Related Parties shall have any further liability to the Company or any of its Affiliates relating to or arising out of this Agreement or the transactions contemplated hereby.

        (f)    None of the Company's and its Subsidiaries' respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates, other than the Company and its Subsidiaries, (collectively, the "Company Related Parties"), will have any liability to the Parent Related Parties relating to or arising out of this Agreement (except in the case of the Voting Agreement, the parties thereto).

ARTICLE VIII

MISCELLANEOUS

        Section 8.1    No Survival of Representations and Warranties.    This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Article II, Section 5.8 (Indemnification and Insurance) shall survive the consummation of the Merger. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger.

        Section 8.2    Amendment or Supplement.    At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective boards of directors (in the case of the Company, acting upon recommendation of the Special Committee); provided, however, that following approval of the Transactions by the stockholders of the Company, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

        Section 8.3    Extension of Time, Waiver, Etc.    At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) subject to the requirements of applicable Law, waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party's conditions; provided, that no such action shall be taken by the Company unless it is taken upon the recommendation of the Board of Directors. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        Section 8.4    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties; provided, however, (a) that Parent or Merger Sub may assign this Agreement to any of their Affiliates (provided that such assignment shall not (i) affect the obligations of the Guarantor under the Equity Funding Letter or under the Guaranty or (ii) impede or delay the consummation of the Transactions or otherwise materially impede the rights of the stockholders of the Company under this Agreement and (b) nothing contained herein shall restrict Parent from converting from a limited liability company to a corporation and any such conversion shall not constitute a breach of Parent's representations, warranties, covenants and agreements contained in this Agreement. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

        Section 8.5    Counterparts.    This Agreement may be executed in one or more counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 8.6    Entire Agreement; No Third-Party Beneficiaries.    This Agreement, including the Company Disclosure Schedules, together with the Equity Funding Letter, the Confidentiality Agreement and the Guaranty, (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof and (b) except for: (i) if the Effective Time occurs (A) the right of the Company's stockholders to receive the Merger Consideration at the Effective Time and (B) the right of the holders of Company Equity Awards to receive the Equity Award Amounts at the time set forth in Section 2.4; (ii) the provisions set forth in Section 5.8 of this Agreement; (iii) the rights of persons who are explicitly provided to be third party beneficiaries of the Guaranty and the Equity Funding Letter solely to the extent of the rights set forth therein; (iv) the Parent Related Parties (including the Financing Sources of the Debt Financing) who shall be express third party beneficiaries of, and shall be entitled to rely on, Section 7.5(e) and the Company Related Parties who shall be express third party beneficiaries of, and shall be entitled to rely on, Section 7.5(f) and (v) the Financing Sources of the Debt Financing who shall be express third party beneficiaries of, and entitled to rely on, Sections 8.7(b) and 8.9 and this Section 8.6, is not intended to and shall not confer upon any Person other than the parties hereto any rights, remedies, obligations or liabilities hereunder. Notwithstanding anything to the contrary contained herein, Sections 7.5(e), 8.7(b), 8.9 and this Section 8.6 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of Section 7.5(e), 8.7(b), 8.9 or this Section 8.6) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to the Financing Sources of the Debt Financing without the prior written consent of the Financing Sources of the Debt Financing.

        Section 8.7    Governing Law; Jurisdiction.

        (a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State, regardless of the Laws that might otherwise govern under any applicable conflict of Laws principles.

        (b)   All Actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court located in Wilmington, Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action or proceeding. The consents to jurisdiction and venue set forth in this Section 8.7(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action or proceeding arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.10 of this Agreement. The parties hereto agree that a final judgment in any such Action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party's rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind of description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources of the Debt Financing in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the

Debt Financing or the performance thereof, in any forum other than the Supreme Court of the State of New York, Borough of Manhattan, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof).

        Section 8.8    Specific Enforcement.

        (a)   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except as otherwise set forth in this Section 8.8, including the limitations set forth in Section 8.8(b), it is agreed that, prior to the termination of this Agreement pursuant to Article VII, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement.

        (b)   Notwithstanding anything herein to the contrary, it is acknowledged and agreed that the Company shall be entitled to seek specific performance of Parent's and Merger Sub's obligations to cause the Equity Financing to be funded and to consummate the Merger only in the event that each of the following conditions has been satisfied: (i) all of the conditions set forth in Sections 6.1 and 6.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), and Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to this Agreement, including Section 1.2, (ii) the Debt Financing (or, if alternative financing is being used in accordance with Section 5.5, such alternative financing) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing and (iii) the Company has irrevocably confirmed in a written notice delivered to Parent and the Financing Sources that if specific performance is granted and the Equity Financing and Debt Financing (or alternative financing, to the extent described above) are funded, the Company stands ready, willing and able for the Closing to occur. For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically Parent's or Merger Sub's right to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing (or alternative financing, to the extent described above) has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing). In no event shall the Company be entitled to seek the remedy of specific performance of this Agreement other than solely under the specific circumstances and as specifically set forth in this Section 8.8(b). For the avoidance of doubt, while the Company may pursue both a grant of specific performance as and only to the extent expressly permitted by this Section 8.8(b) and the payment of the Parent Termination Fee (only to the extent expressly permitted by Section 7.5), under no circumstances shall Parent or Merger Sub be obligated to both specifically perform the terms of this Agreement and pay the Parent Termination Fee.

        (c)   The right of specific enforcement is an integral part of the Transactions and each party hereto hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 8.8. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 8.8.

        Section 8.9    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT FINANCING OR THE TRANSACTIONS.

        Section 8.10    Notices.    All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses and facsimile numbers:

        If to Parent or Merger Sub, to it at:

    c/o Warburg Pincus
    450 Lexington Avenue
    New York, NY 10017
    Attention:    Sean Carney
    Facsimile:    (646) 861-4767

        with copies (which shall not constitute notice) to:

    Cleary Gottlieb Steen & Hamilton LLP
    One Liberty Plaza
    New York, NY 10006
    Attention:    Robert P. Davis
                         David Leinwand
    Facsimile:    (212) 225-3999

        If to the Company, to:

    Rural/Metro Corporation
    9221 East Via de Ventura
    Scottsdale, AZ 85258
    Attention:    General Counsel
    Facsimile:    (480) 627-6252

        with copies (which shall not constitute notice) to:

    Paul, Hastings, Janofsky & Walker LLP
    75 E. 55th Street
    New York, NY 10022
    Attention:    Barry A. Brooks, Esq.
    Facsimile:    (212) 230-7777

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

        Section 8.11    Severability.    If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible; provided that the parties intend that the remedies and limitations thereon (including the provisions set forth in Section 8.8(b) and the provisions providing that payment of the Termination Fee or the Parent Termination Fee be the exclusive remedy for the recipient thereof and certain related parties as provided under Section 7.5, except for the right of the parties to seek specific performance in accordance with, and only to the extent permitted by, Section 8.8) contained in Article VIII to be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party's liability or obligations hereunder or under the Financing Letters or the Guaranty.

        Section 8.12    Definitions.

        (a)   As used in this Agreement, the following terms have the meanings ascribed thereto below:

        "Affiliate" means, as to any Person, (i) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, provided that none of the Parent, Merger Sub or any of the Guarantor shall be considered Affiliates of any portfolio company in which the Guarantor or any of their investment fund Affiliates have made a debt or equity investment (or vice versa). For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise and (ii) with respect to any natural Person, any member of the immediate family of such natural Person.

        "Affiliated Group" means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or non-U.S. law.

        "Board of Directors" means the Board of Directors of the Company.

        "Business Day" means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

        "Company Charter Documents" means the Company's certificate of incorporation and bylaws, each as amended to the date of this Agreement.

        "Company Lease" means any lease, sublease, sub-sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

        "Company Plan" means each plan, program, policy, agreement or other arrangement, whether written or unwritten, covering current or former employees, directors or consultants of the Company or any of its Subsidiaries, that is (i) an employee welfare plan within the meaning of Section 3(1) of ERISA, whether or not subject to ERISA, (ii) an employee pension benefit plan within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA, (iii) a stock option, stock purchase, stock appreciation right or other stock or stock-based agreement, program, plan or arrangement, (iv) an individual employment, consulting, severance, retention, change in control or other similar agreement or (v) a bonus, incentive, deferred compensation, profit-sharing, savings, retirement, post-retirement, vacation, change in control, retention, severance or termination pay, benefit or fringe-benefit plan, program, policy, agreement or other arrangement, in each case that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute to or has or may have any liability.

        "Company Rights Agreement" means that certain agreement, dated as of August 24, 2005, by and between the Company and American Securities Transfer, Inc., as amended.

        "Company Stock Plans" means (i) Rural/Metro Corporation 1992 Stock Option Plan, as amended, (ii) Rural/Metro Corporation 2000 Non-Qualified Stock Option Plan, as amended, and (iii) Rural/Metro Corporation 2008 Incentive Stock Plan.

        "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code or (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

        "Credit Agreement" means that certain Credit Agreement, dated as of November 24, 2010, by and among Rural/Metro Operating Company, LLC, a Delaware limited liability company, as borrower, the lenders party thereto, Royal Bank of Canada, as administrative agent for the lenders; and the other Persons party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Encumbrance" means any mortgage, deed of trust, lease, license, condition, covenant, restriction, hypothecation, option to purchase or lease or otherwise acquire any interest, right of first refusal or offer, conditional sales or other title retention agreement, adverse claim of ownership or use, easement, encroachment, right of way or other title defect, third party right or encumbrance of any kind or nature.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Financing Sources" means the Persons that have committed to provide or otherwise entered into agreements in connection with the Debt Financing Commitment or alternative debt financings in connection with the Transactions, including the parties named in Section 4.5 and any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto together with their Affiliates, officers, directors, employees and representatives involved in the Debt Financing and their successors and assigns.

        "GAAP" means generally accepted accounting principles in the United States, consistently applied.

        "Governmental Authority" means any government, court, regulatory (including any stock exchange) or administrative agency, commission, authority or other legislative, executive or judicial governmental entity or any subdivision thereof, whether national, supranational, federal, state, provincial or local, domestic, foreign or multinational.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Indebtedness" of the Company or its Subsidiaries means (i) any indebtedness for borrowed money (including the issuance of any debt security) to any Person other than the Company or any of its Subsidiaries, (ii) any obligations evidenced by notes, bonds, mortgages, debentures or similar Contracts to any Person and bonds (including surety and performance bonds), whether or not drawn, (iii) any capital lease obligations to any Person, (iv) any obligations in respect of letters of credit and bankers' acceptances, (v) all indebtedness under interest rate swap, hedging or similar agreement, (vi) net liabilities under all hedging obligations, (vii) all obligations to pay the deferred purchase price of property or services, (viii) indebtedness secured by any Lien on any Owned Real Property or other property owned by such Person even though the obligor has not assumed or otherwise become liable for the payment thereof, or (ix) any guaranty of any such obligations described in clauses (i) through (viii) of any Person other than the Company or any of its Subsidiaries (other than, in the case of clauses (i) and (ii), accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business).

        "Intellectual Property" means all intellectual property rights of any type or nature, whether established by Law or Contract, however denominated, throughout the world, including (i) trademarks, trade names, service marks, service names, corporate names, mark registrations, logos, and assumed names, including all common law rights and the goodwill in any of the foregoing, (ii) domain names, (iii) works, (iv) registered and unregistered copyrights, software, data, databases; technology, inventions, trade secrets, (v) patents and patent applications, (vii) moral rights, rights of privacy and publicity, (viii) computer software (including data and related software program documentation in computer-readable and hard-copy forms) and (ix) other intellectual property and proprietary rights of any kind, along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation, or other administrative proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing.

        "Knowledge" means, in the case of the Company, the actual knowledge, as of the date of this Agreement, of the individuals listed on Schedule 8.12 of the Company Disclosure Schedule and in the case of Parent, the actual knowledge, as of the date of this Agreement, of the individuals listed on Exhibit B.

        "Liens" means any pledges, claims, liens, licenses, charges, Encumbrances, options to purchase or lease or otherwise acquire any interest, and security interests of any kind or nature whatsoever.

        "Marketing Period" means the first period of 40 consecutive days after the date hereof and after the SEC shall have confirmed, orally or in writing, that it has no further comments on the Proxy Statement, and the Proxy Statement shall have been mailed to the holders of Company Common Stock as of the record date established for the Company Stockholders Meeting and throughout which: (i) Parent and Merger Sub shall have the Required Information that the Company is required to provide to Parent pursuant to Section 5.5(b) and (B) the conditions set forth in Sections 6.1(c) and 6.2 shall be satisfied (other than those conditions that by their nature can only be satisfied at the Closing) and nothing has occurred and no condition exists that would cause any of the conditions set forth in Sections 6.1(c) and 6.2 to fail to be satisfied assuming the Closing were to be scheduled for any time during such 40 consecutive day period; provided that if the Marketing Period has not been completed prior to August 20, 2011, the Marketing Period shall commence no earlier than September 7, 2011; provided, further, that the "Marketing Period" shall not be deemed to have commenced if, prior to the completion of such 40 day period, (A) PricewaterhouseCoopers LLP shall have withdrawn its audit opinion with respect to any year end audited financial statements set forth in the Filed SEC Documents, (B) (x) the financial statements included in the Required Information that is available to the Parent on the first day of any such 40 consecutive-day period would be required to be updated under Rule 3-12 of Regulation S-X in order to be sufficiently current on any day during such 40 consecutive-day period to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such 40 consecutive-day period or to enable the Company's accountants to provide a customary comfort letter at such time, in which case the Marketing Period shall not be deemed to commence until the receipt by Parent of updated Required Information that would be required under Rule 3-12 of Regulation S-X to permit a registration statement using such financial statements to be declared effective by the SEC on the last day of such new 40 consecutive-day period or to enable the Company's accountants to provide a customary comfort letter at such time, (C) the Company shall have publicly announced any intention to restate any material financial information included in the Required Information or that any such restatement is under consideration, in which case the Marketing Period shall be deemed not to commence at the earliest unless and until such restatement has been completed and the Filed SEC Documents have been amended or the Company has determined that no restatement shall be required, or (D) the Company shall have been delinquent in filing any Form 10-K or Form 10-Q, in which case the Marketing Period will not be deemed to commence until all such delinquencies have been cured; and provided, further, that the Marketing Period shall end on any earlier date on which the Debt Financing is consummated.

        "Material Adverse Effect" means any effect, change, event or occurrence that, individually or in the aggregate with all other effects, changes, events or occurrences (i) has a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; provided, however, that with respect to this clause (i), no effect, change, event or occurrence, to the extent arising out of, resulting from or attributable to any of the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Material Adverse Effect has occurred or may occur: (A) conditions generally affecting (1) the medical transportation and fire protection industries or (2) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, or (B) changes in Law or in generally accepted accounting principles or in accounting standards after the date of this Agreement or prospective changes in Law or in generally accepted accounting principles or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions, (C) the negotiation, execution or announcement of this Agreement or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, or any litigation arising from allegations of breach of fiduciary duty or other duties to stockholders or violation of Law relating to this Agreement or the Transactions, (D) acts of war (whether or not declared), riots, unrest, revolutions, revolts, sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), riots, unrest, revolutions, revolts, sabotage or terrorism, (E) pandemics, earthquakes, hurricanes, floods, tornados or other natural disasters, (F) any action taken by the Company or its Subsidiaries that is taken at Parent's written request, (G) the enactment and implementation of the legislation known as the Patient Protection and Affordable Care Act and any amendments or reconciliations thereto, including the adoption or implementation of any Laws thereunder or in connection therewith by any Governmental Authority, (H) any further developments in the litigation, contingencies or claims set forth in Schedule 3.7 of the Company Disclosure Schedule, (I) any change or prospective change in the Company's credit ratings, (J) any decline in the market price, or change in trading volume, of the capital stock of the Company, (K) the failure of the Company or any Subsidiary to win or be awarded, or, after the expiration thereof, the loss by the Company or any Subsidiary of, or, after the expiration thereof, the failure to renew, any contract or agreement with any Person, in respect of the operations of the Company or such Subsidiaries, (L) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position of Company or any of its Subsidiaries, or (M) the identify of, or any facts relating to, Parent or Merger Sub, or their Affiliates; provided, however, that (x) none of the foregoing clauses (A), (B), (D), (E) and (G) shall exclude any effect, change, event or occurrence that disproportionately impacts the Company and its Subsidiaries, relative to other companies in the medical transportation and fire protection industries, (y) no effect, change, event or occurrence underlying a change, proposed change or failure under any of the foregoing clauses (H), (I) or (J) shall itself be excluded and (z) the foregoing clause (C) shall not apply to the representations and warranties set forth in Section 3.3 (Authority), 3.4 (Government Approvals) and Section 3.15(b) (Material Contracts) or (ii) would materially prevent, impair or delay the ability of the Company to consummate the Transactions.

        "Medicare and Medicaid Programs" means governmental health insurance programs implemented under Titles XVIII and XIX of the Social Security Act.

        "Owned Intellectual Property" means the Registered Intellectual Property and any other Intellectual Property owned or purported to be owned by the Company or its Subsidiaries.

        "Parent Material Adverse Effect" means any effect, change, event or occurrence that would individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Transactions.

        "Permitted Encumbrances" means (a) easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, (b) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such real property, and (c) Permitted Liens.

        "Permitted Liens" means (a) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in the Company SEC Documents, (b) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlords' and similar liens granted or which arise in the ordinary course of business not yet due and payable or the amount or validity of which is being contested in good faith, (c) Liens securing the obligations of the Company and its Subsidiaries under the Credit Agreement, (d) pledges or deposits by the Company or any of its Subsidiaries under workmen's compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business consistent with past practice, (e) gaps in the chain of title evident from the records of the relevant Governmental Authority maintaining such records, (f) non-exclusive licenses granted to third parties by the Company or its Subsidiaries in the ordinary course of business consistent with past practice, and (g) such other Liens, Encumbrances or imperfections that are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien, Encumbrance or imperfection.

        "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

        "Purchaser Representatives" means the controlling parties, investment committee members (if applicable), general partner, directors, officers, employees, agents, consultants, accountants, attorneys, financial advisors, lenders, investors, prospective lenders and other financing sources of the Parent.

        "Redacted Fee Letter" means a fee letter from a financing source in which the only redactions relate to fee, pricing and "flex" terms, provided that such redactions do not relate to any terms that would adversely affect the conditionality, enforceability, availability, termination or aggregate principal amount of the Debt Financing or other funding being made available by such financing source.

        "Registered Intellectual Property" means patents, patent applications, registered copyrights, registered marks (including trademarks, service marks, and trade dress, to the extent registered), applications to register marks, registered domain names, and registered industrial designs that are registered in the name of the Company or its Subsidiaries or that are material to the conduct of the business of the Company and its Subsidiaries as currently conducted.

        "RSU" means each "phantom" or notional restricted share unit awarded pursuant to the Company Stock Plans.

        "SAR" means each stock appreciation right awarded pursuant to the Company Stock Plans.

        "Special Committee" means the special committee of the Board of Directors of the Company.

        "Stock Option" means any option to purchase shares of Company Common Stock granted under a Company Stock Plan.

        "Subsidiary" when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

        "Transactions" means, collectively, this Agreement and the transactions contemplated hereby, including the Merger and the Financings.

        "WARN" means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101 et seq. or any similar Law.

        The following terms are defined in the section of this Agreement set forth after such term below:

Terms Not Defined in this Section 8.12	Section
Acceptable Confidentiality Agreement	Section 5.2(b)
Acquisition Proposal	Section 5.2(g)(i)
Action	Section 3.7
Agreement	Preamble
Antitrust Laws	Section 5.4(b)
Available Financing	Section 5.5(b)
Bank Financing	Section 5.5(b)
Bankruptcy and Equity Exception	Section 3.3(a)
Blue Sky Laws	Section 3.4
Capitalization Date	Section 3.2(a)
Certificate	Section 2.1(c)
Certificate of Merger	Section 1.3
Change of Recommendation	Section 5.2(e)
Claim	Section 5.8(c)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 2.2(g)
Company	Preamble
Company Acquisition Agreement	Section 5.2(e)
Company Approvals	Section 3.4
Company Board Recommendation	Section 3.3(b)
Company Common Stock	Section 2.1
Company Disclosure Schedule	Article III
Company Employees	Section 5.9(a)
Company Equity Award	Section 3.2(c)
Company Preferred Stock	Section 3.2(a)
Company Related Parties	Section 7.5(f)
Company SEC Documents	Section 3.5(a)
Company Securities	Section 3.2(b)(iv)
Company Stockholder Approval	Section 3.3(a)
Company Stockholders Meeting	Section 5.3(b)
Confidentiality Agreement	Section 5.7(b)
Contract	Section 3.3(c)
Debt Commitment Letter	Section 4.5
Debt Financing	Section 4.5
DGCL	Section 1.1
Dissenting Shares	Section 2.3
Dissenting Stockholders	Section 2.3
DOJ	Section 5.4(c)

Terms Not Defined in this Section 8.12	Section
Effective Time	Section 1.3
Environmental Laws	Section 3.17
Equity Award Amounts	Section 2.4(b)
Equity Financing	Section 4.5
Equity Funding Letter	Section 4.5
ESPP	Section 3.2(c)
Exchange Act	Section 3.4
Filed SEC Documents	Article III
Financing	Section 4.5
Financing Letters	Section 4.5
FTC	Section 5.4(c)
Government Contract	Section 3.23
Governmental Program	Section 3.20(b)
Guarantor	Preamble
Guaranty	Preamble
Health Care Authorization	Section 3.20(g)
Health Care Law	Section 3.20(a)
Indemnitee	Section 5.8(a)
Indemnity Agreements	Section 5.8(a)
IRS	Section 3.9(n)
Laws	Section 3.8(a)
Lenders	Section 4.5
Material Contract	Section 3.15(a)
Merger	Preamble
Merger Consideration	Section 2.1(c)
Merger Sub	Preamble
NASDAQ	Section 3.4
New Plan	Section 5.9(b)
Order	Section 3.7
Owned Real Property	Section 3.14(a)
Parent	Preamble
Parent Related Parties	Section 7.5(f)
Parent Termination Fee	Section 7.5(b)
Paying Agent	Section 2.2(a)
Permits	Section 3.8(b)
Proxy Statement	Section 3.4
Representatives	Section 5.2(a)
Required Information	Section 5.5(b)(ii)
Restraints	Section 6.1(c)
Sarbanes-Oxley Act	Section 3.5(d)(i)
SEC	Section 3.4
Section 16 Officer	Section 3.10(g)
Securities Act	Section 3.2(d)
Settlement Agreement	Section 3.20(d)
Solvent	Section 4.7
Stockholders	Preamble
Superior Proposal	Section 5.2(g)(ii)
Surviving Corporation	Section 1.1
Tax	Section 3.9(n)
Tax Returns	Section 3.9 (n)

Terms Not Defined in this Section 8.12	Section
Termination Fee	Section 7.5(a)
Voting Agreement	Preamble
Walk-Away Date	Section 7.1(b)(i)

        Section 8.13    Fees and Expenses.    Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, this Agreement and the Transactions shall be paid by the party incurring or required to incur such fees or expenses, except as otherwise set forth in this Agreement.

        Section 8.14    Interpretation.

        (a)   When a reference is made in this Agreement to an Article, a Section, an Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" when used in this Agreement shall refer to the date of this Agreement. The terms "or", "any" and "either" are not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The word "will" shall be construed to have the same meaning and effect as the word "shall". All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted assigns and successors.

        (b)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

WP ROCKET HOLDINGS LLC,
By:	/s/ SEAN D. CARNEY Name: Sean D. Carney Title: President
WP ROCKET MERGER SUB, INC.
By:	/s/ SEAN D. CARNEY Name: Sean D. Carney Title: President
RURAL/METRO CORPORATION
By:	/s/ MICHAEL P. DIMINO Name: Michael P. DiMino Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

VOTING AGREEMENT

        This VOTING AGREEMENT is dated as of March 28, 2011 (this "Agreement"), by and among WP Rocket Holdings LLC, a Delaware limited liability company ("Acquiror"), and the entities named on Schedule I hereto (collectively, the "Stockholders").

RECITALS

        WHEREAS, Rural/Metro Corporation, a Delaware corporation (the "Company"), WP Rocket Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Acquiror ("Merger Sub"), and Acquiror are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger");

        WHEREAS, as of the date hereof, the Stockholders are the record and/or beneficial owners (as defined under Rule 13d-3 of the Exchange Act) of 3,142,417 shares of Company Common Stock (the "Existing Shares" and together with any options, warrants and other rights to purchase shares of Company Common Stock or other voting capital stock or securities of the Company and any other securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock or securities of the Company acquired by the Stockholders after the date hereof, the "Shares");

        WHEREAS, as a condition and inducement to the willingness of Acquiror and Merger Sub to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement; and

        WHEREAS, capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Merger Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Acquiror and the Stockholders hereby agree as follows:

ARTICLE I
VOTING

        1.1    Agreement to Vote.

        (a)   The Stockholders hereby agree, from and after the date hereof and until the date on which this Agreement is terminated pursuant to Section 4.1, at any meeting of the stockholders of the Company, however called, at any adjournment thereof, and in connection with any written consent of the stockholders of the Company, (i) to appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and (ii) to vote (or deliver a written consent in lieu thereof) all of the Shares that the Stockholders are entitled to vote (or deliver a written consent with respect thereto) at the time of any vote or written consent (A) to adopt the Merger Agreement, and approve any actions related thereto as and when such Merger Agreement or such other actions are submitted for the consideration and vote of the stockholders of the Company, (B) against any Acquisition Proposal, without regard to the terms of such Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement and (C) against any other action that is intended or could prevent, impede, or, in any material respect, interfere with, or delay the transactions contemplated by the Merger Agreement.

        (b)   Nothing in this Agreement, including this Section 1.1 or Section 3.3, shall limit or restrict any Affiliate or Representative of a Stockholder who serves as a member of the board of directors of the Company or as an officer of the Company in acting in his or her capacity as a director or officer of the Company and exercising his or her fiduciary duties and responsibilities, or any rights to act or not act set forth in the Merger Agreement (including, without limitation, as set forth in Section 5.2(c) and Section 5.2(f) thereof), it being understood that this Agreement shall apply to the Stockholders solely in their capacities as stockholders of the Company and shall not apply to any such Affiliate's or Representative's actions, judgments or decisions as a director or officer of the Company.

        (c)   Notwithstanding anything to the contrary herein, (i) in the event that a vote of the stockholders of the Company is required in order to effect an amendment to the Merger Agreement that (A) reduces the amount, changes the form, or imposes any material restrictions or additional conditions on the receipt, of consideration payable in respect of each share of Common Stock in the Merger or (B) is otherwise adverse to the holders of Common Stock in such capacity (each such amendment, an "Adverse Amendment"), the provisions of this Agreement, including this Section 1.1, will not apply with respect to the Stockholders' vote of the Shares with respect to such vote to amend the Merger Agreement and (ii) nothing in this Agreement shall be deemed to require the Stockholders to exercise any options to acquire shares of Common Stock or to make any other change in the form of the Stockholders' ownership of the Shares as of the date hereof.

        1.2    No Inconsistent Agreements.    The Stockholders hereby represent, warrant and agree that, except for this Agreement, the Stockholders (a) have not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares owned beneficially or of record by the Stockholders, (b) have not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares owned beneficially or of record by the Stockholders and (c) has not entered into any agreement or knowingly taken any action (and shall not enter into any agreement or knowingly take any action) that would make any representation or warranty of the Stockholders contained herein untrue or incorrect in any material respect or have the effect of preventing the Stockholders from performing any of their material obligations under this Agreement.

        1.3    Proxy.

        (a)   The Stockholders hereby grant to Acquiror a proxy to vote the Shares owned beneficially and of record by the Stockholders in the manner indicated in Section 1.1 (which proxy shall be limited solely to the matters set forth in Section 1.1). This proxy shall be irrevocable (pursuant to Section 212(e) of the DGCL) and is coupled with an interest and the Stockholders shall take such further action or execute such other instruments as may be necessary to effectuate the intent of such proxy. Such proxy shall continue in force until it expires, automatically and without further action by the parties, upon termination of this Agreement.

        (b)   The Stockholders hereby revoke any and all prior proxies or powers of attorney given by the Stockholders with respect to the voting of any Shares inconsistent with the terms of Section 1.1.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

        2.1    Representations and Warranties of the Stockholders.    The Stockholders hereby represent and warrant to Acquiror as follows:

          (a)    Organization; Authorization; Validity of Agreement; Necessary Action.

            (i)    Such Person is a legal entity duly organized or formed, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing), under the laws of its jurisdiction of organization or formation and has all requisite limited partnership or limited liability company action, as the case may be, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Person and the consummation by such Person of the transactions contemplated hereby have been duly authorized by all necessary limited partnership or limited liability company action, as the case may be, and no other limited partnership or limited liability company action, as the case may be, on the part of such Person are necessary to authorize the execution and delivery by such Person of this Agreement and the consummation by it of the transactions contemplated hereby.

            (ii)   This Agreement has been duly executed and delivered by such Person and, assuming due and valid authorization, execution and delivery hereof by Acquiror, constitutes a valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except that such enforceability (A) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (B) is subject to general principles of equity.

          (b)    Ownership.    The Existing Shares are owned beneficially and of record, as applicable, by the Stockholders, free and clear of any Liens (except for those created by this Agreement). As of the date hereof, the Existing Shares constitute all of the shares of the Company Common Stock beneficially owned by the Stockholders and the Stockholders do not hold any options, warrants or other rights to purchase shares of Company Common Stock or other voting capital stock or securities of the Company or any other securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock or securities of the Company, except that the Stockholders have the right to the financial and other benefits of the RSUs listed in the Company's records as owned by Mr. Shackelton. The Stockholders have and (except as otherwise expressly provided by this Agreement) will have at all times through the Effective Time sufficient rights and powers over the voting and disposition of the Shares with respect to the matters set forth in Article I and Section 3.1, and to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no other limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

          (c)    No Violation.

            (i)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, with or without notice or lapse of time or both, (A) violate any provision of the certificate of incorporation or bylaws or other similar organizational or governing documents of such Person, (B) violate any Law applicable to such Person or (C) result in a breach of, constitute a default under or otherwise violate any Contract to which such Person is a party, except, in the case of the immediately preceding clauses (B) and (C), to the extent that any such violation would not reasonably be expected to, individually or in the aggregate, materially impair, prevent or delay such Person from performing its obligations under this Agreement.

            (ii)   The execution and delivery of this Agreement by such Person does not, and the performance of this Agreement by such Person will not, require any Governmental Order or Permit of, or filing with or notification to, any Governmental Authority.

ARTICLE III
OTHER COVENANTS

        3.1    Restrictions on Transfer.    From and after the date hereof and until the date on which this Agreement is terminated pursuant to Section 4.1, and except as contemplated hereby, the Stockholders shall not, directly or indirectly, sell, transfer, pledge, encumber, assign, distribute, gift or otherwise dispose of (each, a "Transfer"), enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or any other Person with respect to the Shares or enter into any contract, option or other arrangement or understanding with respect to any Transfer of, any of the Existing Shares or any additional shares of Company Common Stock and options, warrants and other rights to purchase shares of Company Common Stock or other voting capital stock or securities of the Company and any other securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock or securities of the Company acquired beneficially or of record by the Stockholders after the date hereof; provided, however, that the Stockholders may Transfer all or any portion of the Shares to one or more of its Affiliates (other than the Company or its Subsidiaries) that, prior to such Transfer, execute and deliver to Acquiror a written agreement, in form and substance reasonably acceptable to Acquiror, to assume all of the Stockholders' obligations hereunder and to be bound by the terms of this Agreement to the same extent as the Stockholders is bound hereunder and to make each of the representations and warranties hereunder in respect of the Shares transferred as the Stockholders shall have made hereunder. Any Transfer in violation of this Section 3.1 shall be null and void.

        3.2    Stock Dividends, etc.

        (a)   In case of a stock dividend or distribution, or any change in Company Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, for all purposes under this Agreement, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or that are received in such transaction.

        (b)   The Stockholders agree, while this Agreement is in effect, to notify Acquiror promptly in writing of the number of any additional Shares of Company Common Stock, any additional options, warrants or rights to purchase shares of Company Common Stock or other voting capital stock of the Company and any other securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting capital stock or securities of the Company acquired by the Stockholders, if any, after the date hereof.

        3.3    No Solicitation.    From and after the date hereof and until the date on which this Agreement is terminated pursuant to Section 4.1, the Stockholders shall, and the Stockholders shall instruct their directors, officers, employees, managers, members and partners ("Representatives") to, cease immediately any discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal or for the acquisition of beneficial ownership of any Shares other than pursuant to the Merger (each, a "Stockholder Alternative Transaction"). Unless and until this Agreement will have been terminated in accordance with its terms, the Stockholders shall not, and the Stockholders shall instruct their Representatives not to, directly or indirectly (i) initiate, solicit or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, a Stockholder Alternative Transaction, (ii) engage in or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data concerning the Company or its Subsidiaries to any Person relating to, any actual or potential Stockholder Alternative Transaction, (iii) enter into any agreement, agreement in principle, letter of intent, option agreement or similar agreement or understanding with respect to any Stockholder Alternative Transaction, (iv) assist, participate in, facilitate or knowingly encourage any effort or attempt by any other parties to do or seek any of the foregoing or (v) resolve, propose or agree to do any of the foregoing. Solely for purposes of this Section 3.3, neither the Company nor its direct or indirect Subsidiaries shall be deemed to be a Subsidiary of the Stockholders, and any Representative of the Company (in their capacities as such) shall be deemed not to be a Representative of the Stockholders. In the event any unsolicited proposal for a Stockholder Alternative Transaction (a "Stockholder Merger Proposal") is received by the Stockholders or their Affiliates or Representatives, the Stockholders shall promptly (and in any event within 24 hours after receipt) provide notice thereof to Acquiror and Merger Sub. The Stockholders shall disclose to Acquiror and Merger Sub the material terms of such Stockholder Merger Proposal, any material modifications to such terms, and the identity of any party making a Stockholder Merger Proposal.

ARTICLE IV
MISCELLANEOUS

        4.1    Termination.    This Agreement shall terminate automatically, without any action on the part of any party hereto, upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement by either or both of Acquiror and the Company pursuant to Article VII of the Merger Agreement and (c) any amendment to the Merger Agreement effected without the consent of the Stockholders that is an Adverse Amendment. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that this Section 4.1 and termination of this Agreement shall not relieve any party hereto from any liability or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of the breach by another party of any of its representations, warranties, covenants or other agreements set forth herein; and provided, further, that the provisions of this Section 4.1, Section 4.4 and Sections 4.6 through 4.17 (inclusive), shall survive any termination of this Agreement.

        4.2    Further Assurances; Obligations Several and Not Joint.    From time to time, at the other party's request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement. The agreements, covenants, representations and warranties of the Stockholders are several, and not joint, responsibilities of the Stockholders.

        4.3    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and Acquiror shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise expressly provided herein.

        4.4    Non-Survival of Representations, Warranties and Agreements.    None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, will survive the termination of this Agreement pursuant to Section 4.1, except as otherwise expressly provided in Section 4.1.

        4.5    Waiver of Appraisal Rights.    The Stockholders hereby waive any rights of appraisal or rights to dissent from the Merger that it may have (if any) under applicable law.

        4.6    Expenses.    All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

        4.7    Notices.    All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery in writing or by facsimile transmission with confirmation of receipt or by recognized overnight courier service, as follows:

if to Acquiror, to:

WP Rocket Holdings LLC c/o Warburg Pincus LLC 450 Lexington Avenue New York, New York 10017
Attention:	Sean D. Carney
Facsimile:	646-861-4767
with copies (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10009
Facsimile:	(212) 225-3999
Attention:	Robert P. Davis
David Leinwand

if to the Stockholders, to:

Coliseum Capital Partners, LP c/o Coliseum Capital, LLC Blackwell Partners, LLC c/o Coliseum Capital Management, LLC 767 Third Avenue New York, NY 10017
Facsimile:	(212) 644-1001
Attention:	Christopher S. Shackelton

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        4.8    Interpretation.    When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein," "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" shall not be exclusive. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

        4.9    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

        4.10    Entire Agreement.    This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to subject matter hereof.

        4.11    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State, regardless of the Laws that might otherwise govern under any applicable conflict of Laws principles.

        4.12    Amendment; Waiver.    This Agreement may not be amended except by an instrument in writing signed on behalf of Acquiror and the Stockholders. No waiver of any provision of this Agreement will be valid unless and to the extent such waiver is set forth in an instrument in writing signed on behalf of the party waiving such provision. The failure of any party hereto to exercise any rights, power or remedy provided under this Agreement, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        4.13    Enforcement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedies available at Law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy for money damages would provide an adequate remedy.

        4.14    Exclusive Jurisdiction.    All Actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court located in Wilmington, Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action or proceeding. The consents to jurisdiction and venue set forth in this Section 4.14 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action or proceeding arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 4.7 of this Agreement. The parties hereto agree that a final judgment in any such Action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

        4.15    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT FINANCING OR THE TRANSACTIONS.

        4.16    Severability.    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

        4.17    Assignment; Third Party Beneficiaries.    Except as permitted in Section 3.1 hereof, neither this Agreement nor any rights, interests or obligations hereunder, shall be assigned, in whole or in part, by any party hereto by operation of law or otherwise without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. This Agreement is not intended to confer upon any Person other than the parties hereto any rights, benefits or remedies.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

WP Rocket Holdings LLC
By:	/s/ SEAN D. CARNEY Name: Sean D. Carney Title: President
Coliseum Capital Partners, L.P.
By	Coliseum Capital, LLC, general partner
By:	/s/ CHRISTOPHER SHACKELTON Name: Christopher S. Shackelton Title: Manager
Blackwell Partners, LLC
By	Coliseum Capital Management, LLC, attorney-in-fact
By:	/s/ CHRISTOPHER SHACKELTON Name: Christopher S. Shackelton Title: Manager

Signature Page to Voting Agreement

SCHEDULE I

Coliseum Capital Partners, L.P.
Blackwell Partners, LLC

Annex C

March 27, 2011

The Board of Directors
Rural/Metro Corporation
9221 E. Via de Ventura
Scottsdale, AZ 85258

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders (the "Stockholders") of the common stock, par value $0.01 per share ("Company Common Stock"), of Rural/Metro Corporation, a Delaware corporation (the "Company"), other than Coliseum Capital Partners, LP and Blackwell Partners, LLC (including their respective affiliates, the "Excluded Parties"), of the Per Share Merger Consideration (as defined below) provided for under the terms of the proposed Agreement and Plan of Merger (the "Agreement") by and among WP Rocket Holdings LLC, a Delaware limited liability company ("Parent"), WP Rocket Merger Sub, Inc., a wholly owned Delaware subsidiary of Parent ("Merger Sub"), and the Company. Capitalized terms used herein shall have the meanings used in the Agreement unless otherwise defined herein. The Agreement provides, among other things, that Merger Sub will merge with and into the Company (the "Merger") and, at the Effective Time, each share of Company Common Stock (a "Share") issued and outstanding immediately prior to the Effective Time (other than any Shares owned by Parent, Merger Sub, the Company or any direct or indirect wholly owned Subsidiary of Parent or the Company, all of which will be canceled for no consideration, or as to which dissenters rights have been properly exercised) will be converted into the right to receive $17.25 in cash without interest (the "Per Share Merger Consideration"). The terms and conditions of the Merger are set forth more fully in the Agreement.

        RBC Capital Markets, LLC ("RBC"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

        We are acting as financial advisor to the Board of Directors of the Company (the "Company Board") in connection with the Merger, and we will receive a fee for our services upon delivery of this opinion, which is not contingent upon the successful completion of the Merger. In addition, for our services as financial advisor to the Company in connection with the Merger, if the Merger is successfully completed we will receive an additional larger fee. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement.

        In the ordinary course of business, RBC may act as a market maker and broker in the publicly traded securities of the Company and/or affiliates of Parent and receive customary compensation, and may also actively trade securities of the Company and/or affiliates of Parent for our own account and the accounts of our customers, and, accordingly, RBC and its affiliates, may hold a long or short position in such securities.

        RBC has provided investment banking and financial advisory services to the Company in the past, for which it received customary fees, including, in the past two years, (i) RBC acted as Lead Arranger, Sole Bookrunner and Administrative Agent on the Company's $220 million Senior Secured Credit Facilities and Dealer Manager and Solicitation Agent on the Company's $121 million tender offer and consent solicitation in 2009, (ii) RBC acted as Sole Lead Arranger and Bookrunner on the Company's $355 million Senior Secured Credit Facilities and as Sole Dealer Manager and Solicitation Agent on the Company's $25 million tender offer and consent solicitation in 2010, and (iii) our parent, Royal

Bank of Canada, is currently a lender under the Company's 2010 Senior Secured Credit Facilities. In addition, RBC has provided investment banking and financial advisory services to certain affiliates of Parent in the past, for which it received customary fees. In light of RBC's prior services to the Company and certain affiliates of Parent and its financial advisory roles for the Company in connection with the Merger, RBC anticipates that it may be selected by the Company, Parent or their respective affiliates to provide investment banking and financial advisory and/or financing services that may be required by the Company, Parent or their respective affiliates in the future, regardless of whether the Merger is successfully completed.

        For the purposes of rendering our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed the financial terms of the draft Agreement dated March 27, 2011 (the "Latest Draft Agreement"); (ii) we reviewed and analyzed certain publicly available financial and other data with respect to the Company and certain other relevant historical operating data relating to the Company made available to us from published sources and from the internal records of the Company; (iii) reviewed certain information furnished to us by the Company's management, including certain financial forecasts and analyses, relating to the business, operations and prospects of the Company; (iv) we conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook of the Company as a standalone entity; (v) we reviewed the reported prices and trading activity for Company Common Stock; and (vi) we performed other studies and analyses as we deemed appropriate.

        In arriving at our opinion, we performed the following analyses in addition to the review, inquiries, and analyses referred to in the preceding paragraph: (i) we compared the financial metrics of selected precedent transactions with the financial metrics implied by the Per Share Merger Consideration and (ii) we performed a discounted cash flow analysis with respect to the Company.

        Different analytical methodologies have been employed and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions we have reached are based on all the analyses and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the analyses.

        In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all the information that was publicly available to us and all of the financial, legal, tax, operating and other information provided to or discussed with us by the Company (including, without limitation, the financial statements and related notes thereto of the Company), and have not assumed responsibility for independently verifying and have not independently verified such information. We have assumed that all projections and forecasts provided to us by the Company were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Company, as a standalone entity. We express no opinion as to such projections and forecasts or the assumptions upon which they were based.

        In rendering our opinion, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities of the Company, and we have not been furnished with any such valuations or appraisals. We have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of the Company. We have not investigated, and make no assumption regarding, any litigation or other claims affecting the Company.

        We have assumed, in all respects material to our analysis, that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have further assumed that the executed version of the Agreement will not differ, in any respect material to our opinion, from the Latest Draft Agreement.

        Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not have an obligation to update, revise or reaffirm this opinion.

        The opinion expressed herein is provided for the information and assistance of the Company Board in connection with the Merger. We express no opinion and make no recommendation to any Stockholder as to how such Stockholder should vote with respect to the Merger or any other proposal to be voted upon by the Stockholders in connection with the Merger. All advice and opinions (written and oral) rendered by RBC are intended for the use and benefit of the Company Board. Such advice or opinions may not be reproduced, summarized, excerpted from or referred to in any public document or given to any other person without the prior written consent of RBC. If required by applicable law, such opinion may be included in any disclosure document filed by the Company with the SEC with respect to the Merger; provided however, that such opinion must be reproduced in full and that any description of or reference to RBC be in a form reasonably acceptable to RBC and its counsel. RBC shall have no responsibility for the form or content of any such disclosure document, other than the opinion itself.

        Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction in which the Company might engage.

        Our opinion addresses solely the fairness of the Per Share Merger Consideration, from a financial point of view, to the Stockholders, other than the Excluded Parties. Our opinion does not in any way address other terms or arrangements of the Merger or the Agreement, including, without limitation, the financial or other terms of any other agreement contemplated by, or to be entered into in connection with, the Merger or the Agreement. Further, in rendering our opinion we express no opinion about the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the consideration to be received by the Stockholders.

        Our opinion has been approved by RBC's Fairness Opinion Committee.

        Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Per Share Merger Consideration is fair, from a financial point of view, to the Stockholders, other than the Excluded Parties.

Very truly yours,

/s/ RBC Capital Markets, LLC
RBC CAPITAL MARKETS, LLC

Annex D

March 27, 2011

Board of Directors
Rural/Metro Corporation
9221 East Via de Ventura
Scottsdale, AZ 85258

Members of the Board of Directors:

        You have requested our opinion as to the fairness from a financial point of view to the stockholders of Rural/Metro Corporation, a Delaware corporation (the "Company"), other than Coliseum Capital Partners, L.P., Blackwell Partners, LLC, Acquiror (as defined below) and Acquisition Sub (as defined below) (including their respective affiliates, the "Excluded Persons"), of the Consideration (as defined below) to be received by such stockholders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger (the "Agreement") to be entered into by the Company, WP Rocket Holdings LLC ("Acquiror") and WP Rocket Merger Sub, Inc., a wholly owned subsidiary of Acquiror (the "Acquisition Sub"). As more fully described in the Agreement, Acquisition Sub will be merged with the Company (the "Transaction") and each issued and outstanding share of the common stock of the Company, par value of $0.01 per share (the "Company Common Stock") (other than any shares of Company Common Stock owned by Acquiror, Acquisition Sub, the Company or any direct or indirect wholly owned subsidiary of Acquiror or the Company, all of which will be cancelled for no consideration, or shares of Company Common Stock as to which dissenters rights have been properly exercised), will be converted into $17.25 in cash (the "Consideration").

        We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction. We will also receive a fee upon delivery of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the past, we have provided advisory and other services to a portfolio company of an affiliate of the Acquiror and received compensation for the rendering of such services. We may provide investment banking services to the Company, Acquiror and Acquiror's affiliates in the future for which we would expect to receive compensation. In the ordinary course of business, we, our successors and our affiliates may trade securities of the Company or Acquiror for our own accounts and the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        Our opinion does not address the Company's underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction or any other matter. At your direction, we have not been asked to, nor do we, offer any opinion as to the material terms of the Agreement or the form of the Transaction. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreement does not differ in any material respect from the draft that we have examined, that Acquiror and the Company will comply with all the material terms of the Agreement and that the Transaction will be consummated on the terms set forth in the Agreement without any waiver or modification of any material terms and conditions.

        In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company that we deemed relevant; (ii) reviewed certain internal information relating to the business, including financial forecasts (with and without future acquisitions by the Company), earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company; (iii) conducted discussions with members of senior

D-1

management and representatives of the Company concerning the matters described in clauses (i) and (ii) of this paragraph, as well as the business and prospects of the Company generally; (iv) reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared them with those of certain other companies in lines of business that we deemed relevant; (v) compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed relevant; (vi) reviewed a draft of the Agreement, dated March 27, 2011; (vii) participated in certain discussions and negotiations among representatives of the Company and Acquiror and their financial and legal advisors; and (viii) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

        In connection with our review, we have not assumed any responsibility for independent verification of any of the information supplied to, discussed with, or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, at your direction we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal. We have not evaluated the solvency or fair value of the Company, the Acquiror or the surviving company under any state or federal laws relating to bankruptcy, insolvency or similar matters. With respect to the forecasted financial information referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

        Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Subsequent developments may affect our opinion but we do not have any obligation to update, revise or reaffirm our opinion. Our opinion does not constitute legal, tax or accounting advice.

        This opinion is for the use and benefit of the Board of Directors of the Company in its evaluation of the Transaction. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Company Common Stock.

        In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any of the Company's officers, directors or employees, or any class of such persons, relative to the Consideration. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

        Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be received by the stockholders of the Company in the Transaction is fair from a financial point of view to such stockholders, other than the Excluded Persons.

Very truly yours,
/s/ Moelis & Company LLC MOELIS & COMPANY LLC

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Annex E

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01BSOC 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Special Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B (This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.) Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES. For Against Abstain 1. To approve the adoption of the Agreement and Plan of Merger, dated as of March 28, 2011, by and among Rural/Metro Corporation, WP Rocket Holdings LLC and WP Rocket Merger Sub, Inc., as it may be amended from time to time. For Against Abstain 2. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the adoption of the merger agreement. IMPORTANT SPECIAL MEETING INFORMATION The proxies are also authorized to vote, in their discretion, upon such other matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. 1 1 5 5 9 0 2

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RURAL/METRO CORPORATION FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [____ __], 2011 AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF The undersigned stockholder of Rural/Metro Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and Proxy Statement of the Company and hereby appoints Michael P. DiMino and Yvonne M. Martinez, and each or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the special meeting of Rural/Metro Corporation to be held at the Company’s corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258, on [____, ____ __], 2011, at [____], local time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, upon the matters described in the accompanying proxy statement and upon any other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof. (Important - To be signed and dated on reverse side) SEE REVERSE SIDE Proxy — RURAL/METRO CORPORATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01BSNC 0 2 A V + Special Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C (This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.) Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES. For Against Abstain 1. To approve the adoption of the Agreement and Plan of Merger, dated as of March 28, 2011, by and among Rural/Metro Corporation, WP Rocket Holdings LLC and WP Rocket Merger Sub, Inc., as it may be amended from time to time. For Against Abstain 2. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the adoption of the merger agreement. Change of Address — Please print new address below. IMPORTANT SPECIAL MEETING INFORMATION The proxies are also authorized to vote, in their discretion, upon such other matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 1 1 5 5 9 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Vote by Internet • Log on to the Internet and go to http://proxy.georgeson.com/ • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on the day before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RURAL/METRO CORPORATION FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [____ __], 2011 AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF The undersigned stockholder of Rural/Metro Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and Proxy Statement of the Company and hereby appoints Michael P. DiMino and Yvonne M. Martinez, and each or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the special meeting of Rural/Metro Corporation to be held at the Company’s corporate headquarters at 9221 East Via de Ventura, Scottsdale, Arizona 85258, on [____, ____ __], 2011, at [____], local time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, upon the matters described in the accompanying proxy statement and upon any other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof. (Important - To be signed and dated on reverse side) SEE REVERSE SIDE Proxy — RURAL/METRO CORPORATION IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.